Exhibit 4.1

Execution Version

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 9, 2021

by and among

REGENCY CENTERS, L.P.,

as Borrower,

REGENCY CENTERS CORPORATION,

as Parent,

The financial institutions party hereto

and their assignees under Section 12.6.,

as Lenders,

WELLS FARGO SECURITIES, LLC,

and

pNC CAPITAL MARKETS LLC,

as Joint Book Managers,

WELLS FARGO Bank, National Association,

as Administrative Agent,

pnc bank, NATIONAL ASSOCIATION,

as Syndication Agent,

each of

WELLS FARGO SECURITIES, LLC,

pNC CAPITAL MARKETS LLC,

TRUIST SECURITIES, INC.

U.S. BANK NATIONAL ASSOCIATION

and

REGIONS CAPITAL MARKETS, a division of Regions Bank

as Joint Lead Arrangers

each of

U.S. BANK NATIONAL ASSOCIATION,

TRUIST BANK,

REGIONS BANK,

Bank of America, N.A.,

JPMorgan Chase Bank, N.A.,

and

Mizuho Bank, Ltd.

as a Documentation Agent,

each of

BMO Harris Bank N.A., BANK OF NEW YORK MELLON,

BANK OF NOVA SCOTIA, and TD Bank, N.A.

as a Senior Managing Agent

TABLE OF CONTENTS

Article I. Definitions	1
Section 1.1. Definitions.	1
Section 1.2. General; References to Eastern Time.	37
Section 1.3. Financial Attributes of Non-Wholly Owned Subsidiaries.	38
Section 1.4. Rates; LIBOR Notification.	38
Section 1.5. Divisions.	39
Article II. Credit Facility	39
Section 2.1. Revolving Loans.	39
Section 2.2. Bid Rate Loans.	40
Section 2.3. Letters of Credit.	43
Section 2.4. Swingline Loans.	48
Section 2.5. Rates and Payment of Interest on Loans.	50
Section 2.6. Number of Interest Periods.	51
Section 2.7. Repayment of Loans.	51
Section 2.8. Prepayments.	51
Section 2.9. Continuation.	52
Section 2.10. Conversion.	52
Section 2.11. Notes.	53
Section 2.12. Voluntary Reductions of the Commitment.	53
Section 2.13. Extension of Termination Date.	54
Section 2.14. Expiration Date of Letters of Credit Past Commitment Termination.	54
Section 2.15. Amount Limitations.	54
Section 2.16. Increase in Commitments.	55
Section 2.17. Funds Transfer Disbursements.	56
Article III. Payments, Fees and Other General Provisions	56
Section 3.1. Payments.	56
Section 3.2. Pro Rata Treatment.	57
Section 3.3. Sharing of Payments, Etc.	57
Section 3.4. Several Obligations.	58
Section 3.5. Fees.	58
Section 3.6. Computations.	59
Section 3.7. Usury.	59
Section 3.8. Statements of Account.	60
Section 3.9. Defaulting Lenders.	60
Section 3.10. Taxes; Foreign Lenders.	63
Article IV. Yield Protection, Etc.	67
Section 4.1. Additional Costs; Capital Adequacy.	67
Section 4.2. Suspension of LIBOR Loans and LIBOR Margin Loans.	69
Section 4.3. Illegality.	71
Section 4.4. Compensation.	71
Section 4.5. Treatment of Affected Loans.	72
Section 4.6. Affected Lenders.	72
Section 4.7. Change of Lending Office.	73
Section 4.8. Assumptions Concerning Funding of LIBOR Loans.	73

- i -

Article V. Conditions Precedent	73
Section 5.1. Initial Conditions Precedent.	73
Section 5.2. Conditions Precedent to All Loans and Letters of Credit.	75
Article VI. Representations and Warranties	76
Section 6.1. Representations and Warranties.	76
Section 6.2. Survival of Representations and Warranties, Etc.	82
Article VII. Affirmative Covenants	83
Section 7.1. Preservation of Existence and Similar Matters.	83
Section 7.2. Compliance with Applicable Law and Material Contracts.	83
Section 7.3. Maintenance of Property.	83
Section 7.4. Conduct of Business.	84
Section 7.5. Insurance.	84
Section 7.6. Payment of Taxes and Claims.	84
Section 7.7. Books and Records; Inspections.	84
Section 7.8. Use of Proceeds.	85
Section 7.9. Environmental Matters.	85
Section 7.10. Further Assurances.	85
Section 7.11. REIT Status.	85
Section 7.12. Exchange Listing.	85
Section 7.13. Guarantors.	85
Article VIII. Information	86
Section 8.1. Quarterly Financial Statements.	86
Section 8.2. YearEnd Statements.	87
Section 8.3. Compliance Certificate.	87
Section 8.4. Other Information.	87
Section 8.5. Electronic Delivery of Certain Information.	89
Section 8.6. Public/Private Information.	90
Section 8.7. USA Patriot Act Notice; Compliance.	90
Article IX. Negative Covenants	91
Section 9.1. Financial Covenants.	91
Section 9.2. Negative Pledge.	92
Section 9.3. Restrictions on Intercompany Transfers.	93
Section 9.4. Merger, Consolidation, Sales of Assets and Other Arrangements.	93
Section 9.5. Plans.	95
Section 9.6. Fiscal Year.	95
Section 9.7. Modifications of Organizational Documents.	95
Section 9.8. Transactions with Affiliates.	95
Section 9.9. Environmental Matters.	96
Section 9.10. Derivatives Contracts.	96
Section 9.11. Non-Guarantors.	96
Section 9.12. Use of Proceeds.	96
Article X. Default	97
Section 10.1. Events of Default.	97
Section 10.2. Remedies Upon Event of Default.	100
Section 10.3. Remedies Upon Default.	101
Section 10.4. Marshaling; Payments Set Aside.	101

- ii -

Section 10.5. Allocation of Proceeds.	101
Section 10.6. Letter of Credit Collateral Account.	102
Section 10.7. Rescission of Acceleration by Requisite Lenders.	103
Section 10.8. Performance by Administrative Agent.	104
Section 10.9. Rights Cumulative.	104
Article XI. The Administrative Agent	105
Section 11.1. Appointment and Authorization.	105
Section 11.2. Wells Fargo as Lender.	105
Section 11.3. Approvals of Lenders.	106
Section 11.4. Notice of Events of Default.	106
Section 11.5. Administrative Agent’s Reliance.	106
Section 11.6. Indemnification of Administrative Agent.	107
Section 11.7. Lender Credit Decision, Etc.	108
Section 11.8. Successor Administrative Agent.	109
Section 11.9. Titled Agents.	110
Article XII. Miscellaneous	110
Section 12.1. Notices.	110
Section 12.2. Expenses.	112
Section 12.3. Stamp, Intangible and Recording Taxes.	113
Section 12.4. Setoff.	113
Section 12.5. Litigation; Jurisdiction; Other Matters; Waivers.	114
Section 12.6. Successors and Assigns.	115
Section 12.7. Amendments and Waivers.	119
Section 12.8. Nonliability of Administrative Agent and Lenders.	121
Section 12.9. Confidentiality.	121
Section 12.10. Indemnification.	122
Section 12.11. Termination; Survival.	124
Section 12.12. Severability of Provisions.	124
Section 12.13. GOVERNING LAW.	124
Section 12.14. Counterparts.	125
Section 12.15. Obligations with Respect to Loan Parties.	125
Section 12.16. Independence of Covenants.	125
Section 12.17. Limitation of Liability.	125
Section 12.18. Entire Agreement.	125
Section 12.19. Construction.	126
Section 12.20. Headings.	126
Section 12.21. Effect of Amendment and Restatement; Reallocations.	126
Section 12.22. Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	126
Section 12.23. Acknowledgement Regarding any Supported QFCs.	127

SCHEDULE I	Commitments
SCHEDULE 1.1(A)	Existing Letters of Credit
SCHEDULE 1.1.(B)	List of Loan Parties
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(h)	Litigation

- iii -

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Bid Rate Note
EXHIBIT C	Form of Designation Agreement
EXHIBIT D	Form of Guaranty
EXHIBIT E	Form of Notice of Borrowing
EXHIBIT F	Form of Notice of Continuation
EXHIBIT G	Form of Notice of Conversion
EXHIBIT H	Form of Notice of Swingline Borrowing
EXHIBIT I	Form of Revolving Note
EXHIBIT J	Form of Swingline Note
EXHIBIT K	Form of Transfer Authorizer Designation Form
EXHIBIT L	Form of Bid Rate Quote Request
EXHIBIT M	Form of Bid Rate Quote
EXHIBIT N	Form of Bid Rate Quote Acceptance
EXHIBITS O	Forms of U.S. Tax Compliance Certificates
EXHIBIT P	Form of Compliance Certificate

- iv -

THIS FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of February 9, 2021 by and among REGENCY CENTERS, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), REGENCY CENTERS CORPORATION, a corporation formed under the laws of the State of Florida (the “Parent”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.6. (the “Lenders”), each of WELLS FARGO SECURITIES, LLC, PNC CAPITAL MARKETS LLC, U.S. BANK NATIONAL ASSOCIATION, TRUIST SECURITIES, INC. (f/k/a SunTrust Robinson Humphrey, Inc.) and REGIONS CAPITAL MARKETS, a division of Regions Bank, as Joint Lead Arrangers (the “Joint Lead Arranger”), WELLS FARGO SECURITIES, LLC and PNC CAPITAL MARKETS LLC as Joint Book Managers (the “Joint Book Managers”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), PNC BANK, National Association, as Syndication Agent (the “Syndication Agent”), each of U.S. BANK NATIONAL ASSOCIATION, TRUIST Bank (successor by merger to SunTrust Bank), REGIONS BANK, BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A. and MIZUHO BANK, LTD. as a Documentation Agent (each a “Documentation Agent”), and each of BMO HARRIS BANK N.A., BANK OF NEW YORK MELLON, BANK OF NOVA SCOTIA and TD Bank, N.A., as a Senior Managing Agent (each a “Senior Managing Agent”).

WHEREAS, the Borrower, the Parent, certain of the Lenders and other lenders party thereto (the “Existing Lenders”), the Administrative Agent and certain other parties have entered into that certain Fourth Amended and Restated Credit Agreement dated as of March 23, 2018 (as amended and as in effect immediately prior to the date hereof, the “Existing Credit Agreement”); and

WHEREAS, the Administrative Agent and the Lenders desire to amend and restate the Existing Credit Agreement, among other things, to make available to the Borrower a revolving credit facility in the initial amount of $1,250,000,000, with a $125,000,000 swingline subfacility and a $50,000,000 letter of credit subfacility, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Article I. Definitions

Section 1.1.  Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Absolute Rate” has the meaning given that term in Section 2.2.(c)(ii)(C).

“Absolute Rate Auction” means a solicitation of Bid Rate Quotes setting forth Absolute Rates pursuant to Section 2.2.

“Absolute Rate Loan” means a Bid Rate Loan, the interest rate on which is determined on the basis of an Absolute Rate pursuant to an Absolute Rate Auction.

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Adjusted EBITDA” means, with respect to a Person for any given period, (a) EBITDA of such Person minus (b) Capital Reserves of all Properties of such Person.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning given that term in Section 4.6.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Parent or the Borrower.

“Agreement Date” means the date as of which this Agreement is dated.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Facility Fee” means the percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.100%
2	0.100%
3	0.125%
4	0.150%
5	0.200%
6	0.250%
7	0.300%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee.

“Applicable Law” means all applicable provisions of international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Applicable Margin” means the percentage rate set forth in the table below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls.  As of the Effective Date, the Applicable Margin is determined based on Level 4. Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed.  During any period that the Borrower has received two Credit Ratings that are not equivalent, the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings.  During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating.  During any period that the Borrower has not received a Credit Rating from either Rating Agency, the Applicable Margin shall be determined based on Level 7; provided that if any Rating Agency shall cease to issue ratings of debt securities of REITs generally, the Administrative Agent and the Borrower shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of such substitute rating agency with that of the Rating Agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, the Applicable Margin shall be determined based on the Credit Rating assigned by the other Rating Agency (or, if both Rating Agencies shall have so ceased to issue such ratings, the Applicable Margin shall be based on the Credit Rating from such Rating Agencies in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, the Applicable Margin shall be determined on the basis of the Credit Rating assigned by the other Rating Agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for all Base Rate Loans
1	A+/A1 (or equivalent) or better	0.700%	0.700%
2	A/A2 (or equivalent)	0.775%	0.775%
3	A-/A3 (or equivalent)	0.825%	0.825%
4	BBB+/Baa1 (or equivalent)	0.875%	0.875%
5	BBB/Baa2 (or equivalent)	1.000%	1.000%
6	BBB-/Baa3 (or equivalent)	1.200%	1.200%
7	Lower than BBB-/Baa3 (or equivalent)	1.550%	1.550%

Notwithstanding the foregoing, from and after the date that the Borrower provides to Administrative Agent, a notice (the “Sustainability Grid Notice”) (x) stating that its Sustainability Metric for its most recently ended fiscal year was less than or equal to the Sustainability Metric Target for such fiscal year, (y) together with the sustainability report that demonstrates that the Sustainability Metric for such fiscal year was less than or equal to the Sustainability Metric Target for such fiscal year and (z)

requesting that the Applicable Margin be based on the following grid, the Applicable Margin shall be based on the following grid (the “Sustainability Metric Grid”) for the period commencing from the fifth Business Day following the date such Sustainability Grid Notice is delivered to Administrative Agent until the date that is 370 days from the date such Sustainability Grid Notice is delivered to the Administrative Agent, unless a Sustainability Grid Notice for the subsequent fiscal year is delivered to the Administrative Agent on or prior to such date, in which case the Sustainability Metric Grid shall remain in effect. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the Sustainability Metric Grid shall not apply. The Administrative Agent may rely upon any Sustainability Grid Notice delivered by the Borrower without any responsibility to verify the accuracy of the Sustainability Metric or any components thereof.

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin for LIBOR Loans	Applicable Margin for all Base Rate Loans
1	A+/A1 (or equivalent) or better	0.690%	0.690%
2	A/A2 (or equivalent)	0.765%	0.765%
3	A-/A3 (or equivalent)	0.815%	0.815%
4	BBB+/Baa1 (or equivalent)	0.865%	0.865%
5	BBB/Baa2 (or equivalent)	0.990%	0.990%
6	BBB-/Baa3 (or equivalent)	1.190%	1.190%
7	Lower than BBB-/Baa3 (or equivalent)	1.540%	1.540%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee and the Administrative Agent, substantially in the form of Exhibit A.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable; in each case, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.2.(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).

“Base Rate Loan” means a Revolving Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.2.(b)(i).

“Benchmark Replacement” means, for any Available Tenor,

(a)with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;

(2)the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;

(3)the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b)with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;

provided that, (i) in the case of clause (a)(1), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(a)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;

(b)   the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;

(2)for purposes of clause (a)(3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; and

(3)for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;

provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 4.2.(b)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the

Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 4.2.(b)(i)(B); or

(4)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Requisite Lenders.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bid Rate Borrowing” has the meaning given that term in Section 2.2.(b).

“Bid Rate Loan” means a loan made by a Lender under Section 2.2.(f).

“Bid Rate Note” means a promissory note of the Borrower substantially in the form of Exhibit B, payable to the order of a Lender as originally in effect and otherwise duly completed.

“Bid Rate Quote” means an offer in accordance with Section 2.2.(c) by a Lender to make a Bid Rate Loan with one single specified interest rate.

“Bid Rate Quote Request” has the meaning given that term in Section 2.2.(b).

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.5.(c).

“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions, and (b) if such day relates to a LIBOR

Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capital Reserves” mean, for any period and with respect to a Property, an amount equal to (i) the aggregate square footage of all completed space of such Property times (ii) $0.15 per annum (pro rated for any partial period); provided, however, that no capital reserves shall be required with respect to any portion of such Property which is leased under a ground lease to a third party that owns the improvements on such ground leased portion of the Property.  If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Borrower and its Subsidiaries and the applicable Ownership Share of all Properties of all Unconsolidated Affiliates.

“Capitalization Rate” means 6.25%.

“Capitalized Third Party Net Income” means, with respect to a Person at a given time, (a) Third Party Net Income for the four fiscal quarters of such Person most recently ended divided by (b) the Capitalization Rate.

“Capitalized Lease Obligations” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP.  Subject to Section 1.2., the amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks or the Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the Issuing Banks shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Banks.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support but, as it relates to any pledge or deposit made by the Borrower, shall not include any deposit account (or other assets) held in the name of the Borrower not specifically designated by the Borrower as “Cash Collateral”.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short‑term commercial paper rating of at least A‑2 or the equivalent by S&P or at least P‑2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A‑2 or the equivalent thereof by S&P or at least P‑2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“CO2e” has the meaning given that term in the definition of Sustainability Metric.

“Commitment” means, as to each Lender, such Lender’s obligation to make Revolving Loans pursuant to Section 2.1., to issue (in the case of an Issuing Bank) and to participate (in the case of the other Lenders) in Letters of Credit pursuant to Section 2.3.(i), and, in the case of the Lenders other than a Swingline Lender in its capacity as such, to participate in Swingline Loans pursuant to Section 2.4.(e), in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Commitment Amount” or as set forth in any applicable Assignment and Assumption, or agreement executed by a Lender becoming a party hereto in accordance with Section 2.16., as the same may be reduced from time to time pursuant to Section 2.12. or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.6. or increased as appropriate to reflect any increase effected in accordance with Section 2.16.

“Commitment Percentage” means, as to each Lender with a Commitment, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders; provided, however, that if at the time of determination the Commitments have been terminated or been reduced to zero, the “Commitment Percentage” of each Lender with a Commitment shall be the “Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Subsidiary” means, with respect to a Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Approach” has the meaning described in the GHG Protocol Corporate Reporting and Accounting Standard.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Core Operating Earnings” means Funds From Operations excluding (i) transaction-related income or expenses, (ii) gains or losses from the early extinguishment of debt, (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments, and (iv) other amounts as they occur.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Base Rate Loan into a LIBOR Loan, (c) the Continuation of a LIBOR Loan and (d) the issuance of a Letter of Credit.

“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such  Lender’s obligation to fund a Loan hereunder and states that such position is based on such  Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such  Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that  Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such  Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such  Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(f)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swingline Lender and each Lender.

6

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.  For the avoidance of doubt, a forward equity sale with settlement to occur at a predetermined date and price shall not be deemed to constitute a Derivatives Contract for purposes hereof.

“Derivatives Support Document” means (i) any Credit Support Annex comprising part of (and as defined in) any Specified Derivatives Contract, and (ii) any document or agreement, other than a Security Document, pursuant to which cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any of them).

“Designated Lender” means a special purpose corporation which is an Affiliate of, or sponsored by, a Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 12.6.(h) and (c) is not otherwise a Lender.

“Designating Lender” has the meaning given that term in Section 12.6.(h).

“Designation Agreement” means a Designation Agreement between a Lender and a Designated Lender and accepted by the Administrative Agent, substantially in the form of Exhibit C or such other form as may be agreed to by such Lender, such Designated Lender and the Administrative Agent.

“Development Property” means a Property currently under development that has not achieved an Occupancy Rate of 80.0% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed.  The term “Development Property” shall, without limitation, (a) include real property of the type described in the immediately preceding sentence that satisfies both of the following conditions:  (i) it is to be (but has not yet been) acquired by the Borrower, any Subsidiary or any Unconsolidated Affiliate upon completion of construction pursuant to a contract in which the seller of such real property is required to develop or renovate prior to, and as a condition precedent to, such acquisition and (ii) a third party is developing such property using the proceeds of a loan that is (x) made by the Borrower, any Subsidiary or any Unconsolidated Affiliate to such third party developer or (y) Guaranteed by, or is otherwise recourse to, the Borrower, any Subsidiary or any Unconsolidated Affiliate but (b) exclude any Property undergoing ordinary course capital improvements or renovations.  A Development Property on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 12 months shall cease to constitute a Development Property notwithstanding the fact that such Property has not achieved an Occupancy Rate of at least 80.0%.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit K to be executed and delivered by the Borrower, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Dollars” or “$” means the lawful currency of the United States of America.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EBITDA” means, with respect to a Person for any period and without duplication, the sum of: (a) net income (or loss) of such Person for such period determined on a consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such net income (or loss) for such period): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains, losses and reserves; (v) gains and losses associated with the sale of Properties; plus (b) such Person’s Ownership Share of EBITDA (as determined in a manner consistent with the foregoing clause (a)) of its Unconsolidated Affiliates.  EBITDA shall be adjusted to remove all impact of straight lining of rents required under GAAP and amortization of intangibles pursuant to FASB ASC 805.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived by all of the Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Parent, any of the Parent’s Affiliates or Subsidiaries or any Defaulting Lender.

“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is fully developed as a retail Property and uses incidental thereto; (b) the Property is 100% owned, or leased under a Ground Lease, by the Borrower, a Wholly Owned Subsidiary of the Borrower and/or a Qualified Venture, or is owned under a nominee arrangement by the Borrower, a Wholly Owned Subsidiary of the Borrower, a Qualified Venture or a trust controlled by the Borrower, a Wholly Owned Subsidiary of the Borrower or a Qualified Venture (so long as the sole beneficiary of such trust is the Borrower, a Wholly Owned Subsidiary of the Borrower or a Qualified Venture); (c) neither such Property, nor any interest of the Borrower, any Subsidiary or Qualified Venture therein, is subject to any Lien (other than certain Permitted Liens) or a Negative Pledge; (d) if such Property is owned or leased by a Subsidiary or a Qualified Venture (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary or Qualified Venture is subject to any Lien (other than certain Permitted Liens) or to a Negative Pledge; and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Property and (y) to create a Lien on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable; and (e) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean‑up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person (whether or not certificated), any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the  receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other  than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under

Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Parent, the Borrower, any other Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Parent, the Borrower or any other Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary and (b) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.6.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the first recital hereof.

“Existing Lender” has the meaning set forth in the first recital hereof.

“Existing Letters of Credit” means the letters of credit described on Schedule 1.1.(A).

“Extended Letter of Credit” has the meaning given that term in Section 2.3.(b).

“Fair Market Value” means (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.  Except as otherwise provided herein, Fair Market Value shall be determined by the Board of Directors of the Borrower (or an authorized committee thereof) acting in good faith conclusively evidenced by a board resolution thereof delivered to the Administrative Agent or, with respect to any asset valued at no more than $1,000,000, such determination may be made by the chief financial officer of the Borrower evidenced by an officer’s certificate delivered to the Administrative Agent.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means, collectively, those certain fee letters by and between the Borrower and the Joint Lead Arrangers.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“Fixed Charges” means, for any period with respect to the Parent and its Consolidated Subsidiaries determined on a consolidated basis, the sum of (a) Interest Expense, (b) the aggregate of all regularly scheduled principal payments made with respect to Indebtedness of the Parent and its Consolidated Subsidiaries (including the Ownership Share of such payments made by an Unconsolidated Affiliate of the Parent) during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid by the Parent and its Consolidated Subsidiaries (including the Ownership Share of such dividends paid or accrued by any Unconsolidated Affiliate of the Parent) during such period (other than Preferred Dividends received and retained by the Parent, the Borrower or any of their respective Subsidiaries).  Notwithstanding the foregoing, whether or not otherwise included as a result of clause (a) or (b) above, capitalized interest and non-cash amortization of (i) debt issuance costs, (ii) previously settled income or expense relating to Derivatives Contracts and (iii) market to market debt premiums, discount income or expense, shall not be included as Fixed Charges.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit

Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lenders, such Defaulting Lender’s  Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other  Lenders.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, net income available to common stockholders (computed in accordance with GAAP), plus depreciation and amortization, but excluding gains or losses on the sale and impairments of investment properties and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. Funds From Operations shall be calculated consistent with the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”) as of the Agreement Date, but without giving effect to any supplements, amendments or other modifications promulgated after the Agreement Date.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“GHG Emissions” has the meaning given that term in the definition of Sustainability Metric.

“GHG Protocol Corporate Reporting and Accounting Standard” means a corporate accounting and reporting standard for greenhouse gas emissions published by World Business Council for Sustainable Development and the World Resources Institute, as amended from time to time.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (taking into account any unexercised extensions which at the time of the determination are exercisable by the lessee without the consent of the lessor) of 30 years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor”.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. or 7.13. and substantially in the form of Exhibit D.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person (including ground leases to the extent required under GAAP to be reported as a liability); (d) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of

Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, voluntary bankruptcy, collusive involuntary bankruptcy, environmental indemnities and other similar exceptions to nonrecourse liability); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.  Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s Ownership Share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s Ownership Share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).  All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes; provided, however, that for the avoidance of doubt, the indemnity provisions of Section 12.10. in favor of the Indemnified Parties described therein shall not extend to or be duplicative of any Indemnified Taxes for which the Loan Parties are required to indemnify the Administrative Agent, the Lenders and the Issuing Banks under Section 3.10.(a) (other than with respect to Taxes that represent losses, claims, damages, etc., arising from non-Tax claims).

“Intellectual Property” has the meaning given that term in Section 6.1.(r).

“Interest Expense” means, for any period, without duplication, (a) total interest expense of the Parent and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis in accordance with GAAP for such period, plus (b) the Parent’s Ownership Share of total interest expense of Unconsolidated Affiliates for such period, including capitalized interest not funded under a construction loan interest reserve account.

“Interest Period” means: (a) with respect to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one (1), two (2), three (3), or six (6) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing,  Notice of Conversion or Notice of Continuation and subject to availability and (b) with respect to each Bid Rate Loan, the period commencing on the date such Bid Rate Loan is made and ending on any Business Day not less than 7 nor more than 180 days thereafter, as the Borrower may select as provided in Section 2.2.(b); provided that:

(i)with respect to a LIBOR Loan, the Interest Period shall commence on the date of advance of or conversion to any LIBOR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)any Interest Period with respect to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

(iv)no Interest Period shall extend beyond the Revolving Credit Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following:  (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a Credit Rating of BBB- (or equivalent) or higher from S&P and Baa3 (or equivalent) or higher from Moody’s.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Banks” means each of Wells Fargo, PNC Bank, National Association, Regions Bank, Truist Bank and U.S. Bank National Association in its capacity as an issuer of Letters of Credit pursuant to Section 2.3. and shall be interpreted throughout this Agreement as either one particular Issuing Bank or two or more Issuing Banks, as the context may require.

“L/C Commitment Amount” has the meaning given to that term in Section 2.3.(a).

“L/C Disbursement” has the meaning given to that term in Section 3.9.(b).

“Lender” means each financial institution from time to time party hereto as a “Lender” or a “Designated Lender,” together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lenders; provided, however, that the term “Lender” (i) shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to any Loan other than a Bid Rate Loan and shall further exclude each Designated Lender for all other purposes under the Loan Documents except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 12.6.(d), have only the rights (including the rights given to a Lender contained in Sections 12.2. and 12.10.) and obligations of a Lender associated with holding such Bid Rate

Loan and (ii) except as otherwise expressly provided herein, shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.3.(a).

“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and under its sole dominion and control.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.  For purposes of this Agreement, a Lender (other than the Lender then acting as Issuing Bank with respect to such related Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in the related Letter of Credit, and the Lender then acting as Issuing Bank with respect to such related Letter of Credit shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as Issuing Bank with respect to such related Letter of Credit) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 4.2.(b), the rate of interest obtained by dividing (i) (a) for any interest rate calculation with respect to a LIBOR Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period, and (b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extension of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  If, for any reason, the rate referred to in the preceding clause (i) is not so published, then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.  Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.2.(b), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.

“LIBOR Auction” means a solicitation of Bid Rate Quotes setting forth LIBOR Margin Loans based on LIBOR pursuant to Section 2.2.

“LIBOR Loan” means a Revolving Loan (or any portion thereof) (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“LIBOR Margin” has the meaning given that term in Section 2.2.(c)(ii)(D).

“LIBOR Margin Loan” means a Bid Rate Loan the interest rate on which is determined on the basis of LIBOR pursuant to a LIBOR Auction.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day.  The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; and (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien.

“Loan” means a Revolving Loan, a Bid Rate Loan or a Swingline Loan.

“Loan Document” means this Agreement, each Note, the Guaranty, each Letter of Credit Document, Sustainability Grid Notice and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

“Loan Party” means each of the Borrower and each other Person who guarantees all or a portion of the Obligations.  Schedule 1.1.(B) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Material Acquisition” means, with respect to any fiscal quarter, one or more related acquisitions (whether by direct purchase, merger or otherwise and whether in one or more related transactions) by the Parent, the Borrower or any Subsidiary in which the purchase price of the assets acquired exceed 10.0% of the consolidated total assets of the Parent, the Borrower and its other Subsidiaries determined under GAAP as of the last day of the most recently ending fiscal quarter of the Parent for which financial statements are publicly available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition, or operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders, the Issuing Banks and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations.

“Material Contract” means any contract or other arrangement (other than Loan Documents, the Fee Letter and Specified Derivatives Contracts), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means any Recourse Indebtedness (other than the Loans and Reimbursement Obligations) having an aggregate outstanding principal amount, individually or in the aggregate with all other Indebtedness for which there has been a failure to pay when due and payable, an acceleration of the maturity, or an event that would permit any holder or holders of such Indebtedness to accelerate the maturity of such Indebtedness, of $50,000,000 or more (or $50,000,000 or more, in the case of the Derivatives Termination Value (without regard to the effect of any close-out netting provision) of Derivatives Contracts).

“Material Subsidiary” means any Subsidiary to which more than 10.0% of Total Asset Value is attributable on an individual basis.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Parent, the Borrower or any other Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, legal and administrative expenses minus (c) the Capital Reserves for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period with respect to such Property and (ii) an imputed management fee in an amount equal to 3.0% of the gross revenues for such Property for such period.

“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Newly Stabilized Property” means a Property that as of such date is not a Development Property, but was a Development Property at some time during the most recently ended period of four full fiscal quarters.

“Non-Guarantor” means any RD Entity that is not a Guarantor.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such

Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person.

“Note” means a Revolving Note, a Bid Rate Note or a Swingline Note.

“Notice of Borrowing” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit G (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit H (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent and the Swingline Lender selected by the Borrower to make a Swingline Loan pursuant to Section 2.4.(b) evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Parent, the Borrower and the other Loan Parties owing to the Administrative Agent, any Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.  For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the number of square feet of such Property actually occupied by tenants that are not affiliated with the Parent, the Borrower or any Subsidiary and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases to (b) the aggregate number of square feet of such Property.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Parent or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10‑Q or Form 10‑K (or their equivalents) which the Parent is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.6.).

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greatest of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate, (b) subject to compliance with Section 8.4.(l), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate, and (c) the portion (calculated as a percentage) of the total Indebtedness of such Subsidiary or Unconsolidated Affiliate Guaranteed by such Person, or which is recourse to such Person.  If the Parent, the Borrower or any their Subsidiaries are acting as a general partner of any partnership, the Ownership Share of the Parent, the Borrower or any such Subsidiary of such partnership shall be equal to one-hundred percent (100.0%).

“Participant” has the meaning given that term in Section 12.6.(d).

“Participant Register” has the meaning given that term in Section 12.6.(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, with respect to any asset or property of a Person, (a)(i) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or (ii) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which, in each case, are not at the time required to be paid or discharged under Section 7.6.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lenders, the Issuing Banks and each Specified Derivatives Provider; and (f) Liens in favor of the Borrower or a Guarantor securing obligations owing by a Subsidiary to the Borrower or a Guarantor.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan or any Reimbursement Obligation, the rate otherwise applicable plus an additional two percent (2.0%) per annum and with respect to any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin plus two percent (2.0%).

“Preferred Dividends” means, as to any Person, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by such Person.  Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to such Person; or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Principal Office” means the office of the Administrative Agent located at 600 South 4th Street, 9th Floor, Minneapolis, Minnesota 55415, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Property” means any parcel (or group of related parcels) of real property that is owned or leased under a Ground Lease by the Borrower, any Subsidiary or any Unconsolidated Affiliate of the Borrower and located in a state of the United States of America or in the District of Columbia.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Qualified Venture” means any Subsidiary of the Borrower (other than an Excluded Subsidiary) which satisfies all of the following requirements: (a) such Subsidiary is a limited liability company or limited partnership, (b) such Subsidiary is a Consolidated Subsidiary of the Borrower, (c) such Subsidiary was formed for the purpose of developing a Development Property, (d) the Borrower or a wholly owned Subsidiary of the Borrower is the managing member or the general partner of such Subsidiary with authority to manage and control the day to day business and affairs of the Subsidiary, and with the right without the need to obtain the consent of any other Person, including any minority member or partner of such Subsidiary, to create a Lien on such Subsidiary's Property as security for Indebtedness of such Subsidiary and to sell, transfer or otherwise dispose of such Property, (e) such Subsidiary has a minority member or partner which has agreed to assist in the development of the Property owned by such Subsidiary in the manner described in the organizational documents of such Subsidiary and which is entitled to participate in distributions by such Subsidiary of cash flow and/or sale or refinancing proceeds, subject to an agreed upon preferred return on capital contributed to such Subsidiary, and (f) the amount reasonably estimated by the Borrower to be payable to such minority member or partner on account of such participation (i) is included as Unsecured Indebtedness.

“Rating Agency” means S&P or Moody’s.

“RD Entity” means any Person (other than the Borrower) in which the Parent or the Borrower directly or indirectly owns an Equity Interest and who (i) owns an Eligible Property and (ii) has incurred, acquired or suffered to exist any Indebtedness other than Nonrecourse Indebtedness.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) Business Days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning given that term in Section 12.6.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity.  Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse an Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Representation and Warranty Date” means: (a) the date of making any Loan, (b) the date of issuance, renewal, extension or amendment of any Letter of Credit, (c) in connection with any extension of the Termination Date pursuant to Section 2.13 hereof, each applicable extension date, (d) in connection with any increase of the Commitments pursuant to Section 2.16 hereof, each applicable increase date and (e) in connection with the release of any Guarantor pursuant to Section 7.13(b), each applicable release date.

“Requisite Lenders” means, as of any date, (a) Lenders having at least 51.0% of the aggregate amount of the Commitments of all Lenders, or (b) if the Commitments have been terminated or reduced to zero, Lenders holding at least 51.0% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.  For purposes of this definition, a Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means with respect to the Parent, the Borrower or any Subsidiary, each of the chief executive officer, the chief financial officer, the senior vice president–finance, and any treasurer of the Parent, the Borrower or such Subsidiary.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing now or hereafter outstanding, except in the case of the Parent, for the conversion or exchange of partnership units in the Borrower solely for shares of Equity Interests in the Parent; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing now or hereafter outstanding.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit I, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Parent, the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of any Loan or any Letter of Credit will be used, or (c) from which repayment of the Obligations will be derived.

“Secured Indebtedness” means, with respect to a Person as of a given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the Parent, shall include (without duplication) the Parent’s Ownership Share of the Secured Indebtedness of any of its Unconsolidated Affiliates.  Indebtedness of a Subsidiary which is secured solely by a pledge of Equity Interests of such Subsidiary and which also is recourse to the Borrower or a Guarantor shall not be treated as Secured Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property.  In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more Single Asset Entities that directly or indirectly own such single Property and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, when used with respect to any Person, that as of any date of determination (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) as of such date are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or any Subsidiary of the Borrower and any Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substantial Amount” means, at the time of determination thereof, an amount in excess of (a) thirty-five percent (35.0%) of total consolidated assets of the Parent and its Subsidiaries determined on a consolidated basis at such time plus (b) consolidated accumulated depreciation of the Parent and its Subsidiaries determined on a consolidated basis at such time.

“Sustainability Baseline” as of any determination date shall mean the Sustainability Metric for the Sustainability Metric Base Year, as such amount shall be adjusted to reflect dispositions or acquisitions of Properties or assets by the Parent, the Borrower or any Subsidiaries, since the Sustainability Metric Base Year, in accordance with GHG Protocol Corporate Reporting and Accounting Standard.

“Sustainability Grid Notice” has the meaning given that term in the definition of “Applicable Margin”.

“Sustainability Metric” means for any fiscal year of the Parent, (a) the total Direct (Scope 1) & Energy Direct (Scope 2) Greenhouse Gas Emissions (“GHG Emissions”), measured in metric tons CO2 (carbon dioxide) equivalent (“CO2e”), of the Parent, the Borrower and the Subsidiaries during such fiscal year (determined and calculated according to the GHG Protocol Corporate Reporting and Accounting Standard using the Control Approach for defining relevant emissions sources) minus (b) qualified emissions offsets (such as renewable energy certificates (RECs)) of the Parent, the Borrower and the Subsidiaries during such fiscal year (including any such offsets in which the Parent, the Borrower or any Subsidiary has an interest including as a result of purchasing environmental attributes of projects other than those owned directly by the Parent, the Borrower or any Subsidiary). GHG Emissions will be quantified after the end of each fiscal year based on invoice data.

“Sustainability Metric Base Year” means the fiscal year ended on December 31, 2019.

“Sustainability Metric Grid” has the meaning given that term in the definition of “Applicable Margin”.

“Sustainability Metric Target” means, with respect to any fiscal year of the Borrower, the Sustainability Metric, specified in the table below for the corresponding fiscal year specified below:

Fiscal Year	Sustainability Metric Target
2020	99% of the Sustainability Baseline
2021	98% of the Sustainability Baseline
2022	97% of the Sustainability Baseline
2023	96% of the Sustainability Baseline
2024 and thereafter	95% of the Sustainability Baseline

“Swingline Commitment” means each Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.4. in an amount up to, but not exceeding the amount set forth in the first sentence of Section 2.4.(a), as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lenders” means Wells Fargo Bank and PNC Bank, National Association, together with their respective successors and assigns.

“Swingline Loan” means a loan made by a Swingline Lender to the Borrower pursuant to Section 2.4.

“Swingline Maturity Date” means the date which is seven (7) Business Days prior to the Termination Date.

“Swingline Note” means a promissory note of the Borrower substantially in the form of Exhibit J, payable to the order of each Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant Lease” means any lease entered into by the Borrower, any Loan Party or any Subsidiary with respect to any portion of a Property.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event

or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.2.(b) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.

“Termination Date” means March 23, 2025, or such later date to which the Termination Date may be extended pursuant to Section 2.13.

“Third Party Net Income” means, with respect to a Person and for a given period (a) net income from fees, commissions and other compensation derived from (without duplication) (i) managing and/or leasing properties owned by third parties; (ii) developing properties for third parties; (iii) arranging for property acquisitions by third parties; (iv) arranging financing for third parties and (v) consulting and business services performed for third parties; minus (b) taxes paid or accrued in accordance with GAAP during such period by any “taxable REIT subsidiary” (as defined in Sec. 856(l) of the Internal Revenue Code) of such Person or any of its Subsidiaries.  For purposes of this definition, the term “third parties” shall include Unconsolidated Affiliates of a Person.

“Total Asset Value” means, at a given time, the sum (without duplication) of all of the following of the Parent and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis: (a) cash, Cash Equivalents, plus (b), the quotient of (i) EBITDA for the four fiscal quarters of the Parent most recently ended, divided by (ii) the Capitalization Rate, plus (c) except as set forth below, the GAAP book value of Properties (other than Unimproved Land, Development Properties and Newly Stabilized Properties) acquired during the period of eight fiscal quarters most recently ended as of the date of calculation, plus (d) the GAAP book value of all Development Properties, plus (e) the GAAP book value of Unimproved Land plus (f) the GAAP book value of all Mortgage Receivables and other promissory notes, plus (g) except as set forth below, the GAAP book value of all Newly Stabilized Properties, plus (h) Capitalized Third Party Net Income; provided, however that to the extent that the Total Asset Value attributable to Capitalized Third Party Net Income would exceed 5.0% of Total Asset Value, such excess shall be excluded.  The Parent’s Ownership Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (a)) will be included in Total Asset Value calculations consistent with the above described treatment for assets of the Parent and its Consolidated Subsidiaries.  For purposes of determining Total Asset Value, (A) EBITDA from any Property disposed of during the period of four fiscal quarters of the Parent most recently ended as of the date of calculation shall be excluded (B) with respect to any Property acquired during the period of eight fiscal quarters of the Parent most recently ended as of the date of calculation, the Borrower may at any time during such period irrevocably elect to include such Property in Total Asset Value based on EBITDA divided by the Capitalization Rate pursuant to clause (b) above in lieu of GAAP book value pursuant to clause (c) above, and (C) with respect to any Newly Stabilized Property, the Borrower may at any time irrevocably elect to include such Property in Total Asset Value based on EBITDA divided by the Capitalization Rate pursuant to clause (b) above in lieu of GAAP book value pursuant to clause (g) above. For purposes of determining Total Asset Value, the calculation of EBITDA shall exclude Third Party Net Income and EBITDA attributable to any Property included in Total Asset Value based on the GAAP book value of such Property.  To the extent the amount of Total Asset Value attributable to (x) Unimproved Land, Equity Interest in Persons other than Consolidated Subsidiaries, Mortgage Receivables, Development Properties, Newly Stabilized Properties and Capitalized Third Party Net Income, in the aggregate, would exceed 40.0% of Total Asset Value, such excess shall be excluded, (y) Equity Interest in Persons other than Consolidated Subsidiaries would exceed 30.0% of Total Asset Value, such excess shall be excluded, and (z) Development Properties and Newly Stabilized Properties, in the aggregate, would exceed 15.0% of Total Asset Value, such excess shall be excluded.

“Total Leverage Ratio Increase Period” shall have the meaning given that term in Section 9.1.(b).

“Trading with the Enemy Act” has the meaning given to that term in Section 6.1.(x).

“Type” with respect to any Revolving Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset Value” means (a) except as set forth below, the Unencumbered NOI (excluding Net Operating Income attributable to Development Properties, Newly Stabilized Properties and those Properties acquired during the period of eight fiscal quarters most recently ended) for the period of four fiscal quarters of the Parent most recently ended divided by the Capitalization Rate, plus (b) except as set forth below, the GAAP book value of all Eligible Properties (other than Development Properties and Newly Stabilized Properties) acquired during the period of eight quarters most recently ended, plus (c) the GAAP book value of all Development Properties which are Eligible Properties, plus (d) except as set forth below, the GAAP book value of all Newly Stabilized Properties which are Eligible Properties.  For purposes of determining Unencumbered Asset Value, (i) with respect to an Eligible Property acquired during the period of eight quarters most recently ended as of the date of calculation, the Borrower may at any time during such period irrevocably elect to include such Eligible Property in Unencumbered Asset Value based on Unencumbered NOI attributable to such Property pursuant to clause (a) above in lieu of the GAAP book value of such Property pursuant to clause (b) above, and (ii) with respect to any Newly Stabilized Property, the Borrower may at any time irrevocably elect to include such Property in Unencumbered Asset Value based on Unencumbered NOI attributable to such Property pursuant to clause (a) above in lieu of the GAAP book value of such Property pursuant to clause (d) above.  For purposes of this definition, to the extent that Unencumbered Asset Value attributable to (x) Properties subject to a Ground Lease in which the Parent, the Borrower or any of their respective Subsidiaries is the ground lessee would exceed 10.0% of Unencumbered Asset Value, (y) all Development Properties and Newly Stabilized Properties, in the aggregate, would exceed 15.0% of Unencumbered Asset Value and (z) Properties owned or leased by Qualified Ventures would exceed 10.0% of Unencumbered Asset Value, then in the case of each of the foregoing clauses (x) through (z), such excess shall be excluded.

“Unencumbered NOI” means, for any period, Net Operating Income from all Eligible Properties.

“Unimproved Land” means land on which no development (other than improvements that are not material and/or are temporary in nature) has occurred and for which no development is scheduled in the following 12 months.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unrestricted Cash” means, as of any date of determination, cash and Cash Equivalents held by the Borrower and its Subsidiaries other than tenant deposits and other cash and Cash Equivalents that are subject to a Lien (other than Liens of a depository institution or securities intermediary arising by virtue of any statutory or common law provisions, rights of set-off or similar rights or remedies as to deposit accounts or securities accounts or other funds maintained with such depository institution or securities intermediary (other than any of the foregoing intended as cash collateral)) or a Negative Pledge or the disposition of which is restricted in any way that would prohibit the use thereof for the payment of Indebtedness.

“Unsecured Indebtedness” means Indebtedness which is not Secured Indebtedness.  Indebtedness of a Subsidiary which is secured solely by a pledge of Equity Interests of such Subsidiary and which also is recourse to the Borrower or a Guarantor shall be treated as Unsecured Indebtedness.

“Unsecured Interest Expense” means, with respect to the Parent and its Consolidated Subsidiaries determined on a consolidated basis for a given period, all Interest Expense attributable to Unsecured Indebtedness of the Parent and its Consolidated Subsidiaries for such period.

“Unsecured Leverage Ratio Increase Period” shall have the meaning given that term in Section 9.1.(c).

“USD LIBOR” means the London interbank offered rate for Dollars.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2.  General; References to Eastern Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP from time to time; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding the preceding sentence, (x) the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities, in which case, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount, and (y) for purposes of calculating the covenants under this Agreement or any other Loan Document, any obligations of a Person under a lease (whether existing on the Agreement Date or entered into thereafter) that is not (or would not be) required to be classified and accounted for as a capitalized lease on a balance sheet of such Person prepared in accordance with GAAP as in effect on March 23, 2018, shall not be treated as a capitalized lease pursuant to this Agreement or the other Loan Documents solely as a result of (1) the adoption of changes in GAAP after such date or (2) changes in the application of GAAP after such date; provided, however, that upon the request of the Administrative Agent or any Lender the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to any such adoption of changes in, or the application of, GAAP.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  references in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Parent.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.  Unless otherwise indicated, all references to time are references to Eastern time.

Section 1.3.  Financial Attributes of Non-Wholly Owned Subsidiaries.

When determining the Applicable Margin and compliance by the Parent or the Borrower with any financial covenant contained in any of the Loan Documents (a) only the Ownership Share of the Parent or the Borrower, as applicable, of the financial attributes of a Subsidiary that is not a Consolidated Subsidiary shall be included and (b) the Parent’s Ownership Share of the Borrower shall be deemed to be 100.0%.

Section 1.4.  Rates; LIBOR Notification.

The interest rate on LIBOR Loans, LIBOR Margin Loans and Base Rate Loans is determined by reference to LIBOR, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans, LIBOR Margin Loans or Base Rate Loans. In light of this eventuality, public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 4.2.(b), such Section 4.2.(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower in advance, pursuant to Section 4.2.(b), of any change to the reference rate upon which the interest rate on LIBOR Loans, LIBOR Margin Loans and Base Rate Loans is based.  However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 4.2.(b), will be similar to, or produce the same value or economic equivalence of, LIBOR or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.

Section 1.5.  Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Article II. Credit Facility

Section 2.1.  Revolving Loans.

(a)Making of Revolving Loans.  Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15., each Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Commitment.  Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $100,000 in excess thereof.  Each borrowing and Continuation under Section 2.9. of, and each Conversion under Section 2.10. of Base Rate Loans into, LIBOR Loans shall be in an aggregate minimum of $5,000,000 and integral multiples of $100,000 in excess of that amount.  Notwithstanding the immediately preceding two sentences but subject to Section 2.15., a borrowing of Revolving Loans may be in the aggregate amount of the unused Commitments.  Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b)Requests for Revolving Loans. Not later than 10:00 a.m. Eastern time on the proposed date of a borrowing of Revolving Loans that are to be Base Rate Loans and not later than 12:00 noon Eastern time at least three (3) Business Days prior to a borrowing of Revolving Loans that are to be LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing.  Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans.  Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower.  Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent.  The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c)Funding of Revolving Loans.  Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Lender of the proposed borrowing.  Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than (i) in the case of Revolving Loans that are to be Base Rate Loans, 2:00 p.m. Eastern time on the date of such proposed Revolving Loans and (ii) in the case of Revolving Loans that are to be LIBOR Loans, 12:00 noon Eastern time on the date of such proposed Revolving Loans.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, the proceeds of such amounts received by the Administrative Agent (x) in the case of Revolving Loans that are to be Base Rate Loans, not later than 4:00 p.m. Eastern time on the date of the requested borrowing of such Revolving Loans and (y) in the case of Revolving Loans that are to be LIBOR Loans, not later than 3:00 p.m. Eastern time on the date of the requested borrowing of such Revolving Loans.

(d)Assumptions Regarding Funding by Lenders.  With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender.  In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Federal Funds Rate and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

Section 2.2. Bid Rate Loans.

(a)Bid Rate Loans.  At any time during the period from the Effective Date to but excluding the Termination Date, and so long as the Borrower continues to maintain an Investment Grade Rating from S&P or Moody’s, the Borrower may, as set forth in this Section, request the Lenders to make offers to make Bid Rate Loans to the Borrower in Dollars.  The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

(b)Requests for Bid Rate Loans.  When the Borrower wishes to request from the Lenders offers to make Bid Rate Loans, it shall give the Administrative Agent notice (a “Bid Rate Quote Request”) so as to be received no later than 12:00 noon Eastern time on (x) the Business Day immediately preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction and (y) the date four (4) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction.  The Administrative Agent shall deliver to each Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Administrative Agent.  The Borrower may request offers to make Bid Rate Loans for up to three (3) different Interest Periods in any one Bid Rate Quote Request; provided that if granted each separate Interest Period shall be deemed to be a separate borrowing (a “Bid Rate Borrowing”).  Each Bid Rate Quote Request shall be substantially in the form of Exhibit L and shall specify as to each Bid Rate Borrowing all of the following:

(i)the proposed date of such Bid Rate Borrowing, which shall be a Business Day;

(ii)the aggregate amount of such Bid Rate Borrowing which shall be in a minimum amount of $15,000,000 and integral multiples of $1,000,000 in excess thereof which shall not cause any of the limits specified in Section 2.15. to be violated;

(iii)whether the Bid Rate Quote Request is for LIBOR Margin Loans or Absolute Rate Loans; and

(iv)the duration of the Interest Period applicable thereto, which shall not extend beyond the Termination Date.

The Borrower shall not deliver any Bid Rate Quote Request within five Business Days of the giving of any other Bid Rate Quote Request and the Borrower shall not deliver more than three (3) Bid Rate Quote Requests in any calendar month.

(c)Bid Rate Quotes.

(i)Each Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower’s request under Section 2.2.(b) specified more than one Interest Period, such Lender may make a single submission containing only one Bid Rate Quote for each such Interest Period.  Each Bid Rate Quote must be submitted to the Administrative Agent not later than 11:30 a.m. Eastern time (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three (3) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, and in either case the Administrative Agent shall disregard any Bid Rate Quote received after such time; provided that the Lender then acting as the Administrative Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 30 minutes prior to the latest time by which the Lenders must submit applicable Bid Rate Quotes.  Any Bid Rate Quote so made shall be irrevocable except with the consent of the Administrative Agent given at the request of the Borrower.  Such Bid Rate Loans may be funded by a Lender’s Designated Lender (if any) as provided in Section 12.6.(h); however, such Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.

(ii)Each Bid Rate Quote shall be substantially in the form of Exhibit M and shall specify:

(A)the proposed date of borrowing and the Interest Period therefor;

(B)the principal amount of the Bid Rate Loan for which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Lender submits Bid Rate Quotes (x) may be greater or less than the Commitment of such Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested; provided further that any Bid Rate Quote shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof;

(C)in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) offered for each such Absolute Rate Loan (the “Absolute Rate”);

(D)in the case of a LIBOR Auction, the margin above or below applicable LIBOR (the “LIBOR Margin”) offered for each such LIBOR Margin Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBOR; and

(E)the identity of the quoting Lender.

Unless otherwise agreed by the Administrative Agent and the Borrower, no Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

(d)Notification by Administrative Agent.  The Administrative Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 12:30 p.m. Eastern time (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction or (y) on the date three (3) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Lender that is in accordance with Section 2.2.(c) and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Lender with respect to the same Bid Rate Quote Request.  Any such subsequent Bid Rate Quote shall be disregarded by the Administrative Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote.  The Administrative Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Absolute Rates or LIBOR Margins, as applicable, so offered by each Lender (identifying the Lender that made such Bid Rate Quote).

(e)Acceptance by Borrower.

(i)Not later than 1:30 p.m. Eastern time (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three (3) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, the Borrower shall notify the Administrative Agent of its acceptance or nonacceptance of the Bid Rate Quotes so notified to it pursuant to Section 2.2.(d). which notice shall be in the form of Exhibit N.  In the case of acceptance, such notice shall specify the aggregate principal amount of Bid Rate Quotes for each Interest Period that are accepted.  The failure of the Borrower to give such notice by such time shall constitute nonacceptance.  The Borrower may accept any Bid Rate Quote in whole or in part; provided that:

(A)the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

(B)the aggregate principal amount of each Bid Rate Borrowing shall comply with the provisions of Section 2.2.(b)(ii) and together with all other Bid Rate Loans then outstanding shall not cause the limits specified in Section 2.15. to be violated and the number of Interest Periods shall not exceed the number permitted to be outstanding under Section 2.6.;

(C)acceptance of Bid Rate Quotes may be made only in ascending order of Absolute Rates or LIBOR Margins, as applicable, in each case beginning with the lowest rate so offered;

(D)any acceptance in part by the Borrower shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; and

(E)the Borrower may not accept any Bid Rate Quote that fails to comply with Section 2.2.(c) or otherwise fails to comply with the requirements of this Agreement.

(ii)If Bid Rate Quotes are made by two or more Lenders with the same Absolute Rates or LIBOR Margins, as applicable, for a greater aggregate principal amount than the amount in respect of which Bid Rate Quotes are permitted to be accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such Bid Rate Quotes  are accepted shall be allocated by the Administrative Agent among such Lenders in proportion to the aggregate principal amount of such Bid Rate Quotes.  Determinations by the Administrative Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

(f)Obligation to Make Bid Rate Loans.  The Administrative Agent shall promptly (and in any event not later than (x) 2:30 p.m. Eastern time on the proposed date of borrowing of Absolute Rate Loans and (y) on the date three (3) Business Days prior to the proposed date of borrowing of LIBOR Margin Loans) notify each Lender as to whose Bid Rate Quote has been accepted and the amount and rate thereof.  A Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 12.6.(h). Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee in respect of such Bid Rate Loan and be entitled to receive payment thereof when due.  No Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded.  Any Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 3:30 p.m. Eastern time on the date specified for the making of such Loan, make the amount of such Loan available to the Administrative Agent at its Principal Office in immediately available funds, for the account of the Borrower.  The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower not later than 4:30 p.m. Eastern time on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.

(g)No Effect on Commitment.  Except for the purpose and to the extent expressly stated in Section 2.12. and 2.15., the amount of any Bid Rate Loan made by any Lender shall not constitute a utilization of such Lender’s Commitment.

Section 2.3.  Letters of Credit.

(a)Letters of Credit.  Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Issuing Banks, on behalf of the Lenders, agree to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $50,000,000, as such amount may be reduced from time to time in accordance with the terms hereof (the “L/C Commitment Amount”); provided, that an Issuing Bank shall not be obligated to issue any Letter of Credit if after giving effect to such issuance, the aggregate Stated Amount of outstanding Letters of Credit issued by such Issuing Bank would exceed one-fifth of the L/C Commitment Amount.

(b)Terms of Letters of Credit.  At the time of issuance, the amount, form, terms and conditions of a Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the applicable Issuing Bank and the Borrower.  Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the applicable Issuing Bank but, except as set forth in the following sentence, in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Termination Date.  Notwithstanding the foregoing, a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Termination Date (any such Letter of Credit being referred to as an “Extended Letter of Credit”) so long as the Borrower delivers to the Administrative Agent for its benefit and the benefit of the applicable Issuing Bank and the Lenders no later than 30 days prior to the Termination Date Cash Collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the Stated Amount of such Letter of Credit; provided, that the obligations of the Borrower under this Section in respect of such Extended Letters of Credit shall survive the termination of this Agreement and shall remain in effect until no such Extended Letters of Credit remain outstanding.  If the Borrower fails to provide Cash Collateral with respect to any Extended Letter of Credit by the date 30 days prior to the Termination Date, such failure shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to the maximum Stated Amount of such Letter of Credit), which shall be reimbursed (or participations therein funded) by the Lenders in accordance with the immediately following subsections (i) and (j), with the proceeds being utilized to provide Cash Collateral for such Letter of Credit.  The initial Stated Amount of each Letter of Credit shall be at least $25,000 (or such lesser amount as may be acceptable to the applicable Issuing Bank, the Administrative Agent and the Borrower).

(c)Requests for Issuance of Letters of Credit.  The Borrower shall give the applicable Issuing Bank and the Administrative Agent written notice at least five (5) Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the applicable Issuing Bank.  Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Section 5.2., the applicable Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date five (5) Business Days following the date after which such Issuing Bank has received all of the items required to be delivered to it under this subsection.  An Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause such Issuing Bank or any Lender to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  Upon the written request of the Borrower, the applicable Issuing Bank shall deliver to the Borrower a copy of each Letter of Credit issued by it within a reasonable time after the date of issuance thereof.  To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)Reimbursement Obligations.  Upon receipt by an Issuing Bank from the beneficiary of a Letter of Credit issued by it of any demand for payment under such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that such Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation.  The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse each Issuing Bank for the amount of each demand for payment under each Letter of Credit issued by such Issuing Bank at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.  Upon receipt by an Issuing Bank of any payment in respect of any Reimbursement Obligation, such Issuing Bank shall promptly pay to each Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Commitment Percentage of such payment.

(e)Manner of Reimbursement.  Unless the Borrower provides notice to the Administrative Agent not later than 12:00 noon Eastern time at least one (1) Business Day prior to the date that payment is required to be made pursuant to the related demand for payment that it intends to reimburse the applicable Issuing Bank by means other than by a borrowing hereunder, then if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid

Reimbursement Obligation, the Administrative Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 12:00 noon Eastern time on the date payment is required to made, and each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office in immediately available funds and (ii) if such conditions would not permit the making of Revolving Loans and the Borrower does not otherwise reimburse the applicable Issuing Bank for the amount of the related demand for payment, the failure of which such Issuing Bank shall notify the Administrative Agent, the provisions of subsection (j) of this Section shall apply and an Event of Default under Section 10.1.(a)(i) shall have occurred.  The limitations set forth in the second sentence of Section 2.1.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.  The Administrative Agent shall pay the proceeds of any Revolving Loans made pursuant to this Section to the applicable Issuing Bank, which shall apply such proceeds to repay the unpaid Reimbursement Obligation.

(f)Effect of Letters of Credit on Commitments.  Upon the issuance by an Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)Issuing Banks’ Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations.  In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, each Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit.  The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, none of the Issuing Banks, the Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, the Administrative Agent or the Lenders.  None of the above shall affect, impair or prevent the vesting of any of the Issuing Banks’ or Administrative Agent’s rights or powers hereunder.  Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent, any other Issuing Bank or any Lender.  In this connection, the obligation of the Borrower to reimburse an Issuing Bank for any drawing made under any Letter of Credit issued by such Issuing Bank, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against such Issuing Bank, any other Issuing Bank, the Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, such Issuing Bank, any other Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non‑application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by such Issuing Bank under any applicable Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.  Notwithstanding anything to the contrary contained in this Section or Section 12.10., but not in limitation of the Borrower’s unconditional obligation to reimburse an Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, any Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, either such Issuing Bank or such Lender arising solely out of the gross negligence or willful misconduct of the Administrative Agent, either such Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Administrative Agent, any Issuing Bank or any Lender with respect to any Letter of Credit.

(h)Amendments, Etc.  The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit issued by such Issuing Bank shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the applicable Issuing Bank and the Administrative Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and Lenders, if any, required by Section 12.7. shall have consented thereto.  In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5.(c).

(i)Lenders’ Participation in Letters of Credit.  Immediately upon (i) the Effective Date with respect to all Existing Letters of Credit and (ii) the issuance by an Issuing Bank of all other Letters of Credit, each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of an Issuing Bank with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit.  In addition, upon the making of each payment by a Lender to the Administrative Agent for the account of an Issuing Bank in respect of any Letter of Credit issued by it pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of such

Issuing Bank, Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the second and the last sentences of Section 3.5.(c)).

(j)Payment Obligation of Lenders.  Each Lender severally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by such Issuing Bank under each Letter of Credit issued by it to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing except as provided in Section 3.9.(d).  If the notice referenced in the second sentence of Section 2.3.(e) is received by a Lender not later than 12:00 noon Eastern time, then such Lender shall make such payment available to the Administrative Agent not later than 3:00 p.m. Eastern time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 2:00 p.m. Eastern time on the next succeeding Business Day.  Each Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the applicable Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(e) or (f) or (iv) the termination of the Commitments.  Each such payment to the Administrative Agent for the account of the applicable Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)Information to Lenders.  Promptly following any change in Letters of Credit outstanding, the applicable Issuing Bank shall deliver to the Administrative Agent, who shall promptly deliver the same to each Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit issued by such Issuing Bank outstanding at such time.  Upon the request of any Lender from time to time, an Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to such Letter of Credit that is the subject of the request.   Other than as set forth in this subsection, the Issuing Banks and the Administrative Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder.  The failure of an Issuing Bank to perform its requirements under this subsection shall not relieve any Lender from its obligations under the immediately preceding subsection (j).

(l)Existing Letters of Credit.  The parties agree that each Existing Letter of Credit shall, from and after the Effective Date, be deemed a Letter of Credit issued under this Agreement and shall be subject to and governed by the terms and conditions of this Agreement and the other Loan Documents.

(m)Extended Letters of Credit.  Each Lender confirms that its obligations under the immediately preceding subsections (i) and (j) shall be reinstated in full and apply if the delivery of any Cash Collateral in respect of an Extended Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise.

Section 2.4.  Swingline Loans.

(a)Swingline Loans.  Subject to the terms and conditions hereof, including without limitation Section 2.15., each Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, $62,500,000, as such amount may be reduced from time to time in accordance with the terms hereof; provided, that no Swingline Lender shall be obligated to make a Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate principal amount of outstanding Revolving Loans made by it in its capacity as a Lender plus the aggregate principal amount of outstanding Swingline Loans made by it in its capacity as a Swingline Lender would exceed the Commitment of such Swingline Lender in its capacity as a Lender.  If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment of such Swingline Lender in effect at such time, or if at any time the aggregate principal amount of the outstanding Swingline Loans and outstanding Revolving Loans made by the Swingline Lender in its capacity as a Lender exceeds the Commitment of such Swingline Lender in its capacity as a Lender in effect at such time, the Borrower shall immediately pay the Administrative Agent for the account of such Swingline Lender the amount of such excess, and, subject to the parenthetical in the last sentence of Section 3.2., the proceeds of such payment shall be applied to repay outstanding Swingline Loans.  Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.  For the avoidance of doubt, subject to the terms of this Agreement, (i) the Borrower may request a Swingline Loan from one Swingline Lender without having to make a request for a Swingline Loan from the other Swingline Lender, and (ii) outstanding Swingline Loans may be repaid in such order as the Borrower may elect.

(b)Procedure for Borrowing Swingline Loans.  The Borrower shall give the Administrative Agent and the Swingline Lender selected by the Borrower to make a Swingline Loan notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan.  Each Notice of Swingline Borrowing shall be delivered to the applicable Swingline Lender no later than 12:00 noon Eastern time on the proposed date of such borrowing.  Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the applicable Swingline Lender by telecopy on the same day of the giving of such telephonic notice.  Not later than 2:00 p.m. Eastern time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article 5.2. for such borrowing, the applicable Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

(c)Interest.  Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans or at such other rate or rates as the Borrower and the applicable Swingline Lender may agree from time to time in writing.  Interest on a Swingline Loan is solely for the account of the Swingline Lender that made such Swingline Loan (except to the extent a Lender acquires a participating interest in such Swingline Loan pursuant to the immediately following subsection (e)).  All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5. with respect to interest on Base Rate Loans (except as the applicable Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan made by such Swingline Lender).

(d)Swingline Loan Amounts, Etc.  Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof, or such other minimum amounts agreed to by a Swingline Lender and the Borrower.  Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender that made such Swingline Loans and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the applicable Swingline Lender(s) and the Administrative Agent prior written notice thereof no later than 1:00 p.m. Eastern time on the day prior to the date of such prepayment.  The Swingline Loans owing to a Swingline Lender shall, in addition to this Agreement, be evidenced by a Swingline Note in favor of such Swingline Lender.

(e)Repayment and Participations of Swingline Loans.  The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender that made such Swingline Loan and, in any event, within five (5) Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan.  Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as a Swingline Lender and the Borrower may agree in writing with respect to Swingline Loans made by such Swingline Lender).  In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender that made such Swingline Loan may, on behalf of the Borrower (which hereby irrevocably directs each such Swingline Lender to act on its behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan.  The amount limitations contained in the second sentence of Section 2.1.(a) shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection.  The Swingline Lender so electing to request a borrowing of Revolving Loans shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 12:00 noon Eastern time at least one Business Day prior to the proposed date of such borrowing.  Promptly after receipt of such notice of borrowing of Revolving Loans from a Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Lender of the proposed borrowing.  Not later than 12:00 noon Eastern time on the proposed date of such borrowing, each Lender will make available to the Administrative Agent at the Principal Office for the account of the applicable Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender.  The Administrative Agent shall pay the proceeds of such Revolving Loans to the applicable Swingline Lender, which shall apply such proceeds to repay such Swingline Loan.  If the Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 10.1.(e) or (f)), each Lender shall purchase from the applicable Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the applicable Swingline Lender in Dollars and in immediately available funds.  A Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, any Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1. (e) or (f)), or the termination of any Lender’s Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such amount is not in fact made available to the applicable Swingline Lender by any Lender, such Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate.  If such Lender does not pay such amount forthwith upon the applicable Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the applicable Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein).  Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due it hereunder, to the applicable Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.5.  Rates and Payment of Interest on Loans.

(a)Rates.  The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Base Rate Loans;

(ii)during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for LIBOR Loans;

(iii)if such Loan is an Absolute Rate Loan, at the Absolute Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.2.; and

(iv)if such Loan is a LIBOR Margin Loan, at LIBOR for such Loan for the Interest Period therefor plus the LIBOR Margin quoted by the Lender making such Loan in accordance with Section 2.2.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and each Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise).  Interest payable at the Post-Default Rate shall be payable from time to time on demand.  All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.6.  Number of Interest Periods.

There may be no more than fifteen (15) different Interest Periods for LIBOR Loans and Bid Rate Loans, collectively, outstanding at the same time.

Section 2.7.  Repayment of Loans.

(a)Revolving Loans.  The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date.

(b)Bid Rate Loans.  The Borrower shall repay the entire outstanding principal amount of, and all accrued interest on, each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.

Section 2.8.  Prepayments.

(a)Optional.  Subject to Section 4.4., the Borrower may prepay any Loan (other than a Bid Rate Loan) at any time without premium or penalty.  Except as required to comply with the provisions of Section 2.8.(b)(ii), a Bid Rate Loan may only be prepaid with the prior written consent of the Lender holding such Bid Rate Loan.  The Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan.  Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof, or the outstanding principal balance of such Loan, if less.

(b)Mandatory.

(i)Commitment Overadvance.  If at any time the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and Bid Rate Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Lenders then holding Commitments (or if the Commitments have been terminated, then holding outstanding Revolving Loans, Swingline Loans, Bid Rate Loans and/or Letter of Credit Liabilities), the amount of such excess.

(ii)Bid Rate Facility Overadvance.  If at any time the aggregate principal amount of all outstanding Bid Rate Loans exceeds one‑half of the aggregate amount of all Commitments at such time, then the Borrower shall immediately pay to the Administrative Agent for the accounts of the applicable Lenders the amount of such excess.

(iii)Application of Mandatory Prepayments.  Amounts paid under the preceding subsection (b)(i) shall be applied to pay all amounts of principal outstanding on the Loans (applied first to principal outstanding with respect to any Swingline Loans, then to Base Rate Loans, then to LIBOR Loans, then to Absolute Rate Loans and then LIBOR Margin Loans) and any Reimbursement Obligations pro rata in accordance with Section 3.2., and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations.  Amounts paid under the preceding subsection (b)(ii) shall be applied in accordance with Section 3.2.(e).  If the Borrower is required to pay any outstanding LIBOR Loans or LIBOR Margin Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

Section 2.9.  Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 12:00 noon Eastern time on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.10.  Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists.  Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.  Each such Notice of Conversion shall be given not later than 12:00 noon Eastern time 3 Business Days prior to the date of any proposed Conversion.  Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11.  Notes.

(a)Notes.  Except in the case of a Lender that has requested not to receive a Revolving Note, the Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.  Except in the case of a Lender that has requested that it not receive a Bid Rate Note, the Bid Rate Loans made by a Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Bid Rate Note payable to the order of such Lender.  The Swingline Loans made by each Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of such Swingline Lender.

(b)Records.  The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the

Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)Lost, Stolen, Destroyed or Mutilated Notes.  Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.12.  Voluntary Reductions of the Commitment.

The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Bid Rate Loans and Swingline Loans) at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $5,000,000 and integral multiples of $5,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”); provided, however, the Borrower may not reduce the aggregate amount of the Commitments below $100,000,000 unless the Borrower is terminating the Commitments in full.  Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Commitment reduction.  The Commitments, once reduced pursuant to this Section, may not be increased (other than pursuant to the provisions of Section 2.16.), and the Commitments, once terminated pursuant to this Section, may not be reinstated.  The Borrower shall pay all interest and fees on the Revolving Loans accrued to the date of such reduction or termination of the Commitments to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 4.4.

Section 2.13.  Extension of Termination Date.

The Borrower shall have the right, exercisable two times, to extend the Termination Date in effect as of the date each such right is exercised by six months.   The Borrower may exercise each such extension right only by executing and delivering to the Administrative Agent, at least 90 days but not more than 180 days prior to the then current Termination Date, a written request for such extension (each an “Extension Request”). The Administrative Agent shall notify the Lenders each time it receives an Extension Request promptly upon receipt thereof.  Subject to satisfaction of the following conditions, the Termination Date then in effect shall be extended for six months effective upon receipt by the Administrative Agent of an Extension Request and payment of the applicable fee referred to the following clause (b): (a) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation and warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects)  on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation and warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents and (b) the Borrower shall have paid the Fees payable under Section 3.5.(e).  At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from the chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (a)(i) and (a)(ii).

Section 2.14.  Expiration Date of Letters of Credit Past Commitment Termination.

If on the date the Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder with respect to which the Borrower has not complied with the conditions set forth in the second proviso of the second sentence of Section 2.3.(b), the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the Issuing Banks, an amount of money sufficient to cause the balance of available funds on deposit in the Letter of Credit Collateral Account to equal the aggregate Stated Amount of such Letters of Credit for deposit into the Letter of Credit Collateral Account.

Section 2.15.  Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, no Lender shall make any Bid Rate Loan, the Issuing Banks shall not be required to issue a Letter of Credit and no reduction of the Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Commitments:

(a)the aggregate principal amount of all outstanding Revolving Loans, Bid Rate Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Commitments at such time; or

(b)the aggregate principal amount of all outstanding Bid Rate Loans would exceed 50.0% of the aggregate amount of the Commitments at such time.

Section 2.16.  Increase in Commitments.

The Borrower shall have the right to request increases in the aggregate amount of the Commitments by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Commitments shall not exceed $2,500,000,000 less the amount of any voluntary reduction of the Commitments pursuant to Section 2.12.  Each such increase in the Commitments must be an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof.  The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders.  No Lender shall be obligated in any way whatsoever to increase its Commitment or provide a new Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee.  If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (determined with respect to the Lenders’ respective Commitments and after giving effect to the increase of Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Lenders under Section 2.3.(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans.  The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Revolving Loans.  Effecting the increase of the Commitments under this Section is subject to the following conditions precedent:  (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Parent, the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:  (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all partnership or other necessary action taken by the Borrower to authorize such increase and (B) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing the guaranty of such increase; and (ii) if requested by the Administrative Agent, an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) new Revolving Notes executed by the Borrower, payable to any new Lenders and replacement Revolving Notes executed by the Borrower, payable to any existing Lenders increasing their Commitments, in the amount of such Lender’s Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Commitments.  In connection with any increase in the aggregate amount of the Commitments pursuant to this Section 2.16. any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.

Section 2.17.  Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

Article III. Payments, Fees and Other General Provisions

Section 3.1.  Payments.

(a)Payments by Borrower.  Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 2:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 10.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied.  Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  Each payment received by the Administrative Agent for the account of an Issuing Bank under this

Agreement shall be paid to such Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Issuing Bank to the Administrative Agent from time to time, for the account of such Issuing Bank.  In the event the Administrative Agent fails to pay such amounts to such Lender or such Issuing Bank, as the case may be, within one Business Day of receipt of such amounts, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)Presumptions Regarding Payments by Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.

Section 3.2.  Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Sections 2.1.(a), 2.3.(e) and 2.4.(e) shall be made from the Lenders, each payment of the fees under Sections 3.5.(a) and 3.5.(b), the first sentence of Section 3.5.(c), and Section 3.5.(e) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.12. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.9., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans shall be made for the account of the Lenders, as applicable, pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Sections 4.1.(c) and 4.5.) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Loans and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (e) each prepayment of principal of Bid Rate Loans by the Borrower pursuant to Section 2.8.(b)(iii) shall be made for account of the Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loans then owing to each such Lender; (f) the Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.4., shall be in accordance with their respective Commitment Percentages; and (g) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be in accordance with their respective Commitment Percentages.  All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the applicable Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.4.(e), in which case such payments shall be pro rata in accordance with such participating interests).

Section 3.3.  Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of  this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 10.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 10.5., as applicable.  To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Fees.

(a)Closing Fee.  On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent.

(b)Facility Fees. During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders a facility fee equal to the daily aggregate amount of the Commitments (whether or not utilized) times a rate per annum equal to the Applicable Facility Fee.  Such fee shall be payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Termination Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero.  The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(c)Letter of Credit Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or (y) to but excluding the date such Letter of Credit is drawn in full.  In addition to such fees, the Borrower shall pay to the applicable Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank equal to one-eighth of one percent (0.125%) of the initial Stated Amount of such Letter of Credit; provided, however, in no event shall the aggregate amount of such fee in respect of any Letter of Credit be less than $1,000.  The fees provided for in this subsection shall be nonrefundable and payable, in the case of the fee provided for in the first sentence, in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Termination Date, (iii) on the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent and in the case of the fee provided for in the second sentence, at the time of issuance of such Letter of Credit.  The Borrower shall pay directly to the applicable Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by the applicable Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any other transaction relating thereto.

(d)Bid Rate Loan Fees.  The Borrower agrees to pay to the Administrative Agent a fee equal to $2,000 at the time of each Bid Rate Quote Request made hereunder for services rendered by the Administrative Agent in connection with the Bid Rate Loans.

(e)Extension Fee.  If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.13., the Borrower agrees to pay to the Administrative Agent for the account of each Lender (x) upon a first request to extend the Termination Date by six months, a fee equal to three-fortieths of one percent (0.075%) of the amount of such Lender’s Commitment (whether or not utilized) at such time, and (y) upon a second request to extend the Termination Date for an additional six months, a fee equal to one-twentieth of one percent (0.050%) of the amount of such Lender’s Commitment (whether or not utilized) at such time.  The extension fee set forth in clause (x) of the immediately preceding sentence shall be due and payable in full on the date the Administrative Agent receives a first Extension Request pursuant to such Section, and the extension fee set forth in clause (y) of the immediately preceding sentence shall be due and payable in full on the date the Administrative Agent receives a second Extension Request pursuant to such Section.

(f)Administrative and Other Fees.  The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6.  Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7.  Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.  The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5.(a)(i) through (iv) and, with respect to Swingline Loans, in Section 2.4.(c).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8.  Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error.  The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9.  Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any  Lender becomes a Defaulting Lender, then, until such time as such  Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.  The rights and remedies of the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the other Lenders against a Defaulting Lender under this Section are in addition to any other rights and remedies such parties may have against such Defaulting Lender under this Agreement, any of the Loan Documents, Applicable Law or otherwise.

(b)Defaulting Lender Waterfall.  Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or any Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this

Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or any Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.3.(j) in respect of Letters of Credit, in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Liabilities owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Liabilities owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Lenders pro rata in accordance with their respective Commitment Percentages (determined without giving effect to the immediately following subsection (d)).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)Certain Fees.

(i)No Defaulting Lender shall be entitled to receive the Fee payable under Section 3.5.(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Fee to a Defaulting Lender that otherwise would have been required to have been paid to such Defaulting Lender).

(ii)Each Defaulting Lender shall be entitled to receive the Fee payable under Section 3.5.(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii)With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non‑Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non‑Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank and each Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or such Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d)Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 12.22., no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)Cash Collateral, Repayment of Swingline Loans.

(i)If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in this subsection, which prepayment and/or cash collateralization may be provided by a borrowing of Revolving Loans if the applicable conditions contained in Article V. would permit the making of Revolving Loans.

(ii)At any time that there shall exist a Defaulting Lender, within 1 Business Day following the written request of the Administrative Agent or the applicable Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of such Issuing Bank with respect to Letters of Credit issued and outstanding at such time, which prepayment and/or cash collateralization may be provided by a borrowing of Revolving Loans if the applicable conditions contained in Article V. would permit the making of Revolving Loans.

(iii)The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Banks, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv)Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)Cash Collateral (or the appropriate portion thereof) provided to reduce an Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable  Lender), or (y) the determination by the Administrative Agent and the applicable Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash

Collateral and the applicable Issuing Bank may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

(f)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lenders and the Issuing Banks agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective  Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)), whereupon such  Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that  Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) each Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) each Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 3.10.  Taxes; Foreign Lenders.

(a)Issuing Banks.  For purposes of this Section, the term “Lender” includes the Issuing Banks and the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower.  The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower.  The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental

Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.  The provisions of this subsection shall continue to inure to the benefit of an Administrative Agent following its resignation as Administrative Agent.

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable,  establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of IRS Form W-8BEN or W-8BEN-E, as applicable,; or

(IV)to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-2 or Exhibit O-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit O-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section 3.10.), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.10. with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)PATRIOT Act Notice; Compliance.  In order for the Administrative Agent to comply with the PATRIOT Act, prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

(k)FATCA Determination.  For purposes of determining withholding Taxes imposed under FATCA, from and after March 2, 2017, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

Article IV. Yield Protection, Etc.

Section 4.1.  Additional Costs; Capital Adequacy.

(a)Capital Adequacy.  If any Lender or any Participant determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued or taking effect after the Effective Date (including any Regulatory Change and, for the avoidance of doubt, giving effect to the last sentence of the definition thereof) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s Commitments or its making or maintaining Loans or participating in Letters of Credit below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or such corporation with regard to capital and liquidity), then the Borrower shall, from time to time, within thirty (30) days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital or liquidity is allocable to such Lender’s or such Participant’s obligations hereunder.

(b)Additional Costs.  In addition to, and not in limitation of the immediately preceding subsection, but without duplication, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any Loans bearing interest at a rate based on LIBOR or the LIBOR Market Index Rate (as used in this Section “Specified LIBOR Loans”) or LIBOR Margin Loans or its obligation to make any Specified LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Specified LIBOR Loans or LIBOR Margin Loans or such obligation or the maintenance by such Lender of capital or liquidity in respect of its  Specified LIBOR Loans or LIBOR Margin Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Specified LIBOR Loans or LIBOR Margin Loans or its Commitments (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans or

LIBOR Margin Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder), (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy), or (iv) imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender.

(c)Lender’s Suspension of LIBOR Loans and LIBOR Margin Loans.  Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans or LIBOR Margin Loans is determined as provided in  this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or LIBOR Margin Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans and/or the obligation of a Lender that has outstanding a Bid Rate Quote to make LIBOR Margin Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(d)Additional Costs in Respect of Letters of Credit.  Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any Tax (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the applicable Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by any Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrower shall pay immediately to such Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by such Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Lender for such increased costs or reductions in amount.

(e)Notification and Determination of Additional Costs.  Each of the Administrative Agent, each Issuing Bank, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent, such Issuing Bank, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Issuing Bank, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Administrative Agent).  The Administrative Agent, each Issuing Bank, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower (and in the case of an Issuing Bank, a Lender or a Participant to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section.  Determinations by the Administrative Agent, such Issuing Bank, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error, provided that such determinations are made on a reasonable basis and in good faith.  Notwithstanding anything to the contrary contained in the preceding subsections of this Section 4.1., the Borrower shall not be required to compensate any Lender for any such increased costs or reduced return incurred by such Lender more than one-hundred-eighty (180) days prior to such Lender’s written request to the Borrower for such compensation (except that if the event giving rise to the increased costs or reduced return is retroactive, then the one-hundred-eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 4.2.  Suspension of LIBOR Loans and LIBOR Margin Loans.

(a)Circumstances Affecting LIBOR Rate Availability.  Subject to clause (b) below, in connection with any request for a LIBOR Loan, a conversion to or continuation thereof, a Bid Rate Quote with respect of a LIBOR Margin Loan or otherwise, if for any reason (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) reasonable and adequate means do not exist for the ascertaining LIBOR for such Interest Period with respect to a proposed LIBOR Loan or (iii) the Requisite Lenders shall determine that LIBOR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Loans (or LIBOR Margin Loans in respect of an outstanding Bid Rate Quote) and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Loan shall be suspended until the Administrative Agent revokes any such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for the borrowing of, conversion to or continuation of LIBOR Loans and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Loan together with accrued interest thereon (subject to Section 3.7)), on the last day of the then current Interest Period applicable to such LIBOR Loan; or (B) convert the then outstanding principal amount of each such LIBOR Loan to a Base Rate Loan (with Base Rate determined other than by reference to LIBOR) as of the last day of such Interest Period.

(b)Benchmark Replacement Setting.

(i)Benchmark Replacement.

(A)Notwithstanding anything to the contrary herein or in any other Loan Document (and any Derivatives Contract shall be deemed not to be a “Loan Document” for purposes of this Section 4.2.(b)) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

(B)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.  For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.2.(b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.2.(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.2.(b).

(iv)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 4.3.  Illegality.

Notwithstanding any other provision of this Agreement, (a) if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder and/or (b) if any Lender that has an outstanding Bid Rate Quote shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Margin Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended and/or such Lender’s obligation to make LIBOR Margin Loans shall be suspended, in each case, until such time as such Lender may again make and maintain LIBOR Loans or LIBOR Margin Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4.  Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or a Bid Rate Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article 5.2. to be satisfied) to borrow a LIBOR Loan or a Bid Rate Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, (i) in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date and (ii) in the case of a Bid Rate Loan, the sum of such losses and expenses as the Lender or Designated Lender who made such Bid Rate Loan may reasonably incur by reason of such prepayment, including without limitation any losses or expenses incurred in obtaining, liquidating or employing deposits from third parties.  Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.  Any such statement shall be conclusive absent manifest error.

Section 4.5.  Treatment of Affected Loans.

(a)If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c), Section 4.2. or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c), Section 4.2., or Section 4.3. on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2. or Section 4.3. that gave rise to such Conversion no longer exist:

(i)to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(ii)all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1.(c) or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

(b)If the obligation of a Lender to make LIBOR Margin Loans shall be suspended pursuant to Section 4.1.(c) or 4.2., then the LIBOR Margin Loans of such Lender shall be automatically due and payable on such date as such Lender may specify to the Borrower by written notice with a copy to the Administrative Agent.

Section 4.6.  Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections or (c) a Lender becomes a Defaulting Lender, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) the aggregate amount of payments previously made by the Affected Lender under Section 2.3. (j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  The exercise by the Borrower of its rights under this Section shall be at the

Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders.  The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 4.1. or 4.4.) with respect to any period up to the date of replacement.

Section 4.7.  Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8.  Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

Article V. Conditions Precedent

Section 5.1.  Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

(a)The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)counterparts of this Agreement executed by each of the parties hereto;

(ii)Revolving Notes and Bid Rate Notes executed by the Borrower, payable to each applicable Lender (including any Designated Lender, if applicable), other than any Lender that has requested that it not receive a Note, and complying with the terms of Section 2.11.(a) and the Swingline Note executed by the Borrower;

(iii)the Guaranty executed by each of the Guarantors initially to be a party thereto;

(iv)an opinion of Foley & Lardner LLP, counsel to the Parent and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering the matters set forth in Exhibit O;

(v)the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument

(if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vi)a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Swingline Borrowing, requests for Letters of Credit, Notices of Conversion and Notices of Continuation;

(viii)copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)a Compliance Certificate calculated on a pro forma basis for the Borrower’s fiscal quarter ending September 30, 2020;

(x)a Disbursement Instruction Agreement effective as of the Agreement Date;

(xi)evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xii)such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request; and

(b)In the good faith judgment of the Administrative Agent:

(i)there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii)the Parent and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain, enjoin or impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Parent, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iv)the Administrative Agent and the Lenders shall have received, at least five (5) Business Days prior to the Agreement Date, all documentation and other information requested by the Administrative Agent or any Lender or required by regulatory authorities in order for the Administrative Agent and the Lenders to comply with requirements of any Anti-Money Laundering Laws, including the PATRIOT Act and any applicable “know your customer” rules and regulations;

(v)the Borrower shall have delivered to the Administrative Agent, and directly to any Lender requesting the same, a Beneficial Ownership Certification in relation to it (or a certification that such Borrower qualifies for an express exclusion from the “legal entity customer” definition under the Beneficial Ownership Regulations), in each case at least five (5) Business Days prior to the Agreement Date; and

(vi)there shall not have occurred or exist any material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2.  Conditions Precedent to All Loans and Letters of Credit.

The obligations of (i) Lenders to make any Loans and (ii) the Issuing Banks to issue Letters of Credit are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party (excluding in the case of any Credit Event occurring after the Effective Date, the representations and warranties contained in clause (i) of Section 6.1.(h) and in the first sentence of Section 6.1.(k)), shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder and (c) in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing, or in the case of a Swingline Loan, the Administrative Agent and applicable Swingline Lender shall have received a timely Notice of Swingline Borrowing.

Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).  In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made or any Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article V. that have not been waived in accordance with the terms of this Agreement have been satisfied.  Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.

Article VI. Representations and Warranties

Section 6.1.  Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of an Issuing Bank, to issue Letters of Credit, each of the Parent and the Borrower represents and warrants to the Administrative Agent, each Issuing Bank and each Lender, on the Effective Date, on each Representation and Warranty Date and on each other date as may be expressly set forth in the Loan Documents as follows:

(a)Organization; Power; Qualification.  Each of the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.  None of the Borrower, any other Loan Party or any other Subsidiary is an EEA Financial Institution.

(b)Ownership Structure.  Part I of Schedule 6.1.(b) is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Parent, setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests.  As of the Agreement Date, except as disclosed in such Schedule (A), each of the Parent and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens of the type described in clause (e) of the definition of the term “Permitted Liens”), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.  As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c)Authorization of Loan Documents and Borrowings.  The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder.  The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby.  The Loan Documents and the Fee Letter to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.

(d)Compliance of Loan Documents with Laws.  The execution, delivery and performance of this Agreement,  the other Loan Documents to which any Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under (1) the organizational documents of any Loan Party, or (2) any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound, the violation of which indenture, agreement or other instrument could reasonably be expected to have a Material Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Banks.

(e)Compliance with Law; Governmental Approvals.  Each of the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)Properties; Liens.  Contained in the 10-Q of the Parent filed with the Securities and Exchange Commission on November 6, 2020 is, as of the date of such filing, a complete and correct listing of all real estate assets of the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing, setting forth, for each such Property, the current occupancy status of such Property and whether such Property is a Development Property and, if such Property is a Development Property, the status of completion of such Property.  Each of the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing has good, marketable and legal title to, or a valid leasehold interest in, its respective real estate assets and good title to its other assets.  Each Property included in the calculations of Unencumbered Asset Value and Unencumbered NOI satisfies all requirements under the Loan Documents for being an Eligible Property.

(g)Existing Indebtedness.  Contained in the 10-Q of the Parent filed with the Securities and Exchange Commission on November 6, 2020 is, as of the date of such filing, a complete and correct listing of all Indebtedness (including all Guarantees) of each of the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien.  As of such filing date, the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness, except for such non-compliance, default and/or event of default as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)Litigation.  Except as set forth on Schedule 6.1.(h), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor, to the knowledge of any Loan Party, is there any basis therefor) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document or the Fee Letter.  There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to any Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(i)Taxes.  All federal, state and other material tax returns of the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.6.  As of the Agreement Date, none of the United States income tax returns of the Parent, the Borrower, any other Loan Party, or any of the respective Subsidiaries of any of the foregoing is under audit.  All charges, accruals and reserves on the books of the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing in respect of any taxes or other governmental charges are in accordance with GAAP.

(j)Financial Statements.  The Parent has furnished to each Lender copies of the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries for the fiscal years ended December 31, 2018 and December 31, 2019, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal years ended on such dates, with the opinion thereon of KPMG LLP.  Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Parent and its Consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods.  Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required in accordance with GAAP to be set forth in its financial statements or notes thereto, which are not referred to or reflected or provided for in said financial statements.

(k)No Material Adverse Change.  Since December 31, 2019, there has been no event, change, circumstance or occurrence that could reasonably be expected to have a Material Adverse Effect.  Each of the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing is Solvent.

(l)ERISA.

(i)Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects.  Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan.  To the best knowledge of the Parent and the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715.  As of the most recent valuation date, the “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Parent or the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(m)Absence of Default.  None of the Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived:  (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)Environmental Laws.  Each of the Parent, the Borrower, other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply could reasonably be expected to have a Material Adverse Effect.  Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, neither the Parent nor the Borrower is aware of, nor has any Loan Party or any Subsidiary received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to any Loan Party or any of the respective Subsidiaries of any Loan Party, could reasonably be expected to unreasonably interfere with or prevent compliance or continued compliance with Environmental Laws, or could reasonably be expected to give rise to any common-law or legal liability, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, or any Hazardous Material.  There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending, or, to the Parent’s or the Borrower’s knowledge, threatened, against any Loan Party or any respective Subsidiary of any Loan Party relating in any way to Environmental Laws which, reasonably could be expected to have a Material Adverse Effect.  None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law.  To the Parent’s and/or the Borrower’s knowledge, no Hazardous Materials generated at or transported from the Properties are or have been transported to, or disposed of at, any location that is listed or proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to result in a Material Adverse Effect.

(o)Investment Company.  None of the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(p)Margin Stock.  None of the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(q)Affiliate Transactions.  None of the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing is a party to or bound by any agreement or arrangement with any Affiliate except as permitted by Section 9.8.

(r)Intellectual Property.  Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights,  trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person.  All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances.  No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Parent, the Borrower, any other Loan Party, or any of the respective Subsidiaries of any of the foregoing, or challenging or questioning the validity or effectiveness of any such Intellectual Property.  The use of such Intellectual Property by the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing that could reasonably be expected to have a Material Adverse Effect.

(s)Business.  As of the Agreement Date, the Parent, the Borrower, the other Loan Parties, if any, and the respective Subsidiaries of each of the foregoing are engaged in the business of owning, managing and developing community and neighborhood shopping centers, together with other business activities incidental thereto.

(t)Broker’s Fees.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing ancillary to the transactions contemplated hereby.

(u)Accuracy and Completeness of Information.  None of the written information, reports and other papers and data (excluding financial projections and other forward looking statements), taken as a whole as of the delivery date thereof, furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing, in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Parent, the Borrower, any other Loan Parties, if any, or any of the respective Subsidiaries of the foregoing, or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading.  All financial statements furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of each of the foregoing in connection with or relating an any way to this Agreement present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure).  All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of any of the foregoing that have been or may hereafter be made available to the Administrative Agent or any Lender were prepared in good faith based on reasonable assumptions, it being understood that projections as to future events are not viewed as facts and that the actual results may vary from such projections and such variances may be material.  No fact is known to any Loan Party which has had, or could reasonably be expected to have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(j) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders, including, without limitation, pursuant to Section 8.4.(h).

(v)Not Plan Assets; No Prohibited Transactions.  None of the assets of the Parent, the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(w)Anti-Corruption Laws and Sanctions; Anti-Money Laundering Laws.

(i)None of (A) the Parent, the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers, or employees or (B) to the knowledge of the Borrower, any agent or representative of the Parent, the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Loans, (I) is a Sanctioned Person or currently the subject or target of any Sanctions, (II) has its assets located in a

Sanctioned Country, (III) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (IV) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.

(ii)The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(iii)Each of the Parent, the Borrower and its Subsidiaries, and, to the knowledge of the Borrower, director, officer and employee of the Parent, the Borrower and each such Subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws in all material respects and applicable Sanctions.

(iv)No proceeds of any Loan or Letter of Credit have been used by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents directly or, to the knowledge of the Borrower, indirectly, in violation of Section 9.12.

(x)REIT Status.  The Parent qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Parent to maintain its status as a REIT.

Section 6.2.  Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement.  All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of each Representation and Warranty Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

Article VII. Affirmative Covenants

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner provided for in Section 12.7., the Parent and the Borrower shall comply with the following covenants:

Section 7.1.  Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.4., the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2.  Compliance with Applicable Law and Material Contracts.

(a)The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply or obtain could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all contracts and other written agreements to which it is a party if any such non-compliance could reasonably be expected to have a Material Adverse Effect.

(b)The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.  The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (i) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (ii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 7.3.  Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and obsolescence excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4.  Conduct of Business.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 6.1.(s) and not enter into any line of business not otherwise engaged in by such Person as of the Agreement Date.

Section 7.5.  Insurance.

In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Parent and the Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered.

Section 7.6.  Payment of Taxes and Claims.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.

Section 7.7.  Books and Records; Inspections.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.  The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Parent if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice.  The Parent and the Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.  If requested by the Administrative Agent during the existence of a Default or Event of Default, the Parent and the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Parent and the Borrower, any other Loan Party or any other Subsidiary with the Parent’s and the Borrower’s accountants.

Section 7.8.  Use of Proceeds.

The Borrower will use the proceeds of Loans only (a) for the payment of pre-development and development costs incurred in connection with Properties owned by the Borrower or any Subsidiary; (b) to finance acquisitions otherwise permitted under this Agreement; (c) to finance capital expenditures and the repayment of Indebtedness of the Borrower and its Subsidiaries; and (d) to provide for the general working capital needs of the Borrower and its Subsidiaries and for other general corporate purposes of the Borrower and its Subsidiaries.  The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans.

Section 7.9.  Environmental Matters.

The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.10.  Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.11.  REIT Status.

The Parent shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

Section 7.12.  Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 7.13.  Guarantors.

(a)Within 5 Business days following the date on which any of the following conditions applies to any Subsidiary or Unconsolidated Affiliate that is not already a Guarantor, the Parent and the Borrower shall cause such Subsidiary or Unconsolidated Affiliate to execute and deliver an Accession Agreement and the items that would have been delivered under subsections (iv) through (viii) and (xiii) of Section 5.1.(a) if such Subsidiary or Unconsolidated Affiliate had been a Guarantor on the Agreement Date:

(i)such Person Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of (1) the Parent; (2) the Borrower; (3) any other Subsidiary of the Parent, the Borrower or any other Person (except (x) in the case of an Unconsolidated Affiliate Guaranteeing, or otherwise becoming obligated in respect of, Indebtedness of another Unconsolidated Affiliate and (y) in the case of an Excluded Subsidiary Guaranteeing, or otherwise becoming obligated in respect of, Indebtedness of another Excluded Subsidiary); or

(ii)such Person is an RD Entity, unless the Unencumbered Asset Value attributable to Eligible Properties owned by Non-Guarantors (including such RD Entity) does not exceed 10.0% of the Unencumbered Asset Value.

(b)The Borrower may request in writing that the Administrative Agent release a Guarantor from the Guaranty, and upon receipt of such written request by the Administrative Agent, such Guarantor shall be automatically released from the Guaranty without the need for the execution or delivery of any other document by any other Person so long as the Borrower provides a written certificate together with such written notice certifying that: (i) such Guarantor is not the Parent; (ii) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (iii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; and (iv) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Loan Documents.

Article VIII. Information

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Parent or the Borrower, or the Parent and the Borrower, as applicable, shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 8.1.  Quarterly Financial Statements.

As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 50 days after the end of each of the first, second and third fiscal quarters of the Parent) commencing with the fiscal quarter ending March 31, 2021, the unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations, and cash flows of the Parent and its Consolidated Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief executive officer or chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Consolidated Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year‑end audit adjustments).

Section 8.2.  Year‑End Statements.

As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Parent) commencing with the fiscal year ending December 31, 2020, the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, stockholders’ equity and cash flows of the Parent and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief executive officer or chief financial officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Consolidated Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of KPMG LLP or any other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, whose report shall be unqualified and in scope and substance satisfactory to the Requisite Lenders.

Section 8.3.  Compliance Certificate.

At the time the financial statements are furnished pursuant to Sections 8.1. and 8.2., a certificate substantially in the form of Exhibit P (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer of the Parent (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Parent was in compliance with the covenants contained in Section 9.1.; and (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Parent with respect to such event, condition or failure.  Each Compliance Certificate shall include (i) a reasonably detailed list of all Properties included in the calculations of Unencumbered NOI and Unencumbered Asset Value for the fiscal period covered by such Compliance Certificate, (ii) statements of Funds From Operations and Core Operating Earnings for the fiscal period covered by such Compliance Certificate, (iii) a report listing Properties acquired in the most recently ended fiscal quarter setting forth for each such Property the purchase price and Net Operating Income for such Property and indicating whether such Property is collateral for any Indebtedness of the owner of such Property that is secured in any manner by any Lien and, if so, a description of such Indebtedness.

Section 8.4.  Other Information.

(a)Promptly upon receipt thereof, copies of all reports, if any, submitted to the Parent or its Board of Directors by its independent public accountants including, without limitation, any management report;

(b)Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S‑8 or its equivalent), reports on Forms 10‑K, 10‑Q and 8‑K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any other Subsidiary or any other Loan Party;

(d)If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Parent setting forth details as to such occurrence and the action, if any, which the Parent or applicable member of the ERISA Group is required or proposes to take;

(e)As soon as available and in any event within 50 days after the end of the fourth fiscal quarter of the Parent, the annual plan of the Parent and its Consolidated Subsidiaries, which plan shall at least include capital and operating expense budgets, projections of sources and application of funds, a projected balance sheet, profit and loss projections of the Parent and its Consolidated Subsidiaries on a consolidated basis for the next succeeding fiscal year, all itemized in reasonable detail.  The annual plan shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent, and when appropriate, its Consolidated Subsidiaries, will be in compliance with the covenants contained in Section 9.1. at the end of each fiscal quarter of the next succeeding fiscal year. 9.1.

(f)To the extent any Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating to, or affecting, any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(g)A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Parent or the Borrower promptly after the effectiveness thereof;

(h)Prompt notice of (i) any change in the senior management of the Parent, the Borrower, any other Loan Party, or any of the respective Subsidiaries of any of the foregoing, (ii) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party or any other Subsidiary or (iii) the occurrence of any other event which, in the case of any of the immediately preceding clauses (i) through (iii), has had, or could reasonably be expected to have, a Material Adverse Effect;

(i)Promptly upon a Responsible Officer of the Parent or any Loan Party obtaining knowledge thereof, notice of the occurrence of any Default or Event of Default;

(j)Promptly upon a Responsible Officer of the Parent or any Loan Party obtaining knowledge thereof, notice of any order, judgment or decree for which the uninsured liability is in excess of $5,000,000 having been entered against any Loan Party or any other Subsidiary or any of their respective properties or assets;

(k)Prompt notice if the Parent, the Borrower, any other Loan Party, or any Subsidiary of any of the foregoing receives notification from any Governmental Authority alleging violation of any Applicable Law or any inquiry shall have been received by the Parent, the Borrower, any other Loan Party, or any Subsidiary of the foregoing from any Governmental Authority which, in either case, could reasonably be expected to have a Material Adverse Effect;

(l)Promptly upon the request of the Administrative Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Administrative Agent;

(m)Promptly, upon any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect;

(n)Promptly upon the request thereof, such other information and documentation required under applicable “know your customer” rules and regulations, the PATRIOT Act or any applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender;

(o)Promptly, and in any event within 3 Business Days after the Parent or the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following:  (i) the Parent, the Borrower, any Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Parent, the Borrower, any Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Parent, the Borrower, any Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Parent, the Borrower, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, and the matters covered by notices referred to in any of the immediately preceding clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(p)Promptly upon the request of the Administrative Agent, the Derivatives Termination Value in respect of any Specified Derivatives Contract from time to time outstanding;

(q)Written notice not later than public disclosure of any material acquisitions, dispositions, disposals, divestitures or similar transactions involving Property, the raising of additional equity or the incurring or repayment of Material Indebtedness by or with the Parent, the Borrower, any other Loan Party, or any of the respective Subsidiaries of any of the foregoing; and

(r)From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any other Loan Party, or any of the respective Subsidiaries of the foregoing as the Administrative Agent or any Lender may reasonably request.

Section 8.5.  Electronic Delivery of Certain Information.

(a)Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or any Issuing Bank) pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 12:00 noon Eastern time on the opening of business on the next business day for the recipient.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 8.3. to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Except for the certificates required by Section 8.3., the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.6.  Public/Private Information.

The Parent and the Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Parent and/or the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Parent and/or the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Parent and/or the Borrower, as applicable, shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.  The Administrative Agent, the Parent and the Borrower acknowledge and agree that the Parent is obligated to file reports under the Securities Act.  All Information Materials filed with or furnished to the Securities and Exchange Commission pursuant to the Securities Act, or filed by, or on behalf of, the Parent with the Securities and Exchange Commission pursuant to the Securities Act, distributed by, or on behalf of, the Parent or the Borrower by press release through a widely disseminated news or wire service, or otherwise expressly designated by the Parent or the Borrower as Public Information are hereby designated as Public Information, and all other Information Materials are hereby designated as Private Information.

Section 8.7.  USA Patriot Act Notice; Compliance.

The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws or Anti-Corruption Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws or Anti-Corruption Laws.

Article IX. Negative Covenants

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7., all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7., the Parent and the Borrower shall comply with the following covenants:

Section 9.1.  Financial Covenants.

(a)[Intentionally Omitted.]

(b)Ratio of Indebtedness to Total Asset Value.  The Parent shall not permit the ratio of (i) Indebtedness of the Parent and its Consolidated Subsidiaries to (ii) Total Asset Value to exceed 0.60 to 1.00 as of the last day of any fiscal quarter; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this Section 9.1.(b) so long as (a) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 at any time during the fiscal quarter in which such Material Acquisition took place and at any time during the four subsequent consecutive fiscal quarters thereafter (“Total Leverage Ratio Increase Period”), (b) the Borrower has not maintained compliance with this Section 9.1.(b) in reliance on this proviso more than two times during the term of this Agreement, (c) at least one full fiscal quarter has elapsed between the end of the first Total Leverage Ratio Increase Period and the beginning of the second Total Leverage Ratio Increase Period and (d) such ratio (after giving effect to such Material Acquisition) is not greater than 0.65 to 1.00 at any time.  For purposes of calculating such ratio, (A) Indebtedness shall be adjusted by deducting an amount equal to the lesser of (1) the amount by which Unrestricted Cash exceeds $30,000,000 and (2) the amount of Indebtedness that by its terms is scheduled to mature within 24 months, and (B) Total Asset Value shall be adjusted by deducting therefrom the amount by which Indebtedness is adjusted under the preceding clause (A).

(c)Ratio of Unsecured Indebtedness to Unencumbered Asset Value.  The Parent shall not permit the ratio of (i) Unsecured Indebtedness of the Parent and its Consolidated Subsidiaries to (ii) Unencumbered Asset Value to exceed 0.60 to 1.00 as of the last day of any fiscal quarter; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this Section 9.1.(c) so long as (a) the Borrower completed a Material Acquisition which resulted in such ratio (after giving effect to such Material Acquisition) exceeding 0.60 to 1.00 at any time during the fiscal quarter in which such Material Acquisition took place and at any time during the four subsequent consecutive fiscal quarters thereafter (“Unsecured Leverage Ratio Increase Period”), (b) the Borrower has not maintained compliance with this Section 9.1.(c) in reliance on this proviso more than two times during the term of this Agreement, (c) at least one full fiscal quarter has elapsed between the end of the first Unsecured Leverage Ratio Increase Period and the beginning of the second Unsecured Leverage Ratio Increase Period and (d) such ratio (after giving effect to such Material Acquisition) is not greater than 0.65 to 1.00 at any time.

(d)Ratio of Adjusted EBITDA to Fixed Charges.  The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Consolidated Subsidiaries for the period of four fiscal quarters most recently ended to (ii) Fixed Charges for the period of four fiscal quarters most recently ended, to be less than 1.50 to 1.00 as of the last day of such period of four fiscal quarters.

(e)Ratio of Secured Indebtedness to Total Asset Value.  The Parent shall not permit the ratio of (i) Secured Indebtedness of the Parent and its Consolidated Subsidiaries to (ii) Total Asset Value to exceed 0.35 to 1.00 as of the last day of any fiscal quarter.  For purposes of calculating such ratio, (A) Secured Indebtedness shall be adjusted by deducting an amount equal to the lesser of (1) the amount by which Unrestricted Cash exceeds $30,000,000 and (2) the amount of Secured Indebtedness that by its terms is scheduled to mature within 24 months, and (B) Total Asset Value shall be adjusted by deducting therefrom the amount by which Secured Indebtedness is adjusted under the preceding clause (A).

(f)Ratio of Unencumbered NOI to Unsecured Interest Expense.  The Parent shall not permit the ratio of (i) Unencumbered NOI for the period of four fiscal quarters most recently ended to (ii) Unsecured Interest Expense for the period of four fiscal quarters most recently ended, to be less than 1.75 to 1.00 as of the last day of such period of four fiscal quarters.

(g)[Intentionally Omitted.]

(h)Dividends and Other Restricted Payments.  Subject to the following sentence, if a Default or Event of Default exists, the Borrower may only declare and make cash distributions to the Parent and other holders of partnership interests in the Borrower with respect to any fiscal year to the extent necessary for the Parent to distribute, and the Parent may so distribute, an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 7.11.  If a Default or Event of Default specified in Section 10.1.(a), Section 10.1.(e) or Section 10.1.(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to

Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person other than to the Borrower or any Subsidiary.

Section 9.2.  Negative Pledge.

(a)Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall  permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b)Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall  permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Parent, the Borrower, such Loan Party or such other Subsidiary may create, incur, assume, or permit or suffer to exist under this Agreement, (y) which Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale or (iii) an agreement that evidences Unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to, or less restrictive than, those restrictions contained in the Loan Documents.

Section 9.3.  Restrictions on Intercompany Transfers.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall  permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (b) pay any Indebtedness owed to the Borrower or any Subsidiary; (c) make loans or advances to the Borrower or any Subsidiary; or (d) transfer any of its property or assets to the Borrower or any Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in any Loan Document or in any other agreement (A) evidencing Unsecured Indebtedness that the Borrower, any other Loan Party or any other Subsidiary may create, incur, assume or permit or suffer to exist under this Agreement and (B) containing encumbrances and restrictions imposed in connection with such Unsecured Indebtedness that are either substantially similar to, or less restrictive than, such encumbrances and restrictions set forth in the Loan Documents, (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrower, any other Loan Party or any Subsidiary in the ordinary course of business or (iii) with respect to clauses (a) through (d), in the case of a Subsidiary that is not a Wholly Owned Subsidiary, restrictions contained in the organizational documents of, or other agreements governing an Investment in, such Subsidiary arising after the date hereof to the effect that any such dividends, distributions, loans, advances or transfers of property must be on fair and reasonable terms and on an arm’s length basis.

Section 9.4.  Merger, Consolidation, Sales of Assets and Other Arrangements.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person; provided, however, that:

(i)any of the actions described in the immediately preceding clauses (a) through (c) (other than a merger that also constitutes an acquisition or Investment of the type described in the preceding clause (d)) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower or the Parent) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; notwithstanding the foregoing, any such Loan Party may enter into a transaction of merger that is not an acquisition or Investment of the type described in clause (d) above pursuant to which such Loan Party is not the survivor of such merger only if (A) the Borrower shall have given the Administrative Agent and the Lenders at least ten (10) Business Days’ prior written notice of such merger; (B) if the surviving entity is a Subsidiary and is required under Section 7.13. to become a Guarantor, within five (5) Business Days of consummation of such merger the survivor entity (if not already a Guarantor) shall have executed and delivered to the Administrative Agent an Accession Agreement, the other items required to be delivered under such Section, copies of all documents entered into by such Loan Party or the surviving entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, copies of any filings with the Securities and Exchange Commission in connection with such merger; and (C) such Loan Party and the surviving entity each takes such other action and delivers such other documents, instruments, opinions and agreements as the Administrative Agent may reasonably request;

(ii)during the term of this Agreement, (A) the Borrower may convey, sell, lease, sublease, transfer or otherwise dispose of assets (including capital stock or other securities of its Subsidiaries) to any other Person so long as the value of such assets does not in the aggregate together with the value of all other assets so conveyed, sold, leased, subleased, transferred or disposed up to such date, constitute a Substantial Amount and (B) the Parent may directly or indirectly convey, sell or transfer equity interests in the Borrower so long as, after giving effect to such conveyance, sale or transfer the Parent shall own and control at least sixty five percent (65.0%) of all partnership interests of the Borrower; provided that, (1) in the case of the foregoing clauses (A) and (B), immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a breach of Section 9.1. and (2)(x) in the case of the foregoing clause (A), if the Borrower conveys, sells, leases, subleases transfers or otherwise disposes of assets (including capital stock or other securities of its Subsidiaries) to any other Person the aggregate value of which, together with all other assets so conveyed, sold, leased, subleased, transferred or disposed in such calendar year, constitutes twenty percent (20.0%) or more of total consolidated assets of the Parent and its Subsidiaries determined on a consolidated basis at such time and (y) in the case of the foregoing clause (B), if the Parent directly or indirectly conveys, sells or transfers equity interests in the Borrower the aggregate amount of which, together with all other equity interests in the Borrower so conveyed, sold or transferred in such calendar year, constitutes twenty percent (20.0%) or more of all partnership interests of the Borrower, then (I) the Borrower shall have given the Administrative Agent and the Lenders at least thirty (30) days prior written notice of such sale, lease, sublease, transfer or other disposition  and (II) at the time the Borrower gives notice pursuant to clause (I) above, the Parent shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 9.1., after giving effect to such conveyance, sale, lease, sublease, transfer or other disposition;

(iii)a Person may merge with and into the Parent or the Borrower in the case of a merger that is not an acquisition or Investment of the type described in clause (d) above, so long as (A) the Parent or the Borrower, as the case may be, is the survivor of such merger, (B) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, (C) the Borrower shall have given the Administrative Agent and the Lenders at least ten (10) Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower) and (D) the Borrower shall have delivered to the Administrative Agent such data, certificates, reports, statements, opinions of counsel, documents or further information as the Administrative Agent or any Lender may reasonably request;

(iv)any Loan Party and any other Subsidiary may, directly or indirectly, acquire (whether by purchase, acquisition of Equity Interests of a Person, or as a result of a merger or consolidation) a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person, so long as, in each case, (A) the Borrower shall have given the Administrative Agent and the Lenders at least thirty (30) days prior written notice of such consolidation, merger, acquisition, Investment; (B) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including, without limitation, a Default or Event of Default resulting from a breach of Section 9.1.; (C) in the case of a consolidation or merger involving the Parent, the Borrower or a Loan Party that owns an Eligible Property, the Parent, the Borrower or such Loan Party shall be the survivor thereof and (D) at the time the Borrower gives notice pursuant to clause (A) of this subsection, the Parent shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 9.1., after giving effect to such consolidation, merger, acquisition, Investment;

(v)the Parent, the Borrower, the other Loan Parties, if any, and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business; and

(vi)the Parent, the Borrower, the other Loan Parties, if any, and the other Subsidiaries may sell, transfer or dispose of assets among themselves.

Further, no Loan Party nor any Subsidiary, shall enter into any sale‑leaseback transactions or other transaction by which such Person shall remain liable as lessee (or the economic equivalent thereof) of any real or personal property that it has sold or leased to another Person.

Section 9.5.  Plans.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  Neither the Parent nor the Borrower shall cause or permit to occur, and neither the Parent or the Borrower shall permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.6.  Fiscal Year.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 9.7.  Modifications of Organizational Documents.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

Section 9.8.  Transactions with Affiliates.

Neither the Parent nor the Borrower shall permit to exist or enter into, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Parent, the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 9.9.  Environmental Matters.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could reasonably be expected to lead to any environmental claim or pose a risk to human health, safety or the environment, in each case, which violation, claim or risk could reasonably be expected to have a Material Adverse Effect.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.10.  Derivatives Contracts.

Neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any other Loan Party or any other Subsidiary to, enter into or become obligated in respect of Derivatives Contracts other than Derivatives Contracts entered into by the Parent, the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Parent, the Borrower, such other Loan Party or such other Subsidiary.

Section 9.11.  Non-Guarantors.

Neither the Parent nor the Borrower shall permit the Unencumbered Asset Value attributable to Eligible Properties owned by Non-Guarantors to exceed 10.0% of the Unencumbered Asset Value.

Section 9.12.  Use of Proceeds.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of the proceeds of the Loans to (a) purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or (b) to extend credit to others for the purpose of purchasing or carrying any such margin stock.  The Borrower shall not request any Loan or Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Letter of Credit, directly or, to the knowledge of the Borrower, indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Article X. Default

Section 10.1.  Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)Default in Payment.  (i)  The Borrower shall fail to pay (A) the principal amount of any Loan or any Reimbursement Obligation when due (whether upon demand, at maturity, by reason of acceleration or otherwise) or (B) any interest on any Loans, Fees or other Obligations owing by it when due (whether upon demand, at maturity, by reason of acceleration or otherwise), solely in the case of this clause (B), within five (5) Business Days of the due date therefor, or (ii) any Loan Party (other than the Borrower) shall fail to pay within five (5) Business Days of when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party.

(b)Default in Performance.

(i)Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.4.(i) or Article IX.; or

(ii)Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Parent or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent, any Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made.

(d)Indebtedness Cross‑Default.

(i)The Parent, the Borrower, any other Loan Party or any other Subsidiary shall fail to make any payment when due and payable, subject to any applicable grace or cure period, in respect of any Material Indebtedness; or

(ii)(x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii)Any other event shall have occurred and be continuing which would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity, provided that any requirement for notice or lapse of time or any other condition has been satisfied; or

(iv)There occurs an “Event of Default” under and as defined in any Derivatives Contract as to which the Parent, the Borrower, any Loan Party or any of other Subsidiary is a “Defaulting Party” (as defined therein), or there occurs an “Early Termination Date” (as defined therein) in respect of any Specified Derivatives Contract as a result of a “Termination Event” (as defined therein) as to which the Parent, the Borrower or any of its Subsidiaries is an “Affected Party” (as defined therein), in each case, having a Derivatives Termination Value in the aggregate amount of $50,000,000 or more.

The provisions of the immediately preceding clauses (ii) and (iii) shall not apply to any Secured Indebtedness accelerated or required to be repaid or repurchased prior to the stated maturity thereof as a result of a casualty with respect to, or condemnation of, the Property securing such Secured Indebtedness.

(e)Voluntary Bankruptcy Proceeding.  The Parent, the Borrower, any other Loan Party or any other Material Subsidiary shall:  (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Parent, the Borrower, any other Loan Party or any other Material Subsidiary in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)Revocation of Loan Documents.  Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document or the Fee Letter to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)Judgment.   A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Parent, the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such judgments or orders entered against the Loan Parties or any other Subsidiary, $50,000,000 (excluding any judgment or order in relation to Nonrecourse Indebtedness unless the judgment creditor’s recourse with respect to such judgment which does not remain limited to the assets securing such Nonrecourse Indebtedness is in excess of $50,000,000) or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against any property of the Parent, the Borrower, any other Loan Party or any of the respective Subsidiaries of any of the foregoing, which exceeds, individually or together with all other such warrants, writs, executions and processes, $50,000,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Parent, the Borrower or any other Subsidiary.

(j)ERISA.

(i)Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $25,000,000; or

(ii)As of the most recent valuation date, the “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $25,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(k)Loan Documents.  An Event of Default (as defined therein) shall occur under any of the other Loan Documents, provided that any requirement for notice of lapse of time or any other condition has been satisfied.

(l)Change of Control/Change in Management.

(i)Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35.0% of the total voting power of the then outstanding voting stock of the Parent;

(ii)During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12‑month period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent then in office; or

(iii)If the Parent shall cease for any reason to be the general partner of the Borrower.

Section 10.2.  Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)Acceleration; Termination of Facilities.

(i)Automatic.  Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)Optional.  If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall:  (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the Swingline Commitment and the obligation of the Issuing Banks to issue Letters of Credit hereunder.

(b)Loan Documents.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)Applicable Law.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)Appointment of Receiver.  To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Parent, the Borrower and their Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion the property and/or the business operations of the Parent, the Borrower and their Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)Specified Derivatives Contract Remedies.  Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, to undertake any of the following:  (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex included in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Parent, the Borrower, any other Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3.  Remedies Upon Default.

Upon the occurrence of a Default specified in Section 10.1.(f), the Commitments shall immediately and automatically terminate.

Section 10.4.  Marshaling; Payments Set Aside.

None of the Administrative Agent, any Issuing Bank, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent, any Issuing Bank, any Lender or any Specified Derivatives Provider, or the Administrative Agent, any Issuing Bank, any Lender or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations,

or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5.  Allocation of Proceeds.

If an Event of Default exists, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)amounts due to the Administrative Agent, the Issuing Banks and the Lenders in respect of expenses due under Section 12.2. until paid in full, and then Fees;

(b)payments of interest on Swingline Loans;

(c)payments of interest on all other Loans and Reimbursement Obligations to be applied for the ratable benefit of the Lenders and the Issuing Banks;

(d)payments of principal of Swingline Loans;

(e)payments of principal of all other Loans, Reimbursement Obligations and other Letter of Credit Liabilities, to be applied for the ratable benefit of the Lenders and the Issuing Banks, as the case may be, in such order and priority as the Lenders and the Issuing Banks, as the case may be, may determine in their sole discretion; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account;

(f)amounts due to the Administrative Agent and the Lenders pursuant to Sections 11.6. and 12.10.;

(g)payments of all other Obligations and other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(h)any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.6.  Letter of Credit Collateral Account.

(a)As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below).  The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the applicable Issuing Bank as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion.  All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Banks and the Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account.  The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c)If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the applicable Issuing Bank for the payment made by such Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d)If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 10.5. Notwithstanding the foregoing, the Administrative Agent shall not be required to liquidate and release any such amounts if such liquidation or release would result in the amount available in the Letter of Credit Collateral Account to be less than the Stated Amount of all Extended Letters of Credit that remain outstanding.

(e)So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time.  Upon the expiration, termination or cancellation of an Extended Letter of Credit for which the Lenders reimbursed (or funded participations in) a drawing deemed to have occurred under the fourth sentence of Section 2.4.(b) for deposit into the Letter of Credit Collateral Account but in respect of which the Lenders have not otherwise received payment for the amount so reimbursed or funded, the Administrative Agent shall promptly remit to the Lenders the amount so reimbursed or funded for such Extended Letter of Credit that remains in the Letter of Credit Collateral Account, pro rata in accordance with the respective unpaid reimbursements or funded participations of the Lenders in respect of such Extended Letter of Credit, against receipt but without any recourse, warranty or representation whatsoever.  When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(f)The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 10.7.  Rescission of Acceleration by Requisite Lenders.

If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences.  The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 10.8.  Performance by Administrative Agent.

If the Parent, the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Parent, the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein.  In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.9.  Rights Cumulative.

(a)Generally. The rights and remedies of the Administrative Agent, the Issuing Banks, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Administrative Agent, the Issuing Banks, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, any of the Issuing Banks, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)Enforcement by Administrative Agent.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article X. for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank or Swingline Lender from exercising the rights and remedies that inure to their benefit (solely in their capacity as an Issuing Bank or as a Swingline Lender, as the case may be) hereunder or under the other Loan Documents, (iii) any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit under any Specified Derivatives Contract, (iv) any Lender from exercising setoff rights in accordance with Section 12.4. (subject to the terms of Section 3.3.), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article X. and (y) in addition to the matters set forth in clauses (ii), (iv) and (v) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

Article XI. The Administrative Agent

Section 11.1.  Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. that neither the Parent nor the Borrower is otherwise required to deliver directly to the Lenders.  The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Parent, the Borrower, any other Loan Party or any other Affiliate of the Parent or the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2.  Wells Fargo as Lender.

Wells Fargo, as a Lender or as a Specified Derivatives Provider, as the case may be, shall have the same rights and powers under this Agreement and any other Loan Document and under any Specified Derivatives Contract, as the case may be, as any other Lender or Specified Derivatives Provider and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity.  Wells Fargo and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Parent, the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Banks, other Lenders, or any other Specified Derivatives Providers.  Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Parent and the Borrower for services in connection with this Agreement or any Specified Derivatives Contract, or otherwise without having to account for the same to the Issuing Banks, the other Lenders or any other Specified Derivatives Providers.  The Issuing Banks and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Parent, the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.3.  Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent or approval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval or consent is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Parent and/or the Borrower in respect of the matter or issue to be resolved.  Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent or approval within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved such requested determination, consent or approval.  The provisions of this Section shall not apply to any amendment, waiver or consent regarding any of the matters described in Section 12.7.(b).

Section 11.4.  Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Parent or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”.  Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.5.  Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment.  Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Parent, the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender, any Issuing Bank or any other Person, or shall be responsible to any Lender, any Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Parent, the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Parent, the Borrower or other Persons, or to inspect the property, books or records of the Parent, the Borrower or any other Person; (c) shall be responsible to any Lender or any Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders, the Issuing Banks and the Specified Derivatives Providers in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 11.6.  Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out‑of‑pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws.  Such out‑of‑pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.7.  Lender Credit Decision, Etc.

Each of the Lenders and the Issuing Banks expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys‑in‑fact or other Affiliates has made any representations or warranties to such Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries or Affiliates of the foregoing, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Issuing Bank or any Lender.  Each of the Lenders and the Issuing Banks acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate.  Each of the Lenders and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, the Borrower, the other Loan Parties, if any, or the respective Subsidiaries of any of the foregoing.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent under this Agreement or any of the other Loan Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys‑in‑fact or other Affiliates.  Each of the Lenders and the Issuing Banks acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or any Issuing Bank.

Section 11.8.  Successor Administrative Agent.

The Administrative Agent may (a) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (b) be removed as administrative agent by all of the Lenders (other than the Lender then acting as Administrative Agent) and the Borrower upon 30 days’ prior written notice if the Administrative Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder or (ii) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.  Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after (a) the resigning Administrative Agent’s giving of notice of resignation, or (b) the Lenders’ giving of notice of removal, then the resigning or removed Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender and the Issuing Banks directly until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and the Issuing Banks so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such lender or Issuing Bank were itself the Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  Any resignation by an Administrative Agent shall also constitute the resignation as an Issuing Bank and as a Swingline Lender by the Lender then acting as Administrative Agent (the “Resigning Lender”).  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) the Resigning Lender shall be discharged from all duties and obligations of an Issuing Bank and a Swingline Lender hereunder and under the other Loan Documents and (ii) any successor Issuing Bank shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning Lender as an Issuing Bank outstanding at the time of such succession (which letters of credit issued in substitutions shall be deemed to be Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning Lender to effectively assume the obligations of the Resigning Lender with respect to such Letters of Credit.  After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9.  Titled Agents.

Each of the Syndication Agent, the Documentation Agents, the Senior Managing Agents, the Joint Lead Arrangers and the Joint Book Managers (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders.  The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the any Issuing Bank, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Article XII. Miscellaneous

Section 12.1.  Notices.

Unless otherwise provided herein (including without limitation as provided in Section 8.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Parent or the Borrower:

Regency Centers Corporation

One Independent Drive, Suite 114

Jacksonville, Florida  32202-5019

Attention:  Chief Financial Officer

Telecopy Number:(904) 354-1832

Telephone Number:(904) 598-7470

If to the Administrative Agent:

Wells Fargo Bank, National Association

550 South Tryon Street, 6th Floor

Charlotte, North Carolina 28202

Attn:  Loan Admin Manager

Telecopier:704-410-0080

Telephone:704-715-5747

and

Wells Fargo Bank, National Association

550 South Tryon Street, 6th Floor

Charlotte, North Carolina 28202

Attn:  Matthew Kuhn

Telecopier:704-410-2459

Telephone:        704-410-1771

If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association

Minneapolis Loan Center

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Telephone:        612-316-0101

If to Wells Fargo as Issuing Bank:

Wells Fargo Bank, National Association

550 South Tryon Street

Charlotte, North Carolina 28202

Attn:  Loan Admin Manager

Telecopier:704-410-0329

Telephone:        704-715-5747

If to PNC Bank, National Association as Issuing Bank:

PNC Bank, National Association

Andrew T. White

1600 Market Street, 9th Floor

(Mail Stop: F2-F070-09-2)

Philadelphia, PA 19103

Telephone: 215-585-6123

and

PNC Bank, National Association

Daniel Enick

PNC Firstside Center

500 First Avenue (P7-PFSC-04-V)

Pittsburgh, PA 15219

Telecopier: 888-614-9134

Telephone: 412-807-7223

If to Regions Bank as Issuing Bank:

Regions Bank

250 Riverchase Parkway East

Birmingham, AL 35244

Attn: Amanda Thomas

Telecopier: 205-261-7939

Telephone: 205-820-2539

If to Truist Bank as Issuing Bank:

Truist Bank

303 Peachtree Street, NE, 22nd Floor

Atlanta, Georgia 30308

Attn:  Ryan Almond

Telephone:       404-813-1130

If to U.S. Bank National Association as Issuing Bank:

Timothy J. Tillman

U.S. Bank - Commercial Real Estate

Senior Vice President & Relationship Manager – REIT Banking Group

1650 Tysons Boulevard, Suite 250

McLean, VA  22102

Office:   703.442.5491

Mobile: 704.965.6634

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or an Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower.  All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Banks and the Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 8.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, any Issuing Bank or any Lender under Article II. shall be effective only when actually received.  None of the Administrative Agent, any Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Banks or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, such Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.  Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 12.2.  Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Administrative Agent, the Issuing Banks and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents; provided, that the Borrower shall not be required to pay the expenses of more than one counsel to the Administrative Agent and one separate counsel for the Lenders (in addition to expenses for appropriate local or special counsel) in connection with such workout or enforcement or preservation unless the Lenders reasonably determine that joint representation is not appropriate under the circumstances, (c) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Banks and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, any Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, such Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor‑in‑possession financing or any plan of reorganization of the Parent, the Borrower or any other Loan Party, whether proposed by the Parent, the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.  If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 12.3.  Stamp, Intangible and Recording Taxes.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 12.4.  Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each of the Parent and the Borrower hereby authorizes the Administrative Agent, each Issuing Bank, each Lender, each Affiliate of the Administrative Agent, any Issuing Bank or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Parent or the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of an Issuing Bank, a Lender, an Affiliate of an Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank, such Lender, any Affiliate of the Administrative Agent, such Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations then due and payable, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.5.  Litigation; Jurisdiction; Other Matters; Waivers.

(a)EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE PARENT AND/OR THE BORROWER, THE ADMINISTRATIVE AGENT, ANY OF THE ISSUING BANKS OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, Each of THE ISSUING BANKS, THE PARENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE PARENT, THE BORROWER, THE ADMINISTRATIVE AGENT, ANY OF THE ISSUING BANKS OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)THE PARENT, THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES

HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 12.6.  Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Parent, the Borrower or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of an  assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000 in the case of a Commitment or Revolving Loans, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of a Bid Rate Loan.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed with it being understood that the Borrower’s withholding of consent to any assignment which could result in the Borrower having to pay amounts under Section 3.10. in an amount that the Borrower reasonably deems to be a significant amount would be deemed reasonable) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Commitment if such assignment is to a Person that is not already a Lender with a Commitment, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender; and

(C) the consent of the Swingline Lenders and the Issuing Banks (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Commitment.

(iv)Assignment and Acceptance; Notes.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,500 (or, $7,500, in the case of an assignment by a Defaulting Lender) for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  If requested by the transferor Lender or the Eligible Assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Eligible Assignee and such transferor Lender, as appropriate.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) the Parent, the Borrower or any of the Parent or the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4., 12.2. and 12.10. and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.11. with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any Swingline Lender or any Issuing Bank, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a

Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment to the extent subject to such participation, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender to the extent subject to the participation except as set forth in Section 2.13., (y) reduce the rate at which interest is payable thereon or (z) release any Guarantor from its Obligations under the Guaranty (except as otherwise permitted under Section 7.13.(b)).  Subject to the immediately following subsection (e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 4.1., and 4.4. to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 12.4. as though it were a Lender, provided such Participant agrees to be subject to Section 3.3. as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 3.10. and 4.1. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.10. unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and the Administrative Agent, to comply with Section 3.10.(c) as though it were a Lender.

(f)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)No Registration.  Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(h)Designated Lenders.  Any Lender (each, a “Designating Lender”) may at any time while the Borrower has been assigned an Investment Grade Rating from either S&P or Moody’s designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this subsection, and the provisions in the immediately preceding subsections (b) and (d) shall not apply to such designation.  No Lender may designate more than one Designated Lender.  The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement.  Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon (i) the Borrower shall execute and deliver to the Designating Lender a Bid Rate Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.2. after the Borrower has accepted a Bid Rate Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 11.6. and any sums otherwise payable to the Borrower by the Designated Lender.  Each Designating Lender shall serve as the agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents.  Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf.  The Borrower, the Administrative Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same.  No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender.  The Borrower, the Lenders and the Administrative Agent each hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Termination Date.  In connection with any such designation, the Designating Lender shall pay to the Administrative Agent an administrative fee for processing such designation in the amount of $2,000.

Section 12.7.  Amendments and Waivers.

(a)Generally.  Except as otherwise expressly provided in this Agreement (including in Section 4.2.(b)), (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)Consent of Lenders Directly Affected.  In addition to the foregoing requirements, no amendment, waiver or consent shall, unless in writing, and signed by each of the Lenders directly and adversely affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following:

(i)increase the Commitment of such Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 12.6. and any increases contemplated under Section 2.16.) or subject such Lenders to any additional obligations;

(ii)reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations owing to such Lenders;

(iii)reduce the amount of any Fees payable to such Lenders hereunder;

(iv)modify the definition of “Termination Date” (except in accordance with Section 2.13.), otherwise postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations, or extend the expiration date of any Letter of Credit beyond the Termination Date (except as permitted under Section 2.3.(b));

(v)modify the definition of “Commitment Percentage” or amend or otherwise modify the provisions of Section 3.2.;

(vi)amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii)modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.13.(b);

(ix)waive a Default or Event of Default under Section 10.1.(a), except as provided in Section 10.7.;

(x)amend, or waive the Borrower’s compliance with, Section 2.15.; or

(xi)subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, respectively, in any manner that materially and adversely affects such Lenders.

(c)Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent relating to Section 2.4. or the obligations of a Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of such Swingline Lender.  Any amendment, waiver or consent relating to Section 2.3. or the obligations of an Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of such Issuing Bank.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 12.8.  Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Banks and the Administrative Agent, on the other hand, shall be solely that of borrower and lender.  None of the Administrative Agent, any Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, any Issuing Bank or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party.  None of the Administrative Agent, any Issuing Bank or any Lender undertakes any responsibility to the Parent or the Borrower to review or inform the Parent or the Borrower of any matter in connection with any phase of the Parent’s or the Borrower’s business or operations.

Section 12.9.  Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent, each Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be bound by the confidentiality provisions of this Agreement or will otherwise agree to keep the Information confidential in accordance with the provisions of this Section 12.9.); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed Eligible Assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, such Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any such Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent, such Issuing Bank or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Affiliate of the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent, the Borrower or any Affiliate of the Parent or the Borrower, unless the Administrative Agent or such Lender has actual knowledge that such Information became nonconfidential as a result of a breach of a confidential arrangement with any Loan Party or any of its respective Subsidiaries; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of the Borrower.  Notwithstanding the foregoing, the Administrative Agent, each Issuing Bank and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, such Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, such Issuing Bank or such Lender.  As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective operations, businesses, affairs and financial condition, not generally available or furnished to the public, that is available or furnished to the Administrative Agent, any Lender or any Issuing Bank pursuant to the provisions of this Agreement or any other Loan Document.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.10.  Indemnification.

(a)The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Issuing Banks, the Lenders, all of the Affiliates of each of the Administrative Agent, any of the Issuing Banks or any of the Lenders, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”):  losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is specifically covered by Section 3.10. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent’s, any Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Banks and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent, the Issuing Banks and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and their Subsidiaries; (vii) the fact that the Administrative Agent, the Issuing Banks and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and their Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Banks or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent, any Issuing Bank or any Lender as a result of conduct of the Parent, the Borrower, the other Loan Parties, if any, or any of the respective Subsidiaries of the foregoing that violates a sanction administered or enforced by the OFAC; or (x) any violation or non‑compliance by the Parent, the Borrower or any other Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Parent, the Borrower or their Subsidiaries (or their respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Banks as successors to the

Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for (1) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (2) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party (other than claims of the Indemnified Parties against the Administrative Agent, any Issuing Bank or any Swingline Lender, in each case acting in their respective capacities as such).

(b)The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding.  In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents).  This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Parent, the Borrower or any other Subsidiary, any shareholder of the Parent, the Borrower or any other Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Parent or the Borrower, as applicable), any account debtor of the Parent, the Borrower or any other Subsidiary or by any Governmental Authority.  If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall promptly notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to notify the Borrower shall not otherwise relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 12.10.

(c)This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Parent, the Borrower and/or any Subsidiary.

(d)All out‑of‑pocket fees and expenses of, and all amounts paid to third‑persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower.  No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).  Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding, or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 12.10. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.11.  Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been canceled (other than Letters of Credit the expiration dates of which extend beyond the Termination Date as permitted under Section 2.3.(b) and in respect of which the Borrower has satisfied the requirements in such Section), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and the Issuing Banks are no longer obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full; provided, however, if on the Termination Date or any other date the Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) any Letters of Credit remain outstanding, then the provisions of this Agreement applicable to Letters of Credit, including without limitation, the terms of Section 2.14. and the Borrower’s reimbursement obligations under Section 2.3.(d), shall remain in effect until all Letters of Credit have expired, have been cancelled or have otherwise terminated.  The indemnities to which the Administrative Agent, the Issuing Banks and the Lenders are entitled under the provisions of Sections 3.10., 4.1., 4.4., 11.6., 12.2. and 12.10. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.5., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Banks and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.12.  Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.13.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.14.  Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means).  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 12.15.  Obligations with Respect to Loan Parties.

The obligations of the Parent or the Borrower, or the Parent and the Borrower, to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Parent, the Borrower may have that the Parent or Borrower, as applicable, does not control such Loan Parties.

Section 12.16.  Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.17.  Limitation of Liability.

None of the Administrative Agent, any Issuing Bank or any Lender, or any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, any Issuing Bank or any Lender shall have any liability with respect to, and the Parent and the Borrower hereby waive, release, and agree not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Parent and/or the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.  Each of the Parent and the Borrower hereby waives, releases, and agrees not to sue the Administrative Agent, any Issuing Bank or any Lender or any of the Administrative Agent’s, any Issuing Bank’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.18.  Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

Section 12.19.  Construction.

The Administrative Agent, each Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, each Issuing Bank, the Borrower and each Lender.

Section 12.20.  Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.21.  Effect of Amendment and Restatement; Reallocations.

(a)Existing Credit Agreement.  Upon satisfaction of the conditions precedent set forth in Sections 5.1. and 5.2. of this Agreement, this Agreement and the other Loan Documents shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Credit Agreement, and the Existing Credit Agreement shall be superseded in all respects, in each case, on a prospective basis.

(b)NO NOVATION.  THE PARTIES HERETO HAVE ENTERED INTO THIS AGREEMENT SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING CREDIT AGREEMENT.  THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER OR ANY OTHER LOAN PARTY UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

(C)Reallocations.  Simultaneously with the Effective Date, (i) the Commitments (as defined in the Existing Credit Agreement) of each of the Existing Lenders, the outstanding amount of all Revolving Loans (as defined in the Existing Credit Agreement) previously made to the Borrower under the Existing Credit Agreement and participations in Existing Letters of Credit shall be reallocated among the Lenders in accordance with their respective Commitment Percentages (determined in accordance with the amount of each Lender’s Commitment set forth on Schedule I), and in order to effect such reallocations, the requisite assignments shall be deemed to be made in amounts from each Existing Lender to each Lender, with the same force and effect as if such assignments were evidenced by the applicable Assignment and Assumptions (as defined in the Existing Credit Agreement) under the Existing Credit Agreement and without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived) and (ii) each assignee Lender shall make full cash settlement with each corresponding assignor Lender, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to such reallocations and assignments.

Section 12.22.  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.23.  Acknowledgement Regarding any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for  a Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

BORROWER:

Regency Centers, L.P.

By:  Regency Centers Corporation,

       its sole general partner

By: /s/Scott R. Prigge

     Name: Scott R. Prigge

     Title:   Senior Vice President, National Property Operations

PARENT:

Regency Centers Corporation,

By: /s/Scott R. Prigge

     Name: Scott R. Prigge

     Title:   Senior Vice President, National Property Operations

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

Wells Fargo Bank, National Association, as Administrative Agent, as a Swingline Lender, as an Issuing Bank and as a Lender

By: /s/Matthew Kuhn

     Name: Matthew Kuhn

     Title:   Director

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

PNC Bank, National Association, as a Swingline Lender, as an Issuing Bank and as a Lender

By: /s/Andrew T. White

     Name: Andrew T. White

     Title:   Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

U.S. Bank National Association, as an Issuing Bank and as a Lender

By: /s/Timothy J. Tillman

     Name: Timothy J. Tillman

     Title:   Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

TRUIST Bank, as an Issuing Bank and as a Lender

By: /s/Ryan Almond

     Name: Ryan Almond

     Title:   Director

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

Regions Bank, as an Issuing Bank and as a Lender

By:  /s/C. Vincent Hughes, Jr.

     Name:  C. Vincent Hughes, Jr.

     Title:    Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

Bank of America, N.A., as a Lender

By:  /s/Thomas W. Nowak

     Name:  Thomas W. Nowak

     Title:    Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

JPMorgan Chase Bank, N.A., as a Lender

By:  /s/Cody A. Canafax

     Name:  Cody A. Canafax

     Title:   Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

Mizuho Bank, LTD., as a Lender

By:  /s/Donna DeMagistris

     Name: Donna DeMagistris

     Title:   Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

BMO Harris Bank N.A., as a Lender

By:  /s/Gwendolyn Gatz

     Name:  Gwendolyn Gatz

     Title:    Director

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

bank of new york mellon, as a Lender

By:  /s/Abdullah Dahman

     Name: Abdullah Dahman

     Title:  Director

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

bank of nova scotia, as a Lender

By: /s/Ajit Goswami

     Name:  Ajit Goswami

     Title:    Managing Director & Industry Head, U.S. Real Estate, Gaming & Leisure

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

TD Bank, N.A., as a Lender

By:  /s/Sean C. Dunne

     Name:  Sean C. Dunne

     Title:    Vice President

[Signatures Continued on Next Page]

[Signature Page to Fifth Amended and Restated Credit Agreement with Regency Centers, L.P.]

Comerica Bank, as a Lender

By:  /s/Charles Weddell

     Name:  Charles Weddell

     Title:    Senior Vice President

SCHEDULE I

Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$130,000,000
PNC Bank, National Association	$130,000,000
U.S. Bank National Association	$120,000,000
Truist Bank	$120,000,000
Regions Bank	$120,000,000
Bank of America, N.A.	$100,000,000
JPMorgan Chase Bank, N.A.	$100,000,000
Mizuho Bank, Ltd.	$100,000,000
BMO Harris Bank N.A.	$70,000,000
Bank of New York Mellon	$70,000,000
Bank of Nova Scotia	$70,000,000
TD Bank, NA	$70,000,000
Comerica Bank	$50,000,000
TOTAL	$1,250,000,000

SCHEDULE 1.1(A)

Existing Letters of Credit

Letter of Credit #Issue Date	Expiration Date	Applicant	Beneficiary	L/C Amount
		Regency Centers, L.P on behalf of Regency Realty Group, Inc.
NZS6227136/12/2008	6/12/2021	on behalf of FV Commons LLC	Lennar Spencer's Crossing, LLC	$687,500
		Regency Centers, L.P on behalf
IS00109023/30/2012	3/30/2021	of Bridges Insurance Company	Zurich Insurance Company	$7,100,000
IS000066530U1/16/2019	1/16/2022	Regency Centers Corporation	Hillsborough County	$500,000
			New Jersey Department of
IS000107804U1/3/2020	1/16/2022	Regency Centers, L.P.	Environmental Protection	$30,000
The following were assumed with the Equity One merger:
NZS670422	11/6/2021	Regency Centers, L.P.	410 Park Avenue Associates, LP	$224,576
IS0417888U	5/18/2021	Regency Centers, L.P.	City of Cooper City	$109,555
IS0426291U	6/23/2021	Equity One, Inc.	Town of Westport	$141,632
			New Jersey Department of
IS0441405U	9/22/2021	Regency Centers, L.P.	Environmental Protection	$55,105
IS0441406U	8/4/2021	Regency Centers, L.P.	410 Park Avenue Associates, LP	$82,099
NZS604839	9/12/2021	Equity One, Inc.	Southwest Florida Water Management	$162,377
NZS657733	10/10/2021	Equity One, Inc.	Pasco County	$564,764
				$9,657,606

4810-7086-7161.2

SCHEDULE 1.1(B)

Loan Parties

1.	Regency Centers, L.P., as Borrower
2.	Regency Centers Corporation, as Guarantor

4810-7086-7161.2

SCHEDULE 6.1(b)

Ownership Structure

Part I

REGENCY CENTERS CORPORATION

Subsidiaries

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Regency Centers, L.P.	Delaware	Regency Centers Corporation Outside Investors	General Partner Limited Partners	~99.6% ~0.4metuc%
Columbia Cameron Village SPE, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	30% 70%
Columbia Cameron Village, LLC	Delaware	Columbia Cameron Village SPE, LLC	Member	100%
Columbia Regency Retail Partners, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20% 80%
Columbia Crossroads Commons, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Dulles, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Texas 3, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Sweetwater Plaza, LP	Delaware	Columbia Retail Texas 3, LLC Columbia Regency Retail Partners, LLC	General Partner Limited Partner	1% 99%
Columbia Retail Washington 1, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Cascade Plaza, LLC	Delaware	Columbia Retail Washington 1, LLC Columbia Regency Retail Partners, LLC	Managing Member Member	1% 99%
Columbia Julington Village, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Regency Partners II, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20% 80%
Columbia II Broadway Market, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Burnt Mills Shopping Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Cochran Commons, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Johns Creek, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Ridgewood, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Marketplace Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Marketplace, LLC	Delaware	Columbia Lorton Station Marketplace Member, LLC	Member	100%
Columbia Lorton Station Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Marina Shores, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Rockridge Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Signal Hill Two, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Signal Hill, LLC	Delaware	Signal Hill Two, LLC	Member	100%
Columbia Sutton Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Holding, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Raley’s Center, LLC	Delaware	Columbia II Holding, LLC	Member	100%
Columbia II Village Plaza, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
GRI-Regency, LLC	Delaware	Global Retail Investors, LLC Regency Centers, L.P.	Member Managing Member	60% 40%
GRI-Lake Grove, LLC	Delaware	GRI-Regency Lake Grove Member, LLC	Member	100%
GRI-Regency Lake Grove Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW PA-Mercer Square, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW PA-Newtown Square, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW PA-Warwick Plaza, LLC	Delaware	GRI-Regency, LLC	Member	100%
MCW-RC SC-Merchant’s, LLC (fka MCW-RC South Carolina, LLC)	Delaware	GRI-Regency, LLC	Member	100%
MCW-RC SC-Merchant’s Village Member, LLC	Delaware	MCW-RC SC-Merchant’s, LLC	Member	100%
MCW-RC SC-Merchant’s Village, LLC	Delaware	MCW-RC SC-Merchant’s Village Member, LLC	Member	100%
FW-CA Brea Marketplace Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW CA-Brea Marketplace, LLC	Delaware	FW-CA Brea Marketplace Member, LLC	Member	100%
FW CA-Brea Marketplace II, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners, LLC	Delaware	U.S. Retail Partners Holding, LLC U.S. Retail Partners Member, LLC	Managing Member Member	1% 99%
FW CO-Arapahoe Village, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW CO-Cherrywood Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW MN-Rockford Road, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW CO-Ralston Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW MN-Colonial Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
USRP I Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP I Member, LLC	Delaware	GRI-Regency, LLC	Member	100%

11	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
USRP I, LLC	Delaware	USRP I Holding, LLC USRP I Member, LLC	Managing Member Member	1% 99%
FW NJ-Plaza Square, LLC	Delaware	USRP I, LLC	Member	100%
FW VA-Greenbriar Town Center, LLC	Delaware	USRP I, LLC	Member	100%
FW VA-Festival at Manchester, LLC	Delaware	USRP I, LLC	Member	100%
FW-Reg II Holdings, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW CA-Bay Hill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Five Points Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Mariposa Gardens Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Navajo Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Point Loma Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Rancho San Diego Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Silverado Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Snell & Branham Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Twin Oaks Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Ygnacio Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CT-Corbins Corner Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW DC-Spring Valley Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Riverside/Rivers Edge, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Riverview Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Stonebrook Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
USRP Willow East, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Ashburn Farm Village Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Centre Ridge Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Fox Mill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Kings Park Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Saratoga Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-The Village Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Aurora Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Eastgate Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Eastgate Plaza II, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Overlake Fashion Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Overlake Fashion Plaza II, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
Parkville Shopping Center, LLC	Maryland	FW-Reg II Holdings, LLC	Member	100%
FW-Reg II Holding Company Two, LLC	Delaware	GRI-Regency, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
FW CA-Granada Village, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW CA-Laguna Niguel Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW CA-Pleasant Hill Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW IL-Civic Center Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW IN-Willow Lake West, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW NJ-Westmont Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW NC-Shoppes of Kildaire, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW OR-Greenway Town Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
USRP LP, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
US Retail Partners Limited Partnership	Delaware	USRP GP, LLC USRP LP, LLC	General Partner Limited Partner	1% 99%
FW MD Woodmoor Borrower, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%
FW VA-Willston Centre II, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%
FW Woodholme GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Woodholme Properties Limited Partnership	Maryland	FW Woodholme GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Woodholme Borrower, LLC	Delaware	Woodholme Properties Limited Partnership	Member	100%
FW Southside Marketplace GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Southside Marketplace Limited Partnership	Maryland	FW Southside Marketplace GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Southside Marketplace Borrower, LLC	Delaware	Southside Marketplace Limited Partnership	Member	100%
FW Valley Centre GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Greenspring Associates Limited Partnership	Maryland	FW Valley Centre GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW MD-Greenspring Borrower, LLC	Delaware	Greenspring Associates Limited Partnership	Member	100%
Eastern Shopping Centers I, LLC	Delaware	GRI-Regency, LLC	Member	100%
Cloppers Mill Village Center, LLC	Maryland	Eastern Shopping Centers I, LLC FW-Reg II Holdings, LLC	Member Member	1% 99%
City Line Shopping Center Associates	Pennsylvania	US Retail Partners Limited Partnership City Line LP, LLC	General Partner Limited Partner	1% 99%
City Line LP, LLC	Delaware	USRP LP, LLC	Member	100%
FW Allenbeth GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Allenbeth Associates Limited Partnership	Maryland	FW Allenbeth GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Weslyan GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW TX-Weslyan Plaza, L.P.	Delaware	FW Weslyan GP, LLC GRI-Regency, LLC	General Partner Limited Partner	1% 99%
FW Woodway GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
FW TX-Woodway Collection, L.P.	Delaware	FW Woodway GP, LLC GRI-Regency, LLC	General Partner Limited Partner	1% 99%
FW Gayton Crossing Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW VA-Gayton Crossing Shopping Center, LLC	Delaware	FW Gayton Crossing Holding, LLC	Member	100%
MCW RC III Hilltop Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW RC III Hilltop Village, LLC	Delaware	MCW RC III Hilltop Village Member, LLC	Member	100%
MCW-RD Brentwood Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RD Bridgeton, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RD Dardenne Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RD Kirkwood Commons Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCW-RD Kirkwood Commons, LLC	Delaware	MCW-RD Kirkwood Commons Member, LLC	Member	100%
RegCal, LLC	Delaware	California State Teachers Retirement System Regency Centers, L.P.	Member Managing Member	75% 25%
RegCal Holding, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square, LLC	Delaware	CAR Apple Valley Square Member, LLC	Member	100%
CAR Apple Valley Land, LLC	Delaware	RegCal, LLC	Member	100%
CAR Braemar Village, LLC	Delaware	RegCal, LLC	Member	100%
CAR Calhoun Commons, LLC	Delaware	RegCal, LLC	Member	100%
CAR Corral Hollow, LLC	Delaware	RegCal Holding, LLC	Member	100%
CAR Providence Commons, LLC	Delaware	RegCal, LLC	Member	100%
CAR Shops at the Columbia, LLC	Delaware	RegCal, LLC	Member	100%
KF-REG Holding, LLC	Delaware	RegCal, LLC	Member	100%
KF-REG Associates, LLC	Delaware	KF-REG Holding, LLC	Member	100%
King Farm Center, LLC	Delaware	KF-REG Associates, LLC	Member	100%
US Regency Retail REIT I	Texas	US Southern Retail, LLC US Republic Core Fund, L.P. Regency Centers, L.P.	Common Stock Common Stock Common Stock	57.27% 23.53% 19.20%
US Regency Retail I, LLC	Delaware	US Regency Retail REIT I Regency Centers, L.P.	Member Managing Member	99% 1%
RC FL-Anastasia, LLC (fka MCW-RC FL-Anastasia, LLC)	Delaware	Regency Centers, L.P.	Member	100%
RC FL-Shoppes at 104, LLC (fka MCW-RC FL-Shoppes at 104, LLC)	Delaware	Regency Centers, L.P.	Member	100%
RC GA-Howell Mill, LLC (fka MCW-RC GA-Howell Mill Village, LLC)	Delaware	Regency Centers, LLC	Member	100%
MCD-RC CA-Amerige, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCD-RC El Cerrito Holdings, LLC	Delaware	Regency Centers, L.P.	Member	100%
MCD-RC CA-El Cerrito, LLC	Delaware	MCD-RC El Cerrito Holdings, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
REG8 Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
REG8 Tassajara Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Plaza Hermosa, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Sequoia Station, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Mockingbird Commons, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Sterling Ridge, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Prestonbrook Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Wellington, LLC	Delaware	REG8 Member, LLC	Member	100%
REG8 Berkshire Commons, LLC	Delaware	REG8 Member, LLC	Member	100%
FL-Corkscrew Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Corkscrew Village, LLC	Delaware	FL-Corkscrew Village Member, LLC	Member	100%
FL-Naples Walk Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Naples Walk Shopping Center, LLC	Delaware	FL-Naples Walk Shopping Center Member, LLC	Member	100%
FL-Northgate Square Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Northgate Square, LLC	Delaware	FL-Northgate Square Member, LLC	Member	100%
FL-Westchase Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
FL-Westchase Center, LLC	Delaware	FL-Westchase Center Member, LLC	Member	100%
19330 Hawthorne, LLC	Delaware	Regency Centers, L.P.	Member	100%
1C Tustin Legacy, LLC	Delaware	Regency Centers, L.P.	Member	100%
60617 Balboa Mesa, LLC	Delaware	Regency Centers, L.P.	Member	100%
4S Regency Partners, LLC	Delaware	Regency Centers, L.P. 4S Ranch Company 1700, L.P.	Member Member	85% 15%
Alba Village Phase II, LLC	Delaware	Regency Centers, L.P.	Member	100%
Alba Village Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Bartram Park Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Managing Member Member	50% 50%
Belleview Square, LLC	Delaware	Regency Centers, L.P.	Member	100%
Belmont Chase, LLC	Delaware	Regency Centers, L.P.	Member	100%
Bridges Insurance Company	South Carolina	Regency Centers, L.P.	Shareholder	100%
Buckwalter Bluffton, LLC	Delaware	Regency Centers, L.P.	Member	100%
Caligo Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%
CityLine-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clayton Valley Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clybourn Commons-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
Colonnade Regency, L.P.	Delaware	Regency NC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%
Corvallis Market Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
CPGPI Regency Erwin, LLC	Delaware	Regency Centers, L.P. CPGPI Erwin Retail, LLC	Managing Member Member	55% 45%
Fairfax Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Fellsway Associates Holdings Company, LLC	Delaware	Regency Centers, L.P. Charter Fellsway, LLC Charter Fellsway Group, LLC	Member Member Member	75% 24% 1%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Fellsway Associates, LLC	Delaware	Fellsway Associates Holdings Company, LLC	Member	100%
Fellsway Property, LLC	Delaware	Fellsway Associates Holdings Company, LLC	Member	100%
Fontainebleau Square, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway 101, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Gateway Azco LP, LLC	Delaware	Regency Centers, L.P.	Member	100%
AZCO Partners	Pennsylvania	Gateway Azco Partners GP, LLC Gateway Azco LP, LLC Regency Centers, L.P.	General Partner Limited Partner Limited Partner	1% 89% 10%
Glen Oak Glenview, LLC	Delaware	Regency Centers, L.P.	Member	100%
Grand Ridge Plaza I, LLC	Delaware	Regency Centers, L.P.	Member	100%
Grand Ridge Plaza II, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hibernia North, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hickory Creek Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hoadly Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Holly Park Property, LLC	Delaware	Regency Centers, L.P. Purser HP, LLC	Managing Member Member	99.273% .0727%
Hunters Lake Tampa, LLC	Delaware	Regency Centers, L.P. Harrison Bennett Properties, LLC	Managing Member Member	Varies
Indian Springs at Woodlands, Ltd.	Texas	Indian Springs GP, LLC Regency Centers, L.P.	General Partner Limited Partner	0.1% 99.9%
Indian Springs GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Kent Place Regency, LLC	Delaware	Regency Centers, L.P. Kent Place Investors, LLC	Managing Member Member	50% 50%
La Floresta Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Lee Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
The Marketplace at Briargate, LLC	Delaware	Regency Centers, L.P.	Member	100%
Murfreesboro North, LLC	Delaware	Regency Centers, L.P. BSM County Farm Road, LLC	Managing Member Member	varies
NTC-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
New Smyrna Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Northlake Village Shopping Center, LLC	Florida	Regency Centers, L.P.	Member	100%
Oakshade Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Ocala Corners, LLC	Delaware	Regency Centers, L.P.	Member	100%
Otay Mesa Crossing, LLC	Delaware	Regency Centers, L.P. Transcan Otay Mesa, LLC	Managing Member Member	Varies
Parmer Tech Ridge, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Centers Acquisitions, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Centers Advisors, LLC	Florida	Regency Centers, L.P.	Member	100%
Red Bank Village, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Blue Ash, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Marinita-LaQuinta, LLC	Delaware	Regency Centers, L.P. Marinita Development Co.	Managing Member Member	Varies
Regency NC GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency-Kleban Properties, LLC	Delaware

Regency Centers, L.P.

Brick Walk Associates, LLC

Pine Tree Ventures, LLC

Bright Star, LLC

1261 Post Road Associates, LLC

Kleban Holding Company, LLC

Kleban Holding Company II, LLC

Kleban Fairfield, LLC

Alida Kleban Holding Company, LLC

Sun Realty Associates, LLC

Kleban Development Company

FBW, LLC

			Member Member Member Member Member Member Member Member Member Member Member Member	80.0000% 5.1676% 1.1789% 0.9871% 1.3768% 2.6451% 0.7769% 1.1790% 0.8306% 3.9009% 0.4598% 1.4973%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
R-K Brick Walk I, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Brick Walk II, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Brick Walk III, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Brick Walk IV, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Brick Walk V, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Fairfield I, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Fairfield IV, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Fairfield V, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Black Rock I, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Black Rock II, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
R-K Black Rock III, LLC	Delaware	Regency-Kleban Properties, LLC	Member	100%
Regency Petaluma, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Remediation, LLC	Florida	Regency Centers, L.P.	Member	100%
Regency Village at Dublin, LLC	Delaware	Regency Centers, L.P.	Member	100%
Sandy Springs Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
SEPR Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shops at Saugus, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shops at Mira Vista Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shoppes on Riverside Jax, LLC	Delaware	Regency Centers, L.P.	Member	100%
Southpark Cinco Ranch, LLC	Delaware	Regency Centers, L.P.	Member	100%
Spring Hill Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
T&R New Albany Development Company, LLC	Ohio	Regency Centers, L.P. Topvalco	Managing Member Member	50% 50%
Tinwood, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Managing Member Member	50% 50%
Tinwood-Pebblebrooke, LLC	Delaware	Tinwood, LLC	Member	100%
Twin City Plaza Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Twin City Plaza, LLC	Delaware	Twin City Plaza Member, LLC	Member	100%
UC Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%
Uncommon, LLC	Delaware	Regency Centers, L.P.	Member	100%
Uptown Member, LLC	Delaware	Regency Centers, L.P.	Member	100%
Uptown District Regency, LLC	Delaware	Uptown Member, LLC	Member	100%
WFC-Purnell, L.P.	Delaware	Regency NC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%
Willow Festival Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Willow Oaks Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Realty Group, Inc.	Florida	Regency Centers, L.P.	Common Stock	100%
1488-2978 SC GP, LLC	Delaware	Regency Centers, L.P.	Member	100%
1488-2978 SC, L.P.	Texas	1488-2978 SC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1% 99%
Centerplace of Greeley III, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
East San Marco, LLC	Florida	Regency Realty Group, Inc.	Member	100%
Lower Nazareth LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth Partner, LP	Delaware	Regency Realty Group, Inc. Lower Nazareth LP Holding, LLC	Limited Partner General Partner	100% 0%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Lower Nazareth GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Lower Nazareth Commons, LP	Delaware	Lower Nazareth GP, LLC Lower Nazareth Partner, LP	General Partner Limited Partner	.5% 99.5%
NorthGate Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Paso Golden Hill, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
RB Schererville Crossings, LLC	Delaware	Regency Realty Group, Inc. WH41, LLC	Managing Member Member	Varies
Baronhawks, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Regency Solar, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Regency Solar II, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
Seminole Shoppes, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shops at Quail Creek, LLC	Delaware	Regency Realty Group, Inc.	Member	100%
Stonewall Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
US Regency Hasley Canyon Village, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Blossom Valley, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Alden Bridge, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Bethany Park Place, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Shiloh Springs, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Willa Springs, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Dunwoody Hall, LLC	Delaware	US Regency Retail I, LLC	Member	100%
Clarendon Regency I, LLC	Delaware	Regency Centers, L.P.	Member	100%
Mellody Farm, LLC	Delaware	Regency Centers, L.P.	Member	100%
Springwoods Village Stuebner/Regency, LLC	Delaware	Regency Centers, L.P. Spring RRC I, LLC	Managing Member Member	53% 47%
Spring Stuebner RRC I Inc.	Delaware	Springwoods Village Stuebner/Regency, LLC	Member	100%
Culver Public Market, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clarendon Regency II, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clarendon Regency III, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clarendon Regency IV, LLC	Delaware	Regency Centers, L.P.	Member	100%
Clarendon Regency V, LLC	Delaware	Regency Centers, L.P.	Member	100%
2C Tustin Legacy, LLC	Delaware	Regency Centers, L.P.	Member	100%
Klahanie Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Commonwealth Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Commonwealth Regency II, LLC	Delaware	Regency Centers, L.P.	Member	100%
Bridgewater Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Midtown East Regency-ITB, LLC	Delaware	Regency Centers, L.P. I.T.B. Holdings, L.L.C.	Member Member	50% 50%
The Village at Riverstone, LLC	Delaware	Regency Centers, L.P. RIVJV, LLC	Managing Member Member	varies
Columbia II Plaza Venezia, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Chimney Rock LQR, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
Garden City Park, LLC	Delaware	Regency Centers, L.P.	Member	100%
Pinecrest Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Regency Springing Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Regency Goodwyn, LLC	Delaware	Regency Centers, L.P. Richmond Shopping Center, Inc. and Goodwyn Bros. General Partnership	Managing Member Member	Varies
Indigo Square Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
5510-5520 Broadway, LLC	Delaware	Regency Centers, L.P.	Member	100%
Equity Asset Investor (Talega) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Bridgemill) LLC	Georgia	Regency Centers, L.P.	Member	100%
Equity One (Copps Hill) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Florida Portfolio) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Louisiana Portfolio) LLC	Florida	Louisiana Holding LLC	Member	100%
Equity One (Northeast Portfolio) LLC	Massachusetts	Regency Centers, L.P.	Member	100%
Equity One (San Carlos) LLC	Delaware	Equity One (West Coast Portfolio) LLC	Member	100%
Equity One (Sheridan Plaza) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Southeast Portfolio) LLC	Georgia	Regency Centers, L.P.	Member	100%
Equity One (Westbury Plaza) LLC	Delaware	Regency Centers, L.P.	Member	100%
Equity One (West Coast Portfolio) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Westport) LLC	Florida	Regency Centers, L.P.	Member	100%
Equity One (Westport Village Center) LLC	Delaware	Regency Centers, L.P.	Member	100%
Equity One Realty & Management NE, LLC	Massachusetts	Regency Centers, L.P.	Member	100%
Regency Centers Management, LLC f/k/a Equity One Realty & Management SE, LLC	Georgia	Regency Centers, L.P.	Member	100%
EQY Portfolio Investor (Empire) LLC	Florida	Regency Centers, L.P.	Member	100%
EQY Portfolio Investor (GRI) LLC	Florida	Regency Centers, L.P.	Member	100%
GRI-EQY (Concord) LLC	Delaware	EQY Portfolio Investor (GRI) LLC	Member	100%
Harvard Collection LLC	Delaware	Regency Centers, L.P.	Member	100%
IRT Management LLC	Georgia	Regency Centers, L.P.	Member	100%
IRT Partners, L.P.	Georgia	Regency Centers, L.P. IRT Management LLC	General Partner Limited Partner	1% 99%
Louisiana Holding LLC	Florida	Regency Centers, L.P.	Member	100%
Southbury Spirits Member, LLC	Connecticut	Regency Centers, L.P.	Member	100%
Southbury Spirits, LLC	Connecticut	Southbury Spirits Member, LLC	Member	100%
IRT Capital Corporation II	Georgia	Regency Centers, L.P.	Member	100%
DIM Vastgoed N.V.	Netherlands	Regency Centers, L.P.	Member	100%
EQY-CSC, LLC	Delaware	Regency Centers, L.P.	Member	100%
C&C (US) No. 1, Inc.	Delaware	Regency Centers. L.P. Outside Investors	Common Stock Preferred Stock	100% varies
C&C Delaware, Inc.	Delaware	C&C (US) No. 1, Inc.	Common Stock	100%
621 Colorado Associates, LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Culver) LLC	Delaware	621 Colorado Associates, LLC	Member	100%
Equity One Realty & Management CA, Inc.	Delaware	C&C (US) No. 1, Inc.	Common Stock	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Equity One (Circle West) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Compo Acres) LLC	Connecticut	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Darinor) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Metropolitan) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Post Road) LLC	Connecticut	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Ralphs Circle) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Equity One (Vons Circle) LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Marketplace Center, Inc.	California	Equity One Realty & Management CA, Inc.	Common Stock	100%
Daly City Serramonte Center, LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Serramonte Center Holding Co. LLC	Delaware	Daly City Serramonte Center, LLC	Member	100%
Willows Center Concord, Inc.	California	Equity One Realty & Management CA, Inc.	Common Stock	100%
Willows Center Concord, LLC	California	Willows Center Concord, Inc.	Member	100%
G.S. Associates Holding Corp.	Delaware	Equity One Realty & Management CA, Inc.	Common Stock	100%
G.S. Associates Joint Venture 326118	California	Equity One Realty & Management CA, Inc. G.S. Associates Holding Corp.	Partner Partner	99.9% 0.1%
Escuela Shopping Center, LLC	Delaware	G.S. Associates Joint Venture 326118	Member	100%
Equity One JV Portfolio LLC	Delaware	EQY Portfolio Investor (Empire) LLC New York Common Fund	Managing Member Member	30% 70%
Equity One JV Sub Riverfront Plaza LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One (Country Walk) LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub CT Path LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub Veranda LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub Northborough LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub Grove LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Sunlake-Equity One LLC	Delaware	Regency Centers, L.P.	Member	100%
EQY Talega LLC	Delaware	Equity Asset Investor (Talega) LLC Regency Centers, L.P.	Member Managing Member	99% 1%
Talega Village Center JV, LLC	Delaware	EQY Talega LLC Regency Centers, L.P.	Member Managing Member	99% 1%
Talega Village Center, LLC	Delaware	Talega Village Center JV, LLC	Member	100%
Riverstone Market SWC, LLC	Delaware	Regency Centers, L.P.	Member	100%
Columbia II Metuchen, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Glengary Shoppes LLC	Delaware	DIM Vastgoed, N.V.	Member	100%
Hammocks Town Center LLC	Delaware	DIM Vastgoed, N.V.	Member	100%
Magnolia Shoppes LLC	Delaware	DIM Vastgoed, N.V.	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest[1]	% of Ownership
Scripps REG, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hewlett I Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Hewlett II Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Roosevelt Square Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Rivertowns Square Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Shops on Main LQR, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%
Block in Ballard II, LLC	Delaware	Block in Ballard II JV, LLC	Member	100%
Block in Ballard II JV, LLC	Delaware	Regency Centers, L.P. 1290 Broadway Lane REIT, LLC	Managing Member Member	49.9% 50.1%
Block in Ballard I JV, LLC	Delaware	Regency Centers, L.P. Principal Enhanced Property Fund, L.P.	Managing Member Member	49.9% 50.1%
Block in Ballard, LLC	Delaware	Reflections at the Lake REIT, LLC	Member	100%
Reflections at the Lake REIT, LLC	Delaware	Block in Ballard I JV, LLC	Member	100%
Melrose Market Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
TF REG, LLC	Delaware	Regency Centers, L.P. Outside Investors	Managing Member Members	18.375% varies
New Regency Realty Group, Inc.	Florida	Regency Centers, L.P.	Member	100%
Falls Church Regency, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
FCC Member 1 LLC	Delaware	Falls Church Regency, LLC EYA FCC Investments LLC	Member Managing Member	75% 25%
Falls Church Commons JV, LLC	Delaware	FCC Member 1 LLC PNH WFC LLC	Member Member	50% 50%
6401 Roosevelt Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Pruneyard Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Old Bridge Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%
Old Bridge Regency-Village, LLC	Delaware	Old Bridge Regency, LLC Village Old Bridge LLC	Member Member	80% 20%
Restaurant Ventures, LLC	Delaware	RB Schererville Crossings, LLC	Member	100%
NRRG Net, LLC	Delaware	New Regency Realty Group, Inc.	Member	100%
Stonewall Regency Lending, LLC	Delaware	Equity One Realty & Management CA, Inc.	Member	100%
Regency Protective Trust II	Florida	New Regency Realty Group, Inc.	Beneficiary	100%
Midtown Junction, LLC	Delaware	Regency Centers, L.P.	Member	100%
NRRG Investments I, Inc.	Florida	New Regency Realty Group, Inc.	Common Stock	100%
Regency Kensington Bethesda Member, LLC	Maryland	Regency Centers, L.P. Kensington Bethesda Investor, LLC	Member Member	50% 50%
Regency Kensington Bethesda Owner, LLC	Maryland	Regency Kensington Bethesda Member, LLC	Member	100%
Eastfield at Baybrook, LLC	Delaware	Regency Centers, L.P. North Eastfield Grocery, LLC	Member Member	50% 50%
Eastfield REG, LLC	Delaware	Regency Centers, L.P.	Member	100%

Part II

REGENCY CENTERS CORPORATION

Unconsolidated Affiliates

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Columbia Cameron Village SPE, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	30% 70%
Columbia Cameron Village, LLC	Delaware	Columbia Cameron Village SPE, LLC	Member	100%
Columbia Regency Retail Partners, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20% 80%
Columbia Crossroads Commons, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Dulles, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Texas 3, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Retail Sweetwater Plaza, LP	Delaware	Columbia Retail Texas 3, LLC Columbia Regency Retail Partners, LLC	General Partner Limited Partner	1% 99%
Columbia Retail Washington 1, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Cascade Plaza, LLC	Delaware	Columbia Retail Washington 1, LLC Columbia Regency Retail Partners, LLC	Managing Member Member	1% 99%
Columbia Julington Village, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%
Columbia Regency Partners II, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20% 80%
Columbia II Broadway Market, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Burnt Mills Shopping Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Cochran Commons, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Johns Creek, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Marketplace Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Lorton Station Marketplace, LLC	Delaware	Columbia Lorton Station Marketplace Member, LLC	Member	100%
Columbia Lorton Station Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Marina Shores, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Ridgewood, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Columbia II Rockridge Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia Sutton Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Holding, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Columbia II Raley’s Center, LLC	Delaware	Columbia II Holding, LLC	Member	100%
Columbia II Village Plaza, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
GRI-Regency, LLC	Delaware	Global Retail Investors, LLC Regency Centers, L.P.	Member Managing Member	60% 40%
GRI-Lake Grove, LLC	Delaware	GRI-Regency Lake Grove Member, LLC	Member	100%
GRI-Regency Lake Grove Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW PA-Mercer Square, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW PA-Newtown Square, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW PA-Warwick Plaza, LLC	Delaware	GRI-Regency, LLC	Member	100%
MCW-RC SC-Merchant’s, LLC (fka MCW-RC South Carolina, LLC)	Delaware	GRI-Regency, LLC	Member	100%
MCW-RC SC-Merchant’s Village Member, LLC	Delaware	MCW-RC SC-Merchant’s, LLC	Member	100%
MCW-RC SC-Merchant’s Village, LLC	Delaware	MCW-RC SC-Merchant’s Village Member, LLC	Member	100%
FW CA-Brea Marketplace Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW CA-Brea Marketplace, LLC	Delaware	FW CA-Brea Marketplace Member, LLC	Member	100%
FW CA-Brea Marketplace II, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
U.S. Retail Partners, LLC	Delaware	U.S. Retail Partners Holding, LLC U.S. Retail Partners Member, LLC	Managing Member Member	1% 99%
FW CO-Arapahoe Village, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW CO-Cherrywood Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW MN-Rockford Road, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW CO-Ralston Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
FW MN-Colonial Square, LLC	Delaware	U.S. Retail Partners, LLC	Member	100%
USRP I Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP I Member, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP I, LLC	Delaware	USRP I Holding, LLC USRP I Member, LLC	Managing Member Member	1% 99%
FW NJ-Plaza Square, LLC	Delaware	USRP I, LLC	Member	100%
FW VA-Greenbriar Town Center, LLC	Delaware	USRP I, LLC	Member	100%
FW VA-Festival at Manchester, LLC	Delaware	USRP I, LLC	Member	100%
FW-Reg II Holdings, LLC	Delaware	GRI-Regency, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW CA-Bay Hill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Five Points Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Mariposa Gardens Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Navajo Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Point Loma Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Rancho San Diego Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Silverado Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Snell & Branham Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Twin Oaks Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CA-Ygnacio Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW CT-Corbins Corner Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW DC-Spring Valley Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Riverside/Rivers Edge, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Riverview Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW IL-Stonebrook Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
USRP Willow East, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Ashburn Farm Village Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Centre Ridge Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Fox Mill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Kings Park Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-Saratoga Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW VA-The Village Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Aurora Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Eastgate Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Eastgate Plaza II, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Overlake Fashion Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
FW WA-Overlake Fashion Plaza II, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%
Parkville Shopping Center, LLC	Maryland	FW-Reg II Holdings, LLC	Member	100%
FW-Reg II Holding Company Two, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW CA-Granada Village, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW CA-Laguna Niguel Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW CA-Pleasant Hill Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW IL-Civic Center Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
FW IN-Willow Lake West, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW NJ-Westmont Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW NC-Shoppes of Kildaire, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
FW OR-Greenway Town Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%
USRP LP, LLC	Delaware	GRI-Regency, LLC	Member	100%
USRP GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
US Retail Partners Limited Partnership	Delaware	USRP GP, LLC USRP LP, LLC Preferred Partners	General Partner Limited Partner Limited Partners	1% 99% profit sharing
FW MD Woodmoor Borrower, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%
FW VA-Willston Centre II, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%
FW Woodholme GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Woodholme Properties Limited Partnership	Maryland	FW Woodholme GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Woodholme Borrower, LLC	Delaware	Woodholme Properties Limited Partnership	Member	100%
FW Southside Marketplace GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Southside Marketplace Limited Partnership	Maryland	FW Southside Marketplace GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Southside Marketplace Borrower, LLC	Delaware	Southside Marketplace Limited Partnership	Member	100%
FW Valley Centre GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Greenspring Associates Limited Partnership	Maryland	FW Valley Centre GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW MD-Greenspring Borrower, LLC	Delaware	Greenspring Associates Limited Partnership	Member	100%
Eastern Shopping Centers I, LLC	Delaware	GRI-Regency, LLC	Member	100%
Cloppers Mill Village Center, LLC	Maryland	Eastern Shopping Centers I, LLC FW-Reg II Holdings, LLC	Member Member	1% 99%
City Line Shopping Center Associates	Pennsylvania	US Retail Partners Limited Partnership City Line LP, LLC	General Partner Limited Partner	1% 99%
City Line LP, LLC	Delaware	USRP LP, LLC	Member	100%
FW Allenbeth GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
Allenbeth Associates Limited Partnership	Maryland	FW Allenbeth GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1% 99%
FW Weslyan GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW TX-Weslyan Plaza, L.P.	Delaware	FW Weslyan GP, LLC GRI-Regency, LLC	General Partner Limited Partner	1% 99%
FW Woodway GP, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW TX-Woodway Collection, L.P.	Delaware	FW Woodway GP, LLC GRI-Regency, LLC	General Partner Limited Partner	1% 99%
FW Gayton Crossing Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%
FW VA-Gayton Crossing Shopping Center, LLC	Delaware	FW Gayton Crossing Holding, LLC	Member	100%
RegCal, LLC	Delaware	California State Teachers Retirement System Regency Centers, L.P.	Member Managing Member	75% 25%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
RegCal Holding, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square Member, LLC	Delaware	RegCal, LLC	Member	100%
CAR Apple Valley Square, LLC	Delaware	CAR Apple Valley Square Member, LLC	Member	100%
CAR Apple Valley Land, LLC	Delaware	RegCal, LLC	Member	100%
CAR Braemar Village, LLC	Delaware	RegCal, LLC	Member	100%
CAR Calhoun Commons, LLC	Delaware	RegCal, LLC	Member	100%
CAR Corral Hollow, LLC	Delaware	RegCal Holding, LLC	Member	100%
CAR Providence Commons, LLC	Delaware	RegCal, LLC	Member	100%
CAR Shops at the Columbia, LLC	Delaware	RegCal, LLC	Member	100%
KF-REG Holding, LLC	Delaware	RegCal, LLC	Member	100%
KF-REG Associates, LLC	Delaware	KF-REG Holding, LLC	Member	100%
King Farm Center, LLC	Delaware	KF-REG Associates, LLC	Member	100%
US Regency Retail REIT I	Texas	US Southern Retail, LLC US Republic Core Fund, L.P. Regency Centers, L.P.	Common Stock Common Stock Common Stock	57.27% 23.53% 19.20%
US Regency Retail I, LLC	Delaware	US Regency Retail REIT I Regency Centers, L.P.	Member Managing Member	99% 1%
Regency Marinita-LaQuinta, LLC	Delaware	Regency Centers, L.P. Marinita Development Co.	Managing Member Member	Interests Vary
US Regency Hasley Canyon Village, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Blossom Valley, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Alden Bridge, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Bethany Park Place, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Shiloh Springs, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Willa Springs, LLC	Delaware	US Regency Retail I, LLC	Member	100%
US Regency Dunwoody Hall, LLC	Delaware	US Regency Retail I, LLC	Member	100%
Midtown East Regency-ITB, LLC	Delaware	Regency Centers, L.P. I.T.B. Holdings, L.L.C.	Member	50% 50%
Columbia II Plaza Venezia, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%
Bartram Park Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	50% 50%
Tinwood, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	50% 50%
Tinwood-Pebblebrooke, LLC	Delaware	Tinwood, LLC	Member	100%
Equity One JV Portfolio LLC	Delaware	EQY Portfolio Investor (Empire) LLC New York Common Fund	Managing Member Member	30% 70%
Equity One JV Sub Riverfront Plaza LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One (Country Walk) LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub CT Path LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub Veranda LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub Northborough LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Equity One JV Sub Grove LLC	Delaware	Equity One JV Portfolio LLC	Member	100%
Columbia II Metuchen, LLC	Delaware	Columbia II Holding, LLC	Member	100%

Entity	Jurisdiction	Owner(s)	Nature of Interest	% of Ownership
Block in Ballard, LLC	Delaware	Block in Ballard I JV, LLC	Member	100%
Block in Ballard II, LLC	Delaware	Block in Ballard II JV, LLC	Member	100%
Block in Ballard II JV, LLC	Delaware	Regency Centers, L.P. 1290 Broadway Lane REIT, LLC	Managing Member Member	49.9% 50.1%
Block in Ballard I JV, LLC	Delaware	Regency Centers, L.P. Principal Enhanced Property Fund, L.P.	Managing Member	49.9% 50.1%
TF REG, LLC	Delaware	Regency Centers, L.P. Outside Investors	Managing Member Members	18.375% varies
FCC Member 1 LLC	Delaware	Falls Church Regency, LLC EYA FCC Investments LLC	Member Managing Member	75% 25%
Falls Church Commons JV, LLC	Delaware	FCC Member 1 LLC PNH WFC LLC	Member Member	50% 50%
Old Bridge Regency-Village, LLC	Delaware	Old Bridge Regency, LLC Village Old Bridge LLC	Member Member	80% 20%
Regency Kensington Bethesda Member, LLC	Maryland	Regency Centers, L.P. Kensington Bethesda Investor, LLC	Member Member	50% 50%
Regency Kensington Bethesda Owner, LLC	Maryland	Regency Kensington Bethesda Member, LLC	Member	100%
Eastfield at Baybrook, LLC	Delaware	Regency Centers, L.P. North Eastfield Grocery, LLC	Member Member	50% 50%

SCHEDULE 6.1(h)

Litigation

None.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.Assignor[s]:_____________________________

22

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

33

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

44	Select as appropriate.
55	Include bracketed language if there are either multiple Assignors or multiple Assignees.

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):Regency Centers, L.P.

4.	Administrative Agent:Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.

Credit Agreement:The $1,250,000,000 Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto.

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee[s][7]	Facility Assigned[8]	Aggregate Amount of Commitment/Loans for all Lenders[9]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[10]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.Trade Date:______________]11

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]12

[NAME OF ASSIGNOR]

By:______________________________

   Name:  _________________________

   Title:  __________________________

[NAME OF ASSIGNOR]

By:______________________________

   Name:  _________________________

   Title:  __________________________

ASSIGNEE[S]13

[NAME OF ASSIGNEE]

By:______________________________

   Name:  _________________________

   Title:  __________________________

[NAME OF ASSIGNEE]

By:______________________________

   Name:  _________________________

   Title:  __________________________

[Consented to and]14 Accepted:

WELLS FARGO BANK, NATIONAL association, as

  Administrative Agent

By: _________________________________

  Name:  _____________________________

  Title:  ______________________________

[Consented to:]15

[NAME OF RELEVANT PARTY]

By: _________________________________

  Name:  _____________________________

  Title:  ______________________________

66	List each Assignor, as appropriate.

77	List each Assignee, as appropriate.
88

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

99	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
1010	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
1111	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.
1212	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

1313	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
1414	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
1515	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lenders, Issuing Banks) is required by the terms of the Credit Agreement.

ANNEX 1

[__________________]16

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the financial statements referenced in Section 6.1.(j) thereof or of the most recent financial statements delivered pursuant to Section 8.1. or 8.2. thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed, and to be fully performed, in such state.

Annex 1-2

1616	Describe Credit Agreement at option of Administrative Agent.

Annex 1-1

EXHIBIT B

FORM OF [AMENDED AND RESTATED] BID RATE NOTE

____________, 20__

FOR VALUE RECEIVED, the undersigned, REGENCY CENTERS, L.P. (the “Borrower”), hereby promises to pay to the order of ________________ (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 600 South 4th Street, 9th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified by the Administrative Agent to the Borrower, the aggregate unpaid principal amount of Bid Rate Loans made by the Lender to the Borrower under the Credit Agreement, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Bid Rate Loan, at such office at the rates and on the dates provided in the Credit Agreement.

The date, amount, interest rate and maturity date of each Bid Rate Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Bid Rate Note (this “Note”), endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Bid Rate Loans made by the Lender.

This Note is one of the “Bid Rate Notes” referred to in the Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and evidences Bid Rate Loans made by the Lender thereunder.  Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Bid Rate Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.6. of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non‑payment, protest, notice of protest and all other similar notices.

[This Note is given in replacement of the Bid Rate Note dated _____ __, 20__, previously delivered to the Lender [under the Existing Credit Agreement]. THIS NOTE IS NOT INTENDED TO BE, AND

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SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER NOTE.]17

Time is of the essence for this Note.

[Signature on next page]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bid Rate Note under seal as of the date first written above.

REGENCY CENTERS, L.P.

By:  Regency Centers Corporation, its general partner

By:

     Name:

     Title:

1717

Language to be included (a) if this Note replaces a Note previously delivered to the Lender under the Existing Credit Agreement or (b) in case of an assignment and needed to issue a replacement note to an existing Lender, either because such Lender’s Commitment has increased or decreased since the date of issuance of such Note.

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SCHEDULE OF BID RATE LOANS

This Note evidences Bid Rate Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Interest Rate	Maturity Date of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

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EXHIBIT C

FORM OF designation AGREEMENT

THIS designation AGREEMENT dated as of ___________, 20___ (the “Agreement”) by and among _________________________ (the “Designating Lender”), _________________________ (the “Designated Lender”) and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Designating Lender is a Lender under that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation (the “Parent”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto;

WHEREAS, pursuant to Section 12.6.(h), the Designating Lender desires to designate the Designated Lender as its “Designated Lender” under and as defined in the Credit Agreement; and

WHEREAS, the Administrative Agent consents to such designation on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Designation.  Subject to the terms and conditions of this Agreement, the Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, to have a right to make Bid Rate Loans on behalf of the Designating Lender pursuant to Section 2.2. of the Credit Agreement.  Any assignment by the Designating Lender to the Designated Lender of rights to make a Bid Rate Loan shall only be effective at the time such Bid Rate Loan is funded by the Designated Lender.  The Designated Lender, subject to the terms and conditions hereof, hereby agrees to make such accepted Bid Rate Loans and to perform such other obligations as may be required of it as a Designated Lender under the Credit Agreement.

Section 2.  Designating Lender Not Discharged.  Notwithstanding the designation of the Designated Lender hereunder, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent and the Lenders for each and every obligation of the Designating Lender and its related Designated Lender with respect to the Credit Agreement and the other Loan Documents, including, without limitation, any indemnification obligations under Section 12.10. of the Credit Agreement and any sums otherwise payable to the Borrower by the Designated Lender.

Section 3.  No Representations by Designating Lender.  The Designating Lender makes no representation or warranty and, except as set forth in Section 8 below, assumes no responsibility pursuant to this Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Parent, the Borrower, any other Loan Party or any other Subsidiary of the Borrower or the performance or observance by the Borrower or any other Loan Party of any of its obligations under any Loan Document to which it is a party or any other instrument or document furnished pursuant thereto.

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Section 4.  Representations and Covenants of Designated Lender.  The Designated Lender makes and confirms to the Administrative Agent, the Designating Lender, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI. of the Credit Agreement.  Not in limitation of the foregoing, the Designated Lender (a) represents and warrants that it (i) is legally authorized to enter into this Agreement; (ii) is an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) meets the requirements of a “Designated Lender” contained in the definition of such term contained in the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c)  confirms that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on such financial statements and such other documents and information, made its own credit analysis and decision to become a Designated Lender under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (e) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Effective Date (as defined below) and will perform in accordance therewith all of the obligations which are required to be performed by it as a Designated Lender.  The Designated Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation.  The Designated Lender acknowledges and agrees that except as expressly required under the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Designated Lender with any credit or other information with respect to the Borrower, any other Loan Party or any other Subsidiary or to notify the Designated Lender of any Default or Event of Default.

Section 5.  Appointment of Designating Lender as Attorney‑In‑Fact.  The Designated Lender hereby appoints the Designating Lender as the Designated Lender’s agent and attorney‑in‑fact, and grants to the Designating Lender an irrevocable power of attorney, to receive any and all payments to be made for the benefit of the Designated Lender under the Credit Agreement, to deliver and receive all notices and other communications under the Credit Agreement and other Loan Documents and to exercise on the Designated Lender’s behalf all rights to vote and to grant and make approvals, waivers, consents or amendments to or under the Credit Agreement or other Loan Documents.  Any document executed by the Designating Lender on the Designated Lender’s behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designated Lender.  The Borrower, the Administrative Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

Section 6.  Acceptance by the Administrative Agent.  Following the execution of this Agreement by the Designating Lender and the Designated Lender, the Designating Lender will (i) deliver to the Administrative Agent a duly executed original of this Agreement for acceptance by the Administrative Agent and (ii) pay to the Administrative Agent the fee, if any, payable under the applicable provisions of the Credit Agreement whereupon this Agreement shall become effective as of the date of such acceptance or such other date as may be specified on the signature page hereof (the “Effective Date”).

Section 7.  Effect of Designation.  Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designated Lender shall be a party to the Credit Agreement with a right

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to make Bid Rate Loans as a Lender pursuant to Section 2.2. of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designated Lender shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designated Lender which is not otherwise required to repay obligations of the Designated Lender which are then due and payable.  Notwithstanding the foregoing, the Designating Lender, as agent for the Designated Lender, shall be and remain obligated to the Borrower, the Administrative Agent and the Lenders for each and every obligation of the Designated Lender and the Designating Lender with respect to the Credit Agreement.

Section 8.  Indemnification of Designated Lender.  The Designating Lender unconditionally agrees to pay or reimburse the Designated Lender and save the Designated Lender harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designated Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designated Lender hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designated Lender’s gross negligence or willful misconduct.

Section 9.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10.  Counterparts.  This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 11.  Headings.  Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 12.  Amendments; Waivers.  This Agreement may not be amended, changed, waived or modified except by a writing executed by all parties hereto.

Section 13.  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 14.  Definitions.  Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Designation Agreement as of the date and year first written above.

Effective Date:

DESIGNATING LENDER:

[Name of Designating Lender]

By:

     Name:

     Title:

Designated Lender:

[Name of Designated Lender]

By:

     Name:

     Title:

Accepted as of the date first written above.

Administrative Agent:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

     Name:

     Title:

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EXHIBIT D

FORM OF THIRD AMENDED AND RESTATED GUARANTY

THIS THIRD AMENDED AND RESTATED GUARANTY dated as of February 9, 2021 (the “Guaranty”) executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation (the “Parent”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders, and the Issuing Banks (the Administrative Agent, the Lenders, and the Issuing Banks, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, certain of the Guarantors are parties to that certain Second Amended and Restated Guaranty in favor of the Administrative Agent dated as of March 23, 2018 (as amended and supplemented and as in effect as of the date hereof, the “Existing Guaranty”);

WHEREAS, pursuant to the Credit Agreement, the Guarantied Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty to amend and restate the Existing Guaranty is a condition to the Guarantied Parties making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1.  Guaranty.  Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”):  (a) all indebtedness, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent or any Guarantied Party under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans, the Reimbursement Obligations and all other Letter of Credit Liabilities, and the payment of all interest, Fees,

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charges, reasonable attorneys’ fees and other amounts payable to the Administrative Agent or any Guarantied Party thereunder or in connection therewith (including, to the extent permitted by Applicable Law, interest, Fees and other amounts that would accrue and become due after the filing of a case or other proceeding under the Bankruptcy Code (as defined below) or other similar Applicable Law but for the commencement of such case or proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case or proceeding); (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all other Obligations; and (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any of the Guarantied Parties in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account.  Accordingly, none of the Administrative Agent or the Guarantied Parties shall be obligated or required before enforcing this Guaranty against any Guarantor:  (a) to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Administrative Agent or any Guarantied Party which may secure any of the Guarantied Obligations.

Section 3.  Guaranty Absolute.  Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or the Guarantied Parties with respect thereto.  The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)(i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)any furnishing to the Administrative Agent or the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

(d)any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the

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payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g)any nonperfection or impairment of any security interest or other Lien on any collateral securing in any way any of the Guarantied Obligations;

(h)any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Administrative Agent or the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i)any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any of the Guarantied Parties;

(k)any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l)any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.  Action with Respect to Guarantied Obligations.  The Administrative Agent and the Guarantied Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise:  (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Administrative Agent and the Guarantied Parties shall elect.

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Section 5.  Representations and Warranties.  Each Guarantor hereby makes to the Administrative Agent and the Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6.  Covenants.  Each Guarantor will comply with all covenants which the Borrower and/or the Parent are to cause such Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7.  Waiver.  Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8.  Inability to Accelerate Loan.  If the Administrative Agent and/or the Guarantied Parties are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made on the Administrative Agent or any of the Guarantied Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such Guarantied Party.

Section 10.  Subrogation.  Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full.  If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Administrative Agent and the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11.  Payments Free and Clear.  All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set‑off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is

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required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Administrative Agent and the Guarantied Parties such additional amount as will result in the receipt by the Administrative Agent and the Guarantied Parties of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12.  Set-off.  In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Administrative Agent, each Lender and any of their respective Affiliates, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an Affiliate of a Lender subject to receipt of the prior written consent of the Administrative Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, or any Affiliate of the Administrative Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.

Section 13.  Subordination.  Each Guarantor hereby expressly covenants and agrees for the benefit of the Administrative Agent and the Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations.  If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14.  Avoidance Provisions.  It is the intent of each Guarantor, the Administrative Agent and the Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Administrative Agent and the Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances

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bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the Guarantied Parties shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 17.  Waiver of jury trial.

(a)EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)EACH OF THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY GUARANTIED PARTY, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY GUARANTIED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE

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THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18.  Loan Accounts.  The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error.  The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19.  Waiver of Remedies.  No delay or failure on the part of the Administrative Agent or any of the Guarantied Parties in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any of the Guarantied Parties of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.  Termination.  This Guaranty shall remain in full force and effect until the termination of the Credit Agreement in accordance with Section 12.11. of the Credit Agreement.

Section 21.  Successors and Assigns.  Each reference herein to the Administrative Agent or the Guarantied Parties shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding.  The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder.  Subject to Section 12.9. of the Credit Agreement, each Guarantor hereby consents to the delivery by the Administrative Agent or any Lender to any Eligible Assignee or Participant (or any prospective Eligible Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor.  No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of the Administrative Agent and all Guarantied Parties and any such assignment or other transfer to which the Administrative Agent and all of the Guarantied Parties have not so consented shall be null and void.

Section 22.  Joint and Several Obligations.  the obligationS of the Guarantors HEREUNDER SHALL BE joint and several, and ACCORDINGLY, each Guarantor CONFIRMS THAT IT is liable for the full amount of the “GUARANTiED Obligations” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER gUARANTORS HEREUNDER.

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Section 23.  Amendments.  This Guaranty may not be amended except in a writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Administrative Agent and each Guarantor.

Section 24.  Payments.  All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at the Principal Office, not later than 2:00 p.m. Eastern time on the date of demand therefor.

Section 25.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.  Severability.  In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.  Headings.  Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.  Limitation of Liability.  Neither the Administrative Agent nor any of the Guarantied Parties, nor any Affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any of the Guarantied Parties, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents.  Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any of the Guarantied Parties or any of the Administrative Agent’s or of any Guarantied Parties’, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.

Section 29.  Electronic Delivery of Certain Information.  Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 8.5. of the Credit Agreement.

Section 30.  Right of Contribution.  The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment.  The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section against any other Guarantor until such Obligations have been paid in full and the Commitments have expired or terminated.  Subject to Section 10 of this Guaranty, this Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrower in respect of any

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payment of Guarantied Obligations.  Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall cease to be a Guarantor in accordance with the applicable provisions of the Loan Documents.

Section 31.  Supported QFCs.  This Guaranty is subject to the terms of Section 12.23 of the Credit Agreement.

Section 32.  Definitions.  (a) For the purposes of this Guaranty:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guarantied Obligations.

“Proceeding” means any of the following:  (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

“Ratable Share” means, for any Guarantor in respect of any payment of Guarantied Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guarantied Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by

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which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guarantied Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.

(b)Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 33.  NO NOVATION.  THE PARTIES HERETO HAVE ENTERED INTO THIS GUARANTY SOLELY TO AMEND AND RESTATE THE TERMS OF THE EXISTING GUARANTY.  THE PARTIES DO NOT INTEND THIS GUARANTY NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER OR ANY OTHER LOAN PARTY UNDER OR IN CONNECTION WITH THE EXISTING CREDIT AGREEMENT, THE EXISTING GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE EXISTING CREDIT AGREEMENT).

[Signatures on Next Page]

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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Third Amended and Restated Guaranty as of the date and year first written above.

[GUARANTORS]

By:

     Name:

     Title:

Address for Notices:

c/o Regency Centers Corporation

One Independent Drive, Suite 114

Jacksonville, Florida  32202-5019

Attention:  Chief Financial Officer

Telecopy Number:(904) 354-1832

Telephone Number:(904) 598-7470

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ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of ____________, 20__, executed and delivered by ______________________, a _____________ (the “New Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders, and the Issuing Banks (the Administrative Agent, the Lenders, and the Issuing Banks, collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent and the Lenders through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Accession Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1.  Accession to Guaranty.  The New Guarantor hereby agrees that it is a “Guarantor” under that certain Third Amended and Restated Guaranty dated as of February 9, 2021 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each Subsidiary of the Borrower a party thereto in favor of the Administrative Agent and the other Guarantied Parties and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty.  Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

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(b)makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)consents and agrees to each provision set forth in the Guaranty.

SECTION 2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:

     Name:

     Title:

Address for Notices:

c/o _____________________________

________________________________

________________________________

Attn:____________________________

Telecopy Number:_________________

Telephone Number:________________

Accepted:

WELLS FARGO Bank, National association, as Administrative Agent

By:

     Name:

     Title:

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EXHIBIT E

FORM OF NOTICE OF BORROWING

____________, 20__

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N[_______]

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn:  [____________]

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate principal amount equal to $___________________.

2.	The Borrower requests that such Revolving Loans be made available to the Borrower on ____________, 20__.

3.	The proceeds of this borrowing of such Loans will be used for _______________________________________________________________________.

4.	The Borrower hereby requests that such Revolving Loans be of the following Type:

[Check one box only]

☐Base Rate Loan

☐LIBOR Loan, with an initial Interest Period for a duration of of:

[Check one box only]

☐one month

☐two months

☐three months

☐six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party (excluding the representations and warranties contained in clause (i) of Section 6.1.(h) and in the first sentence of Section

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6.1.(k)), are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

[Signature on next page]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

REGENCY CENTERS, L.P.

By:  Regency Centers Corporation, its general partner

By:

     Name:

     Title:

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EXHIBIT F

FORM OF NOTICE OF CONTINUATION

____________, 20__

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N[_______]

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn:  [____________]

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Continuation of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The requested date of such Continuation is ____________, 20__.

2.

The aggregate principal amount of the Loans subject to the requested Continuation is $________________________ and the portion of such principal amount subject to such Continuation is $__________________________.

3.	The current Interest Period of the Loans subject to such Continuation ends on ________________, 20__.

4.	The duration of the Interest Period for the Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐one month

☐two months

☐three months

☐six months

[The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party (excluding the

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representations and warranties contained in clause (i) of Section 6.1.(h) and in the first sentence of Section 6.1.(k)), are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.] 18

[Signature on next page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

REGENCY CENTERS, L.P.

By:  Regency Centers Corporation, its general partner

By:

     Name:

     Title:

1818	Include this paragraph only in the case of the continuation of LIBOR Loans.

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EXHIBIT G

FORM OF NOTICE OF CONVERSION

____________, 20__

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N[_______]

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn:  [____________]

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The requested date of such Conversion is ______________, 20__.

2.	The Type of Loans to be Converted pursuant hereto is currently:

[Check one box only]

ž	☐Base Rate Loan
ž	☐LIBOR Loan

3.	The aggregate principal amount of the Loans subject to the requested Conversion is $_____________________ and the portion of such principal amount subject to such Conversion is $___________________.

4.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐Base Rate Loan

☐LIBOR Loan, with an initial Interest Period for a duration of:

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[Check one box only]

☐      one month

☐      two months

☐      three months

☐      six months

[The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party (excluding the representations and warranties contained in clause (i) of Section 6.1.(h) and in the first sentence of Section 6.1.(k)), are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.] 19

[Signature on next page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

REGENCY CENTERS, L.P.

By:  Regency Centers Corporation, its general partner

By:

     Name:

     Title:

1919	Include this paragraph only in the case of a conversion of Base Rate Loans to LIBOR Loans.

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EXHIBIT H

FORM OF NOTICE OF SWINGLINE BORROWING

____________, 20___

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N[_______]

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn:  [____________]

___________________

___________________

___________________

___________________

Attn:  __________20

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.

Pursuant to Section 2.4.(b) of the Credit Agreement, the Borrower hereby requests that [_____________] (the “Swingline Lender”) make a Swingline Loan to the Borrower in an amount equal to $___________________.

2.	The Borrower requests that such Swingline Loan be made available to the Borrower on ____________, 20___.

3.

The proceeds of this Swingline Loan will be used for the following purpose: ______________________________________________________________________________________________________________________________________________.

4.	The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by _________________________________________________.

[Continued on next page]

The Borrower hereby certifies to the Administrative Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party (excluding the representations and warranties contained in clause (i) of Section 6.1.(h) and in the first sentence of Section 6.1.(k)), are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article V. of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.4.(b) of the Credit Agreement.

[Signature on next page]

2020	Include notice information for the applicable Swingline Lender.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.

REGENCY CENTERS, L.P.

By:  Regency Centers Corporation, its general partner

By:

     Name:

     Title:

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EXHIBIT I

Form of [Amended and restated] REVOLVING NOTE

$_______________________, 20__

FOR VALUE RECEIVED, the undersigned, REGENCY CENTERS, L.P. (the “Borrower”) hereby unconditionally promises to pay to the order of ___________________________ (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 600 South 4th Street, 9th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ___________________ AND ___/100 DOLLARS ($_____________), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Revolving Note (this “Note”) is one of the “Revolving Notes” referred to in the Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof.  Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement.  The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

[This Note is given in replacement of the Revolving Note dated _____ __, 20__, in the original principal amount of $________ previously delivered to the Lender [under the Existing Credit Agreement].  THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER REVOLVING NOTE.]21

[Continued on Next Page]

2121

Language to be included (a) if this Note replaces a Note previously delivered to the Lender under the Existing Credit Agreement or (b) in case of an assignment and needed to issue a replacement note to an existing Lender, either because such Lender’s Commitment has increased or decreased since the date of issuance of such Note.

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THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date written above.

REGENCY CENTERS, L.P.

By:  Regency Centers Corporation, its general partner

By:

     Name:

     Title:

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EXHIBIT J

FORM OF AMENDED AND RESTATED SWINGLINE NOTE

$62,500,000___________, 20__

FOR VALUE RECEIVED, the undersigned, REGENCY CENTERS, L.P. (the “Borrower”), hereby promises to pay to the order of [WELLS FARGO BANK, NATIONAL ASSOCIATION/PNC Bank, National Association] (the “Swingline Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), at its address at 600 South 4th Street, 9th Floor, Minneapolis, Minnesota 55415, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of Sixty-two million five hundred thousand AND No/100 DOLLARS ($62,500,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

This Swingline Note (this “Note”) is one of the “Swingline Notes” referred to in the Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder.  Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

This Note SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non‑payment, protest, notice of protest and all other similar notices.

This Note is given in replacement of the Swingline Note dated March 23, 2018, in the original principal amount of $62,500,000 previously delivered to the Lender under the Existing Credit Agreement.  THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER SWINGLINE NOTE.

Time is of the essence for this Note.

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[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

REGENCY CENTERS, L.P.

By:  Regency Centers Corporation, its general partner

By:

     Name:

     Title:

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SCHEDULE OF Swingline LOANS

This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

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EXHIBIT K

FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

Borrower: REGENCY CENTERS, L.P.
Administrative Agent: Wells Fargo Bank, National Association

Loan:  Loan number 3113zma made pursuant to that certain “Fifth Amended and Restated Credit Agreement” dated as of February 9, 2021 between Borrower, Administrative Agent and Lenders, as amended from time to time

Effective Date: February 9, 2021

Check applicable box:

New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement.  All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)	to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;
(2)

to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)	to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication, or telephonic request pursuant to 2.1.(b) or 2.4.(b) of the Credit Agreement (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

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Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers:  Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO WIRE TRANSFERS AT ORIGINATION/CLOSING

Permitted Wire Transfers:  Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party.  Each Receiving Party included in any such Disbursement Request must be listed below.  Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Exhibit.  All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

Direct Deposit:  Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account.  Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

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Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers:  Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT WIRE TRANSFERS ANTICIPATED

Permitted Wire Transfers:  Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party.  Each Receiving Party included in any such Disbursement Request must be listed below.  Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT DEPOSITS INTO WFB ACCOUNTS ANTICIPATED

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account.  Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

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Restricted Account Disbursements

Restricted Account Disbursement Authorizers:  Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Restricted Account Disbursement Authorizer”) to disburse funds from a Restricted Account and to initiate Disbursements in connection therewith (each, a “Restricted Account Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Restricted Account Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Restricted Account Disbursement Authorizer may submit a Disbursement Request for all available funds.

DELETE FOLLOWING SECTION IF NO WIRE TRANSFERS FROM RESTRICTED ACCOUNT ANTICIPATED

Permitted Wire Transfers:  Disbursement Requests for Restricted Account Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party.  Each Receiving Party included in any such Disbursement Request must be listed below.  Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Restricted Account Disbursement Exhibit. All wire instructions must be in the format specified on the Restricted Account Disbursement Exhibit.

Names of Receiving Parties for Restricted Account Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Restricted Account Disbursement Exhibit)

1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS FROM RESTRICTED ACCOUNTS ANTICIPATED

Direct Deposit:  Disbursement Requests for Restricted Account Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account.  Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:
Wells Fargo Bank, N.A. Deposit Account Number:
Further Credit Information/Instructions:

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Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

REGENCY CENTERS, L.P.

By:_______________________________________

     Name:

     Title:

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Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions.  The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.

“Receiving Bank” means the financial institution where a Receiving Party maintains its account.

“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.

“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive Disbursement Requests in writing.    Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests.  Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable.  Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made.  Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent , each Issuing Bank, each Swingline Lender and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, Issuing Banks’, Swingline Lenders’ or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, any Issuing Bank, any Swingline Lender, any Lender or Borrower knew or should have known the likelihood of these damages in any situation.  Neither Administrative Agent, any Issuing Bank, any Swingline Lender nor any Lender makes any representations or warranties other than those expressly made in this Agreement.  IN NO EVENT WILL ADMINISTRATIVE AGENT, ANY ISSUING BANK, ANY SWINGLINE LENDER OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower.  Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower.  Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request.  Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative.  If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

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CLOSING EXHIBIT

WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

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SUBSEQUENT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

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RESTRICTED ACCOUNT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)
Receiving Party Deposit Account Number
Receiving Bank Name, City and State
Receiving Bank Routing (ABA) Number
Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

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EXHIBIT L

FORM OF BID RATE QUOTE REQUEST

______________, _____

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N[_______]

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn:  [____________]

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	The Borrower hereby requests Bid Rate Quotes for the following proposed Bid Rate Borrowings:

Borrowing Date	Amount1	Type2	Interest Period3
______________, 20___	$____________	____________	______ days

1	In a minimum amount of $15,000,000 and integral multiples of $1,000,000 in excess thereof.
2	Insert either Absolute Rate (for Absolute Rate Loan) or LIBOR Margin (for LIBOR Margin Loan).
3	Must be between 7 and 180 days.

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2.	The Borrower’s Credit Rating, as applicable, as of the date hereof is:

S&P_______
Moody’s_______

3.	The proceeds of this Bid Rate Borrowing will be used for the following purpose: _______________________________________________________________________.

4.	After giving effect to the Bid Rate Borrowing requested herein, the total amount of Bid Rate Loans outstanding shall be $______________.

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Bid Rate Loans, and after making such Bid Rate Loans, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party (excluding the representations and warranties contained in clause (i) of Section 6.1.(h) and in the first sentence of Section 6.1.(k)), are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Bid Rate Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Bid Rate Loans are made.  The Borrower further certifies that the Borrower currently maintains an Investment Grade Rating from S&P and Moody’s.

[Signature on next page]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bid Rate Quote Request as of the date first written above.

REGENCY CENTERS, L.P.

By:  Regency Centers Corporation, its general partner

By:

     Name:

     Title:

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EXHIBIT M

FORM OF BID RATE QUOTE

________________, ____

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N[_______]

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn:  [____________]

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

In response to the Borrower’s Bid Rate Quote Request dated _____________, 20__, the undersigned hereby makes the following Bid Rate Quote(s) on the following terms:

1.	Quoting Lender:____________________________

2.	Person to contact at quoting Lender:____________________________

3.	The undersigned offers to make Bid Rate Loan(s) in the following principal amount(s), for the following Interest Period(s) and at the following Bid Rate(s):

Borrowing Date	Amount[25]	Type[26]	Interest Period[27]	Bid Rate

__________, 20__	$_____________	__________	______days	______%
__________, 20__	$_____________	__________	______days	______%
__________, 20__	$_____________	__________	______days	______%

2222	In a minimum amount of $15,000,000 and integral multiples of $1,000,000 in excess thereof.
2323	Insert either Absolute Rate (for Absolute Rate Loan) or LIBOR Margin (for LIBOR Margin Loan).
2424	Must be between 7 and 180 days.

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[Signature on next page]

The undersigned understands and agrees that the offer(s) set forth above, subject to satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] the undersigned to make the Bid Rate Loan(s) for which any offer(s) [is/are] accepted, in whole or in part.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bid Rate Quote as of the date first written above.

[NAME OF QUOTING LENDER]

By:

     Name:

     Title:

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EXHIBIT N

FORM OF BID RATE QUOTE ACCEPTANCE

__________________, 20__

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N[_______]

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn:  [____________]

Ladies and Gentlemen:

Reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Borrower hereby accepts the following offer(s) of Bid Rate Quotes to be made available to the Borrower on ____________, _____:

Quote Date	Quoting Lender	Type	Amount Accepted

____________, 20__	_______________	__________	$___________
____________, 20__	_______________	__________	$___________
____________, 20__	_______________	__________	$___________

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Bid Rate Loans, and after making such Bid Rate Loans, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Bid Rate Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Bid Rate Loans are made.  The Borrower further certifies that the Borrower currently maintains an Investment Grade Rating from S&P and Moody’s.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bid Rate Quote Acceptance as of the date first written above.

REGENCY CENTERS, L.P.

By:  Regency Centers Corporation, its general partner

By:

     Name:

     Title:

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EXHIBIT O-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among REGENCY CENTERS, L.P. (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN or Form W‑8BEN‑E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such Form W‑8BEN or Form W‑8BEN‑E changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

     Name:

     Title:

Date: ________ __, 20__

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EXHIBIT O-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among REGENCY CENTERS, L.P. (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non‑U.S. Person status on IRS Form W‑8BEN or Form W‑8BEN‑E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such Form W‑8BEN or Form W‑8BEN‑E changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

     Name:

     Title:

Date: ________ __, 20__

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EXHIBIT O-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among REGENCY CENTERS, L.P. (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code (the “Code”), (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or Form W‑8BEN‑E or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN or Form W‑8BEN‑E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such Form W‑8IMY, Form W‑8BEN or Form W‑8BEN‑E changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

     Name:

     Title:

Date: ________ __, 20__

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EXHIBIT O-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among REGENCY CENTERS, L.P. (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code (the “Code”), (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W‑8BEN or Form W‑8BEN‑E or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W‑8BEN or Form W‑8BEN‑E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such Form W‑8IMY, such Form W‑8BEN or Form W‑8BEN‑E changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

     Name:

     Title:

Date: ________ __, 20__

O-4-

EXHIBIT P

FORM OF COMPLIANCE CERTIFICATE

Reference is made to that certain Fifth Amended and Restated Credit Agreement dated as of February 9, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Regency Centers, L.P. (the “Borrower”), Regency Centers Corporation, the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 8.3. of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.(a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and its Subsidiaries as of, and during the relevant accounting period ending on, _______________, 20__ and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which specifies such Default or Event of Default and its nature, when it occurred and the steps that the Parent is taking (or is planning to take) with respect to such event, condition or failure.]

2.Schedule 1 attached hereto accurately and completely sets forth in reasonable detail the calculations required to establish compliance with the financial covenants contained in Section 9.1. of the Credit Agreement on the date of the financial statements for the accounting period set forth above.

3.(a) No Default or Event of Default exists [except as set forth on Attachment A hereto], and (b) the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects), except to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

4.Schedule 2 attached hereto includes (i) a reasonably detailed list of all Properties included in the calculations of Unencumbered NOI and Unencumbered Asset Value for the fiscal period covered by this Compliance Certificate, (ii) statements of Funds From Operations and Core Operating Earnings for the fiscal period covered by this Compliance Certificate, and (iii) a report listing Properties acquired in the most recently ended fiscal quarter setting forth for each such Property the purchase price and Net Operating Income for such Property and indicating whether such Property is collateral for any Indebtedness of the owner of such Property that is secured in any manner by any Lien and, if so, a description of such Indebtedness.

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IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of ___________, 20__.

Name:

Title:  Chief Financial Officer

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SCHEDULE 1

[Calculations Attached Below]

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SCHEDULE 2
[ATTACHMENT A]